UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14A-12

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(c) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

Resmed

A Message from Our Chairman:

“At the heart of my message to you is what Resmed truly is: an innovation machine.”

Dear Resmed Stockholders,

Fiscal year 2026 was another strong year for Resmed. We delivered excellent financial and operational results, continued to innovate across sleep and breathing health, and made important investments to position Resmed for sustainable long-term growth.
Most importantly, we continued to deliver on our mission and our purpose: helping people sleep better, breathe better, and live higher-quality lives with healthcare delivered right in their own homes.

Our performance reflects the strength of our strategy and the hard work of more than 11,300 Resmedians helping patients in over 140 countries around the world. For fiscal year 2026, revenue grew 8% in constant currency, non-GAAP diluted earnings per share grew 17%, and we generated more than $1.6 billion of free cash flow. During fiscal year 2026, we returned more than $1 billion to stockholders through dividends and share repurchases, an increase of more than 70% from the prior fiscal year.

Our results give us the flexibility to invest in the long-term growth of Resmed and return capital to our stockholders. That balance has been an important part of our strategy.

At the heart of my message to you is what Resmed truly is: an innovation machine.

We are advancing our connected device platforms, expanding our mask portfolio with new fabric-based technology, and investing in digital health and artificial intelligence (AI) products. Our AI-powered digital health capabilities are helping us create more personalized experiences for patients and more efficient workflows for healthcare providers. We see significant opportunity to use these technologies to help people move more seamlessly from awareness to screening and diagnosis to treatment as well as to the ultimate goal: long-term treatment.

The opportunity ahead of us is significant. Awareness of sleep health is growing. Consumer technologies are helping more people understand their sleep health. New pharmaceutical therapies are bringing more patients into conversations about obstructive sleep apnea with their primary care physicians. And healthcare systems increasingly recognize the importance of delivering high-quality care in the home.

Resmed is well positioned as the leader in sleep health, at the intersection of these trends. As we progress through fiscal year 2027, our priorities are clear: enhance the core business, transform the core business, and build the future. We will continue to invest in innovation, to execute with discipline, and to invest our cash flow to create long-term value for stockholders.

Executing today. Building for tomorrow.

We made meaningful progress against our Resmed 2030 strategy during the year.

We continued to sharpen our portfolio around the areas where we believe Resmed can create the greatest long-term value. We completed our acquisition of Noctrix Health for a gross purchase price of $340 million, expanding our sleep health portfolio into restless legs syndrome (RLS). RLS impacts over 7% of adults with an estimated total addressable market of 400 million patients worldwide. We also announced the divestiture of the MatrixCare business, further focusing our residential care software portfolio on areas most closely aligned with our core strategy and accelerating that business back to high-single digit revenue growth. On September 1, 2026, we closed that transaction.

Our strong cash generation and the proceeds from the MatrixCare transaction also gave us the ability to continue returning significant capital to stockholders. We are primarily using the proceeds of MatrixCare transaction for an accelerated share repurchase (ASR) agreement. Over the course of fiscal 2027, inclusive of the ASR, we expect to repurchase approximately $1.5 billion of Resmed shares. Together with our 10% increase in the quarterly dividend to $0.66 per share, we plan to return more than $1.85 billion to stockholders in fiscal year 2027, our

2026 Proxy Statement | 1

second consecutive year of more than a 70% increase in capital returned to stockholders.

Our focus on long-term performance extends to our leadership and our Board governance.

Continuing the evolution of our Board of Directors

In August, we announced that Carol Burt will become Resmed's Lead Director on November 15, 2026. Carol has served on our Board since 2013 and currently chairs our Nominating and Governance Committee. She brings deep governance experience, broad healthcare industry knowledge, and a strong commitment to Resmed's mission and stewardship of our unique culture. I look forward to continuing to work closely with Carol and our entire Board as we advance our strategy and create long-term value for our stockholders.

Carol will succeed Ron Taylor, who is not standing for reelection at this year's Annual Meeting and will retire after more than 21 years of service to Resmed.

Ron has made extraordinary contributions over the past two decades, including serving as our Lead Director since 2013. His integrity, sound judgment, and unwavering commitment to our patients, employees, and stockholders helped shape Resmed. I want to personally thank Ron for his leadership, his counsel and his friendship, and wish him and his family all the very best.

Our Board has already determined that following Ron's retirement, the size of our Board will be reduced from 11 directors to 10 directors. This is part of the thoughtful evolution of our Board as we balance continuity and experience with new perspectives and capabilities.

Fiscal year 2026 also marked an important management transition. After more than two decades of extraordinary service as our Chief Financial Officer, Brett Sandercock stepped down from the role. Brett played an important role in building the financial strength and discipline that Resmed has today, and I am deeply grateful for his partnership and friendship. We were pleased to welcome Aaron Bloomer as our new Chief Financial Officer, and I look forward to working with Aaron as we execute the next phase of our strategy.

A long runway ahead

Resmed is not standing still. Our markets remain significantly underpenetrated, giving Resmed a long runway for growth. Billions of people around the world need better sleep and breathing health, giving us an extraordinary opportunity to expand access to care.

Our job is straightforward: keep innovating, keep executing, and keep helping more people get the care they need. If we do those things well, we will continue to create value for patients, physicians, providers, payers, our communities, and, of course, for you, our stockholders.

On behalf of our Board and more than 11,300 Resmedians around the world, thank you for your continued trust and support. We are proud of what we accomplished in fiscal year 2026—and even more excited about what comes next.
Sincerely,
Michael “Mick” Farrell
Chairman & Chief Executive Officer, Resmed

2 | 2026 Proxy Statement

Notice of Annual Meeting of Stockholders of ResMed Inc.

Date and Time Wednesday, November 18, 2026, at 3:00 p.m. US Pacific Time; Thursday, November 19, 2026, at 10:00 a.m. Australian Eastern Time.	Location Live webcast at www.virtualshareholdermeeting.com/RMD2026. The meeting will be conducted virtually, you will not be able to attend this meeting in person.
Record Date
You are entitled to vote only if you were a Resmed stockholder at the close of business on September 22, 2026, at 4:00 p.m. US Eastern Time (or September 23, 2026, at 6:00 a.m. Australian Eastern Time).

Items of Business		Board Recommendation	Page Reference

1	Elect the following 10 nominees as directors: Carol Burt, Jan De Witte, Christopher DelOrefice, Karen Drexler, Michael Farrell, Peter Farrell, Harjit Gill, John Hernandez, Nicole Mowad-Nassar, and Desney Tan.	FOR each nominee	11

2	Ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2027.	FOR	42

3	Approve, on an advisory basis, the compensation paid to our named executive officers.	FOR	48

This proxy statement describes each of these items in detail. Stockholders will also act on other business properly presented in the meeting.
Your vote is important. Please carefully review the proxy materials for the 2026 Annual Meeting and cast your vote. For specific instructions, please refer to our Important Notice of Internet Availability of Proxy Materials on page 4 of the proxy statement.
Please read Voting Instructions and General Information in the proxy statement for more information.
By order of the board of directors,
Michael Rider
Secretary
How to Vote

Online at www.virtualshareholder meeting.com/RMD2026	Phone Call toll-free 1-800-690-6903	Mail Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

2026 Proxy Statement | 3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held On November 18, 2026 (US Time)/November 19, 2026 (Australian Time)
We will be using the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about October 1, 2026, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended June 30, 2026, and Notice of Annual Meeting are available at: http://investor.resmed.com. The information on our investor relations or other corporate websites is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

4 | 2026 Proxy Statement

2026 Proxy Statement | 5

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

6 | 2026 Proxy Statement

About Resmed
Resmed (NYSE & ASX: RMD) creates life-changing health technologies that people love. We are relentlessly committed to pioneering innovative technology to empower millions of people in more than 140 countries to live happier, healthier lives. Our AI-powered digital health solutions, cloud-connected devices and intelligent software make home healthcare more personalized, accessible and effective. Ultimately, Resmed sees a world where every person can achieve their full potential through better sleep and breathing, with care delivered at home.

Purpose: Empower people to live happier, healthier, and higher quality lives in the comfort of their home.

Key Statistics

Headquarters	San Diego, CA
Founded	1989
Listed (NYSE, ASX)	1995, RMD
FY26 revenue	$5.7 billion
FY26 operating margin (GAAP / Non-GAAP)	33% / 36%
Countries served	140+
Total employees	>11,300

●	Sleep Devices
●	Life Support Devices
●	Masks & Other
●	RCS

●	Americas
●	Rest of World
●	RCS
Our areas of focus

Sleep and Breathing Health (SBH)
•Devices and masks designed to treat and manage sleep apnea, chronic obstructive pulmonary disease (COPD), and other sleep and breathing health conditions
•AI-powered digital solutions improve clinical outcomes and lower healthcare costs while increasing efficiency
•Market-leading patient experience and outcomes

Residential Care Software (RCS)
•Out-of-hospital software products
•Designed to support professionals and caregivers helping people stay healthy at home or care setting of choice
•Enables personalized care, measurable results, and improved outcomes

2026 Proxy Statement | 7

Table of Contents                                    About Resmed

2026 Performance Highlights
Strong Financial and Operating Performance
The following table illustrates our financial performance for fiscal year 2026 as compared to fiscal year 2025, with applicable non-GAAP amounts in lighter shades.

Revenue
($ in billions)

Operating Income
($ in millions)

Diluted Earnings Per Share

Operating Cash Flow
($ in millions)

Free Cash Flow
($ in millions)

●	2025 GAAP	●	2025 Non-GAAP	●	2026 GAAP	●	2026 Non-GAAP
*    For a reconciliation between GAAP and non-GAAP measures, see the section “Reconciliation of Non-GAAP Financial Measures” in this proxy statement.
Key Accomplishments
1.Generated strong cash flow, permitting us to pay an increased dividend to our stockholders and to repurchase shares, an overall return of over $1 billion to our stockholders.
2.Completed acquisition of Noctrix Health, a medical device company selling U.S. Food and Drug Administration (FDA) De Novo classified wearable therapeutics for Restless Legs Syndrome (“RLS”).
3.Launched numerous products, including AirCurve 11 ST/ST-A in the United States; our compliance-enhancing AirTouch fabric masks; and Smart Comfort, the first FDA-cleared AI-enabled medical device recommending personalized comfort settings to help people with obstructive sleep apnea start and stay on continuous positive airway pressure (CPAP) therapy.
4.Unveiled findings from our sixth annual Global Sleep Survey, drawing insights from 30,000 people across 13 countries; as sleep awareness grows, so does the opportunity to turn intent into action.
5.Announced agreement to sell MatrixCare business; the transaction closed on September 1, 2026.

8 | 2026 Proxy Statement

Proxy Voting Roadmap
This summary highlights select information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before submitting your proxy and voting instructions.

Proposal 1
Election of Directors
Below is an overview of each of our director nominees. Each of the nominees has the skills and experience necessary to fulfill their oversight role with respect to Resmed’s business, operations and culture.
Your board of directors recommends a vote “FOR” election of the ten nominees to the board of directors. Page 11

Name and Principal Occupation	Age	Committee	Tenure
Carol Burt Senior Advisor, Consonance Capital Partners Lead Director effective November 15, 2026	68	A, O,	13 years
Jan De Witte Operating Partner of GHO Capital Partners	62	A, C, N	7 years
Christopher DelOrefice Chief Financial Officer of Ulta Beauty	55		3 years
Karen Drexler Former Chief Executive Officer of Sandstone Diagnostics, Inc.	66	, O, N	9 years
Michael “Mick” Farrell Chairman of the Board and Chief Executive Officer of ResMed Inc.	54	None	13 years
Peter Farrell Founder and Chairman Emeritus of ResMed Inc.	84	None	37 years
Harjit Gill Former Chief Executive Officer of the Asia Pacific Medical Technology Association	61	A, C,	8 years
John Hernandez Head of Health Impact at Google	59	A, O	5 years
Nicole Mowad-Nassar Senior Vice President of AbbVie Inc., and President of Global Allergan Aesthetics	55	O	2 years
Desney Tan Former Vice President of Innovation at Microsoft, current Venture Partner of SeaX Ventures	50	C, N	5 years

A	Audit Committee	C	Compensation and Leadership Development Committee	O	Compliance, Privacy and Quality Committee	N	Nominating and Governance Committee	Chair	Independent

2026 Proxy Statement | 9

Table of Contents                                    About Resmed
Director Nominees Snapshot
Based on voluntary self-identification, three of our ten nominees (30%) identify as members of underrepresented communities.

Proposal 2
Ratification of Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm
Your board of directors believes it is in our and our stockholders’ best interests to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.
Your board of directors recommends that you vote “FOR” Proposal 2. Page 42

Proposal 3
Advisory Vote to Approve Named Executive Officer Compensation
Our executive compensation program is designed to align the interests of our executives with those of our stockholders by emphasizing pay for performance and long-term value creation.
Your board of directors recommends that you vote “FOR” Proposal 3. Page 48

10 | 2026 Proxy Statement

Board and Governance Matters

Proposal 1
Election of Directors
Our bylaws authorize a board of directors with between one and thirteen members, with the exact number to be specified by the board from time to time. Consistent with best governance practices, all our current directors’ terms expire at this annual stockholder meeting. Our board has nominated ten of the eleven current directors for re-election at this annual meeting. The directors to be elected at this annual meeting will hold office until the 2027 annual meeting (and until their successors are elected and qualified) or until the director’s earlier death, disability, resignation, or removal. On August 17, 2026, we announced that the board appointed Carol Burt to serve as lead director, effective November 15, 2026. Ms. Burt, who currently chairs the nominating and governance committee and serves on the audit and the compliance, privacy and quality committees, will succeed Ronald Taylor as lead director. On the same date, we also announced Mr. Taylor’s decision to retire at the end of his current term, not to stand for reelection, and to resign as a member of the board as of the date of the annual stockholder meeting on November 18, 2026. In light of Mr. Taylor’s decision, the board has voted to reduce the size of the board to ten members following the annual meeting. Mr. Taylor’s retirement does not reflect any disagreement or conflict with the board or the company.
We are therefore soliciting proxies in favor of ten nominees and proxies will be voted for them unless the proxy otherwise specifies. If any nominee becomes unable or unwilling to serve as a director, the proxies will be voted for the election of another person, if any, that the board designates.
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to elect each of the ten nominees for director, meaning that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that candidate. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote for each of the ten nominees, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

Your board of directors recommends a vote “FOR” election of each of the ten nominees to the board of directors.

2026 Proxy Statement | 11

Board and Governance Matters
Our Board of Directors
Our Board Nominees
The nominees have a variety of backgrounds and perspectives that enable them to provide valuable guidance on strategy, operations and culture for Resmed. They have extensive executive leadership experience, as well as corporate governance expertise. Many have global business experience, including through service in a chief executive officer role or in other senior corporate leadership positions. One director currently resides in Singapore, and another currently resides and works in Europe. Others have worked outside the United States in the past, collectively providing valuable perspectives on our global business environment. All have experience with medical device, technology or product innovation and development, and understand the dynamics of our industry.
Skills and Experience
We believe our directors bring a well‑rounded and diverse variety of backgrounds, skills, experience and qualifications, combined with deep knowledge of the company and our industry. As we review our long‑term strategy, we also evaluate what current and future skills and experience our board requires to support its oversight of management and the company's direction. We weigh existing skills when assessing our current directors and potential director candidates. When identifying new directors, the board seeks to introduce fresh perspectives while further enhancing the mix of experience and backgrounds currently represented on the board. The table below summarizes our director nominees’ principal skills, experience and qualifications.(1)

	Carol Burt	Jan De Witte	Christopher DelOrefice	Karen Drexler	Michael Farrell	Peter Farrell	Harjit Gill	John Hernandez	Nicole Mowad-Nassar	Desney Tan
Public Company CEO Prior experience as the chief executive officer of a public company		☑			☑	☑
Corporate Governance and Public Company Board Experience serving on and/or leading boards/committees of other publicly‑traded companies	☑	☑		☑	☑	☑		☑
Healthcare Experience in executive positions within the healthcare industry including medical device, medical technology, payor, provider and pharmaceutical businesses	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑
Government Relations, Reimbursement and Public Policy Experience with healthcare regulatory, public and private reimbursement, community relations and public policy	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑
Technology Knowledge or experience that contributes to the board’s oversight of technology, data protection, cybersecurity and artificial intelligence	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑
Financial Acumen and Expertise Experience analyzing financial statements, capital structures and financial transactions including mergers and acquisitions, accounting and financial reporting processes	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑
Global Business and Strategy Experience operating in a global environment including sales and marketing, manufacturing and supply chains, human capital management, and stakeholder communications	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑
Product Quality and Safety Experience in product quality and safety systems	☑	☑	☑	☑	☑	☑	☑	☑	☑	☑
(1) This summary is not intended to be an exhaustive list of each of our directors’ skills or contributions to the board.

12 | 2026 Proxy Statement

Board and Governance Matters
Biographies
Included below is summary information as of September 22, 2026, regarding our director nominees, including key business experience, director positions with other public companies, and the experience, qualifications, attributes and skills that led the nominating and governance committee and the board to determine that each candidate should be nominated for election at our 2026 annual meeting to serve as a director of the company.
Information about the ten nominees for director is set forth below:
Nominees for election at our 2026 annual meeting to serve for a one-year term expiring at the 2027 annual meeting:

Carol Burt | 68 Independent Senior Advisor and Member of the Operating Council for Consonance Capital Partners

Director since: 2013 Lead Director effective: November 15, 2026 Committees: •Audit •Compliance, Privacy and Quality •Nominating and Governance (Chair)
Current Public Company Directorships:
•IQVIA Holdings Inc. (NYSE: IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry (2019-present)
•Chair of the Leadership Development and Compensation Committee
•Member of the Audit Committee

Prior Public Company Directorships:
•Envision Healthcare Corp. (NYSE:EVHC)
•Transitional Hospitals Corporation (NYSE: THC)
•Vanguard Health Systems Inc. (NYSE: VHS)
•WellCare Health Plans, Inc. (NYSE: WCG)

Skills and Qualifications
•Extensive experience in corporate governance, executive management, finance, accounting and capital markets, strategy, mergers and acquisitions, operations, risk oversight and compliance
•Previously served on the public boards of four NYSE-listed companies including chairing audit, compliance oversight, compensation and leadership development, and nominating and governance committees
•Contributes deep expertise in the healthcare insurance, healthcare services, medical technology, and financial services industries
Education and Professional Credentials
•Graduated magna cum laude from the University of Houston, earning a Bachelor of Business Administration

Business Experience
Consonance Capital Partners, a New York-based private equity firm focused on investments in the healthcare industry
•2013 to present – Senior Advisor and a member of the Operating Council
WelldyneRX, LLC, a Carlyle Group portfolio company focused on pharmacy benefit management services
•2017 to present – Member, Board of Directors
Global Medical Response, Inc., a KKR portfolio company providing ground and air emergency medical transportation services
•2019 to 2024 – Member, Board of Directors
KEPRO (Keystone Peer Review Organization, LLC), a Consonance Capital Partners portfolio company focused on healthcare quality improvement and care management services
•2015 to 2017 – Member, Board of Directors
WellPoint, Inc. (now Elevance Health, Inc., NYSE: ELV)
•1997 to 2007 – Senior Vice President of Corporate Finance and Development, among other roles
American Medical Response
•1996 to 1997 – Senior Vice President and Treasurer
Chase Securities, Inc. (now JP Morgan Chase & Co, NYSE: JPM)
•1981 to 1996 – Founder, Managing Director and Head of the Health Care Banking Group, among other roles
Other Experience
•Member, Women Corporate Directors
•Member, the International Women’s Forum

2026 Proxy Statement | 13

Board and Governance Matters

Jan De Witte | 62 Independent Operating Partner of GHO Capital Partners LLP

Director since: 2019 Committees: •Audit •Compensation and Leadership Development •Nominating and Governance
Current Public Company Directorships:
•Elekta (B.ST: EKTA), a leading global company, headquartered in Sweden that develops and produces radiation therapy and radiosurgery-related equipment and clinical management for the treatment of cancer and brain disorders (2025-present)
•Member of the Strategy and Innovation Committee
Prior Public Company Directorships: •BARCO (EBR:BAR) •Integra Life Sciences (NASDAQ: IART) (2021 - 2025)

Skills and Qualifications
•Served in a variety of global operational, business leadership and CEO roles over the past 35 years
•During 17-year tenure with GE Healthcare, worked in management and CEO roles covering business responsibilities across Europe, Middle East, China, Asia-Pacific, and the Americas, living both in the U.S. and Europe
Education and Professional Credentials
•Bachelor’s degree in electromechanical engineering from the KU Leuven in Belgium
•Master of Science degree in electromechanical engineering with Greatest Distinction from the KU Leuven in Belgium
•M.B.A. from Harvard Business School

Business Experience
GHO Capital Partners LLP, a leading European healthcare specialist private equity investor
•February 2025 to present – Operating Partner
•September 2025 to present – Chairman of FotoFinder Group Gmbh, a global leader in digital dermatoscope technologies
Integra Life Sciences (NASDAQ: IART), a global leader in regenerative tissue technologies and neurological solutions
•October 2021 to January 2025 – President, Chief Executive Officer and director
Barco (EBR: BAR), a global leader in advanced visualization solutions for healthcare, entertainment, and enterprise, headquartered in Belgium
•2016 to 2021 – CEO and director
General Electric Company (NYSE: GE)
•1999 to 2016 – Progressive leadership roles, including as president and CEO of GE Global Healthcare IT
Other Experience
•Director at Advanced Medical Technology Association (AdvaMed), an American medical device trade association
•Senior Consultant at McKinsey & Co, and Operations roles at Procter & Gamble in Europe

Christopher DelOrefice | 55 Independent Chief Financial Officer of Ulta Beauty

Director since: 2024 Committees: •Audit (Chair)	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Proven financial executive serving as chief financial officer for Ulta Beauty, with prior senior finance leadership roles at Becton, Dickinson and Company, and a long history of service in various roles at Johnson & Johnson
Education and Professional Credentials
•Bachelor of Science in Accounting from Villanova University
•M.B.A. from Villanova University
•Certified Public Accountant (inactive)

Business Experience
Ulta Beauty (NASDAQ: ULTA), a leading, global beauty retail company
•December 2025 to present – Chief Financial Officer
Becton, Dickinson and Company (BD) (NYSE: BDX), a leading, global medical technology company
•September 2021 to December 2025 – Executive Vice President and Chief Financial Officer
Johnson & Johnson (NYSE: JNJ), a multinational pharmaceutical, biotechnology, and medical technologies company
•August 2018 to September 2021 – Vice President, Investor Relations
•1999 to 2018 – Variety of senior finance leadership roles, including CFO of both the Consumer and Medical Devices segments for North America

14 | 2026 Proxy Statement

Board and Governance Matters

Karen Drexler | 66 Independent Former Board Member and Chief Executive Officer of Sandstone Diagnostics, Inc.

Director since: 2017 Committees: •Compensation and Leadership Development (Chair) •Compliance, Privacy and Quality •Nominating and Governance
Current Public Company Directorships:
•Outset Medical (NASDAQ: OM), a medical technology company innovating dialysis treatment (2021-present)
•Chair of nominating and corporate governance committee and member of the compensation committee
•EBR Systems, Inc. (ASX: EBR), maker of a wireless cardiac pacing system for people with heart failure (2021-present)
•Chair of the nomination and remuneration committee, member of the audit and risk committee
Prior Public Company Directorships: •Tivic Health, (NASDAQ:TIVC) (2019-2024)

Skills and Qualifications
•A serial entrepreneur with expertise in the fields of digital health, medical devices, and diagnostics
•Acts as senior strategic advisor for early-stage companies
Education and Professional Credentials
•Graduated magna cum laude with a B.S.E. in chemical engineering from Princeton University
•M.B.A. with honors from Stanford University Graduate School of Business

Business Experience
Sandstone Diagnostics, Inc., a private company developing instruments and consumables for point-of-care medical testing
•2016 to 2020 – board member and CEO
Amira Medical Inc., a private company focused on minimally invasive glucose monitoring technology
•Founder, president, and CEO until sold to Roche Holding AG
Other Experience
•Active mentor and advisor with Astia and a lead mentor with StartX
•Serves on the Women’s Health Council for Springboard
•Elected to the American Institute for Medical and Biological Engineering (AIMBE) College of Fellows

2026 Proxy Statement | 15

Board and Governance Matters

Michael Farrell | 54 Chairman of the Board and Chief Executive Officer of ResMed Inc.

Director since: 2013 Committees: none
Current Public Company Directorships:
•Zimmer Biomet (NYSE: ZBH), a global provider of implantable musculoskeletal medical devices, and associated robotics and digital health technology (2014-present)
•Lead independent director (2025-present)
•Member of the compensation and management development committee
•Member of the quality, regulatory and technology committee
Prior Public Company Directorships: •none

Skills and Qualifications
•Leadership roles of increasing responsibility at Resmed in business development, marketing, product development, leading our global sleep apnea business and president of our largest commercial organization; previously worked in management consulting for biotechnology, chemicals and metal manufacturing companies including Arthur D. Little, Sanofi Genzyme, Dow and BHP.
Education and Professional Credentials
•Bachelor of Engineering with first-class honors from the University of New South Wales
•Master of Science in chemical engineering from the Massachusetts Institute of Technology (MIT)
•Master of Business Administration from the MIT Sloan School of Management

Business Experience
ResMed Inc. (NYSE: RMD)
•January 2023 to present – Chairman of the Board
•March 2013 to present – Chief Executive Officer and director
•2011 to 2013 – President of the Americas region
•2007 to 2011 – Senior Vice President of the global sleep apnea diagnostic and therapeutic business
•2000 to 2007 – Senior roles in marketing and business development
Other Experience
•Chair, Board of Directors, Advanced Medical Technology Association (AdvaMed), an American medical device trade association
•Volunteers as a trustee for non-profit organizations: University of California, San Diego Foundation, Rady Children’s Hospital, and Father Joe’s Villages’ project for the homeless in San Diego, California
•Chair, the University of California San Diego Rady School of Management Dean’s Advisory Council
•Honoree, American Australian Association (2025)
•Honoree, Public Service Star Award from the Singapore National Day Awards (2026)

16 | 2026 Proxy Statement

Board and Governance Matters

Peter Farrell | 84 Founder and Chairman Emeritus of ResMed Inc.

Director since: 1989 Committees: none
Current Public Company Directorships:
•Arcturus Therapeutics Holdings Inc. (NASDAQ: ARCT) (2018-present)
•Director, former Board Chair, member of the compensation and nominating and corporate governance committees
Prior Public Company Directorships: •NuVasive, Inc. (NASDAQ: NUVA) •Evolus, Inc. (NASDAQ:EOLS) (2019-2023)

Skills and Qualifications
•Founder, former Chairman of the Board, and former Chief Executive Officer of Resmed, globally recognized innovator and leader
Education and Professional Credentials
•B.E. in chemical engineering with honors from the University of Sydney
•S.M. in chemical engineering from MIT
•Ph.D. in chemical engineering and bioengineering from the University of Washington, Seattle
•D.Sc. from the University of New South Wales

Business Experience
ResMed Inc.
•January 2023 to present – Chairman Emeritus
•May 1989 to January 2023 - Board Chairman
•July 1990 to December 2007; February 2011 to March 2013 – Chief Executive Officer
•January 2014 to present – Non-officer employee
•1989 to present – Founder and director
Baxter International, Inc. (NYSE: BAX)
•August 1985 to June 1989 – Managing Director of the Baxter Center for Medical Research Pty Ltd.
University of New South Wales
•1989 to Present - Visiting professor and former chair of the UNSW Centre for Innovation and Entrepreneurship
•January 1978 to December 1989 – Foundation Director of the Graduate School for Biomedical Engineering
MIT
•2018 to present - Member, MIT Dean of Engineering’s Advisory Council
•1998 to 2018 – Member, Visiting Committee of the Harvard-MIT Health Sciences & Technology Program
Other Service
•Faculty advisory board at UC, San Diego: the Jacobs Engineering School.
•Board of Trustees of Scripps Research Institute
•Executive Council of the Division of Sleep Medicine, Harvard Medical School

2026 Proxy Statement | 17

Board and Governance Matters

Harjit Gill | 61 Independent Former Chief Executive Officer of the Asia Pacific Medical Technology Association

Director since: 2018 Committees: •Audit •Compensation and Leadership Development •Compliance, Privacy and Quality (Chair)	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Extensive experience in consumer healthcare and international sales and marketing including in Europe, Asia and the Middle East; board member for privately held consumer companies, serving in multiple roles on multiple committees
•Previous CEO of the MedTech organization most recognized for compliance in the Asia-Pacific region
Education and Professional Credentials
•Bachelor of Arts (honors) in combined studies from the University of Manchester

Business Experience
Asia Pacific Medical Technology Association (APACMed), the first and only regional association to provide a unified voice for the medical device, equipment, and in-vitro diagnostics industry in Asia Pacific
•February 2019 to December 2025 – Chief Executive Officer
Alticor, Inc., a private holding company for Amway, a global leader in home, health, and beauty products
•January 2022 to present – Director and member of the audit and cybersecurity committees
MAS Holdings, one of the largest apparel tech companies in Southeast Asia with 53 manufacturing facilities in 17 countries
•2019 to December 2025 – Director and member of the Innovation Board of Directors
Royal Philips (NYSE: PHG)
•1990 to 2015 – Progressive leadership roles including Executive Vice President and CEO for Philips ASEAN & Pacific
Other Experience
•Serves as a member of the academic committee of the China-ASEAN science and technology cooperation center for public health at Peking University (China)

John Hernandez | 59 Independent Head of Clinical Research, Health Economics and Outcomes Research at Google

Director since: 2021 Committees: •Audit •Compliance, Privacy and Quality	Current Public Company Directorships: •none	Prior Public Company Directorships: •Carmat, SA (ALCAR.PA) (2021-2024)

Skills and Qualifications
•Over 30 years of experience as a health technology industry executive, researcher and consultant
•Joined Alphabet in 2016 where he has built and led teams at Verily and Google leveraging artificial intelligence to assist in promoting healthy lifestyles, diagnosing cancer, and preventing blindness, among other things
•Expert in the use of real world evidence and artificial intelligence in healthcare, key skills as Resmed continues to expand its digital health offerings
Education and Professional Credentials
•Bachelor of Arts from the University of North Carolina at Chapel Hill
•Master’s degree in health policy analysis from the RAND School of Public Policy
•Doctorate of Philosophy in health policy from the RAND School of Public Policy

Business Experience
Google, a subsidiary of Alphabet Inc. (NASDAQ: GOOGL), a technology company
•2018 to present – Head of Clinical Research, Health Economics and Outcomes Research
•2016 to 2018 – Head of Health Economics and Outcomes Research, Real-World Evidence and Biometrics
Abbott Laboratories (NYSE: ABT), a medical devices and healthcare company
•2010 to 2016 – Vice President of global health economics and outcomes research
Boston Scientific Corporation (NYSE: BSX), a medical devices company
•2001 to 2010 – Vice President of clinical research and health economics
Other Experience
•Widely published in scientific journals and lectures on various topics including digital health strategy, health policy, health economics, healthcare technology assessment, value-based payments and real-world evidence strategies

18 | 2026 Proxy Statement

Board and Governance Matters

Nicole Mowad-Nassar | 55 Independent Senior Vice President, AbbVie, and President, Global Allergan Aesthetics
Director since: 2025 Committees: •Compliance, Privacy and Quality	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Extensive experience in the pharmaceutical industry as P&L leader, as well as experience in commercial strategy, marketing, digital health innovation, patient services, market access and enterprise integration
Education and Professional Credentials
•Bachelor of Arts in Economics from Bucknell University
•Master of Business Administration, Kellogg School of Business, Northwestern University

Business Experience
AbbVie Inc. (NYSE: ABBV), a biopharmaceutical company
•September 2025 to present – Senior Vice President, AbbVie and President, Global Allergan Aesthetics
•July 2023 to August 2025 – Senior Vice President, AbbVie and President, Specialty & U.S. Therapeutics Operations
•January 2020 to July 2023 – VP, Commercial Analytics & Operations, AbbVie Patient Services
•January 2018 to January 2020 – VP, Commercial Analytics and Operations and Global Commercial Integration Lead, Allergan Acquisition
Takeda Pharmaceuticals USA, Inc. (NYSE: TAK), a biopharmaceutical company
•2009 to 2017 – Progressive leadership roles including VP and Head of U.S. Business Operations and External Partnerships and VP, U.S. Marketing
Abbott Laboratories (NYSE: ABT), a medical devices and healthcare company
•2000 to 2009 – Progressive leadership roles in the Hospital Products Division and the Pharmaceutical Products Division

Other Experience
•Serves on AbbVie’s Environmental, Social & Governance Steering Council and the Executive Crisis Management Team
•Past board member of Cristo Rey St. Martin College Prep and Lake Forest High School

Desney Tan | 50 Independent Former Vice President of Innovation, Microsoft and Current Partner of SeaX Ventures

Director since: 2021 Committees: •Compensation and Leadership Development •Nominating and Governance	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Technology executive who has built and run multidisciplinary global innovation teams
•Named inventor on more than 100 granted patents, and author of numerous academic publications on topics relevant to Resmed's long-term strategy, such as artificial intelligence, real world evidence, machine learning, and human-computer interaction
Education and Professional Credentials
•Bachelor of Science (summa cum laude) in computer engineering from the University of Notre Dame
•Doctor of Philosophy in computer science from Carnegie Mellon University

Business Experience
SeaX Ventures, a global early-stage venture-capital fund focused on deep technology companies
•August 2026 to present – Venture partner
Microsoft (NASDAQ: MSFT), a technology company
•2023 to January 2026 – Corporate Vice President and Managing Director of Microsoft Research
•2021 to 2023 – Vice President and Managing Director of Microsoft Health Futures
•2015 to 2021 – Managing Director of Microsoft Healthcare
•2004 to 2015 – Various roles leading research and development
University of Washington Seattle
•2007 to present – Affiliate Professor of computer science and engineering
Other Experience
•Serves on the Washington Research Foundation's board of directors
•Senior advisor and chief technologist to IntuitiveX
•Advisor to Proprio and NewDays

2026 Proxy Statement | 19

Board and Governance Matters
Director Nomination Process
Board Skills, Experience and Qualifications
The board seeks a heterogeneous mix of backgrounds, views, professional experience, education, and outstanding ethics as individual qualities. The nominating and governance committee regularly reviews with the board the appropriate characteristics, skills, and experience required for the board as a whole and its individual members, and also consults with a third-party executive search firm when seeking a new director.
The suitability of individual director candidates depends on many factors, including some or all of the following attributes:
•experience in corporate management, including as a board member of a publicly-held company;
•academic experience and technical understanding of our industry;
•professional experience in our industry or in adjacent industries that can pose opportunities and challenges;
•ability to make independent analytical inquiries, general understanding of marketing, finance, and other elements relevant to the success of a publicly-traded company in today’s business environment;
•fundamental qualities of intelligence, honesty, good judgment, high ethics, and standards of integrity, fairness, and responsibility;
•practical wisdom and mature business judgment; and
•a commitment to representing the long-term interests of our stockholders.
The nominating and governance committee also reviews and regularly updates a matrix of directors’ skill sets, based on factors the board deems important to oversee management and our strategic goals. It most recently updated the matrix during fiscal year 2026. We believe the annual consideration of new skills that benefit the company, and examination of our directors’ collective experience across those attributes, keeps our board engaged in guiding the evolution of our global business.
͏In determining whether to recommend a director for re-election, the nominating and governance committee also considers the director’s past attendance at meetings and participation in and contributions to the board’s activities. During fiscal year 2026, each director attended at least 75% of the meetings of our board and all committee members attended at least 75% of the committee meetings on which the director served. After review and deliberation of all feedback and data, the nominating and governance committee makes its recommendation of directors for reelection and the board votes on the candidates to be presented to our stockholders.
Recommendations we receive from stockholders are subject to the same criteria as are candidates nominated by the nominating and governance committee. The committee will consider stockholder suggestions for nominees for directorship and will consider any candidate recommended by stockholders who have held a minimum of 1% of our outstanding voting securities for at least one year. Our bylaws also permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials directors constituting up to 20% of the board or two individuals, whichever is greater, provided that each stockholder and nominee satisfy the other requirements specified in our bylaws.
A recommending stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board. The stockholder must also provide any other information about the candidate that would be required by the US Securities and Exchange Commission (SEC) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate (including consent to reference and background checks) and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder or nominee must submit background information and representations regarding disclosure of voting or compensation arrangements, compliance with our policies and guidelines, and intent to serve the entire term. The stockholder must submit proof of ownership of our stock.
All communications should be submitted in writing to the chair of the nominating and governance committee, care of Secretary, ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA.
The nominating and governance committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. For further information, see “Stockholder Proposals for 2027 Annual Meeting.”

20 | 2026 Proxy Statement

Board and Governance Matters
Tenure and Board Renewal
The nominating and governance committee believes board composition and an appropriate balance of board additions and existing experience is important to effective governance. While board rotation is an important consideration in assessing board composition, the board does not make determinations based solely on tenure. The board instead seeks an appropriate mix of skill sets, experience, institutional knowledge and fresh perspectives as the key foundations of our board composition. By taking all considerations into account, we have achieved a balanced blend of experienced board members and new board members while continuing to refresh board leadership and committee assignments in a deliberate and orderly manner. Consistent with this approach, in August 2026 the board appointed Ms. Carol Burt to serve as lead director, effective November 15, 2026, following Mr. Taylor’s decision to retire from the board following the 2026 annual meeting of stockholders. Ms. Burt’s longstanding service on the board, leadership of several key board committees and deep governance experience provide continuity of independent leadership of the board.
The board believes that our independent directors represent an ideal balance of continuity and refreshment. Seven of our eight independent directors have been on the board for ten years or less; and four of those for five years or less. We also benefit from the unique view of company history and culture and the distinctive vision of a company founder that Dr. Peter Farrell brings to the boardroom. In sum, our directors represent a wide range of experience, tenure, and historical connection to our company to strategically guide our continued success.
Board Independence
Our board has determined that eight of our ten director nominees are independent as defined under the listing standards of the New York Stock Exchange (the “NYSE”) including: Carol Burt, Jan De Witte, Christopher DelOrefice, Karen Drexler, Harjit Gill, John Hernandez, Nicole Mowad-Nassar, and Desney Tan. Those directors are also independent under the standards of the Australian Securities Exchange (the “ASX”) where our company’s equities are also listed. In making these determinations, the board considered all relevant relationships between each director and Resmed and determined that none of our independent directors has a material relationship with Resmed that would impair the director's independence.
The board also determined that every member of every committee is independent under the NYSE’s listing standards, and that each member of the audit committee and compensation and leadership development committee meets the additional standards for independence for audit committee and compensation committee members required by SEC regulations and NYSE listing standards.
The board determined that based on their employment with the company, Peter Farrell and Michael Farrell are not deemed independent: Michael Farrell is chairman of the board and chief executive officer, while Peter Farrell, our founder and chairman emeritus, is a current non-executive employee and the father of Michael Farrell.
There were no specific relationships or transactions that required consideration by our board in making its independence decisions.

2026 Proxy Statement | 21

Board and Governance Matters
Corporate Governance
Corporate Governance Highlights

Board Independence
•Non-executive lead director leads board executive sessions
•Executive sessions of the independent directors held at each board meeting
•Independent board except founder and chairman
•Independent committee chairs and committee members

Board Effectiveness
•Demonstrated commitment to board evolution
•Robust director nomination and selection process
•Committee leadership and member rotations
•Regular review of committee charters
•Actively seek and include highly qualified candidates
•Annual self-assessments of the board, its committees, and each director
•Director education sessions at each board meeting

Strategy, Risk Management and Succession Planning
•Regular corporate strategy review by the board
•Risk oversight by all four committees and the board
•Committee and board oversight of sustainability, social and environmental, cybersecurity, and artificial intelligence topics
•Active board participation in the chief executive officer and executive officer succession planning including establishment of an emergency succession plan
•Compensation committee charter includes leadership development and oversight of our human capital management strategy

Further Best Practices
•Majority vote standard in director elections
•Proxy access rights in our bylaws refreshed by the board in 2025
•Stock ownership and retention requirements for directors and executive officers
•Prohibition of pledging, hedging, and short sales to company stock
•Compensation recovery policy exceeding NYSE and SEC requirements
•Enhanced insider trading and rule 10b5-1 policy
•Board oversight of cybersecurity incident response policy
•Semi-annual cybersecurity training conducted by Chief Information Security Officer

22 | 2026 Proxy Statement

Board and Governance Matters
Board Structure and Operations
Board Leadership Structure

Michael Farrell Chairman of the Board and Chief Executive Officer		Carol Burt Lead Director eff. November 15, 2026, and Chair of Nominating and Governance Committee

Karen Drexler Chair of Compensation and Leadership Development Committee		Harjit Gill Chair of Compliance, Privacy and Quality Committee

Christopher DelOrefice Chair of Audit Committee

Independent Board	Fully independent board except chairman of the board and chief executive officer, and founder and chairman emeritus
Committee Independence	Independent chairs and members of each of the board’s committees – audit, compensation and leadership development, compliance, privacy and quality, and nominating and governance
Our nominating and governance committee and full board evaluate, consider, and decide our board committee leadership and membership annually. During fiscal year 2023, acting on the recommendation of our nominating and governance committee, our board changed the current board leadership structure such that Michael Farrell serves as board chairman and chief executive officer. As a result, Peter Farrell ceased serving as our chairman, a role he had held since 1989, and was given the title of chairman emeritus to recognize his distinguished service as our founder and board chairman.
The board has concluded that having Michael Farrell serve as chairman of the board and chief executive officer is the most appropriate leadership structure for us and in the best interests of our stockholders at this time. Combining the two roles is more efficient, creates clear lines of authority, and remains a common leadership structure among leading medical device companies in the S&P 500.
The board has also considered the governance implications associated with combining the chairman and chief executive officer roles and believes that Resmed’s overall governance structure--including appointing a lead director--provides strong and effective independent oversight. The board has found Mr. Farrell to be an effective leader in setting the board's agenda, encouraging directors to share various viewpoints and raise questions, and facilitating a positive board culture. The

2026 Proxy Statement | 23

Board and Governance Matters
connection between the two roles is particularly important when the company faces competitive and operational challenges and opportunities, including our response to both the uncertainty and opportunity associated with the introduction of new medications for weight loss cleared for use by patients with obesity and obstructive sleep apnea. Michael Farrell is currently assisted in board leadership by Ronald Taylor, our lead director, who is retiring following the 2026 annual meeting; and Carol Burt, chair of our nominating and governance committee, who takes over the lead director role on November 15, 2026, immediately prior to the annual meeting.
Our independent directors, led by the lead director, meet in executive session at each board meeting, and our committees are filled entirely by independent directors, enabling the board to fulfill its independent oversight responsibilities. The role of the lead director provides additional governance structure supporting the effectiveness of our board and enhances its oversight of management. As set forth in the company’s corporate governance guidelines (available on our website at investor.resmed.com), the primary responsibilities of the lead director are to:
•preside over board meetings, or portions of meetings, when the chairman is absent or conflicted, including discussions of the performance and compensation of the chairman and chief executive officer;
•call, establish the agenda for, and preside over meetings and executive sessions of the independent directors;
•act as liaison between the independent directors and the chairman;
•review and provide input on board meeting agendas, schedules and the information provided to directors;
•communicate directly with stockholders as appropriate; and
•perform such other duties as may be delegated by the board or the independent directors.
Mr. Taylor regularly consults with Mr. Farrell and the independent directors on matters pertinent to the company and the board and communicates matters arising from executive sessions and other discussions with the independent directors to the full board, the chairman or members of senior management. In fiscal year 2026, Mr. Taylor also met directly with our largest institutional stockholders from Australia and the United States to discuss corporate governance at Resmed.
Effective November 15, 2026, Carol Burt will succeed Ronald Taylor as lead director. The board selected Ms. Burt based on her longstanding service to Resmed, extensive public company governance experience and broad healthcare and financial expertise. Since joining the board in 2013, Ms. Burt has served in leadership roles across several of the board’s principal responsibilities, including as chair of the nominating and governance committee and previously as chair of the audit and compliance oversight committees. She also chairs the Leadership Development and Compensation Committee of IQVIA Holdings Inc. and serves on its Audit Committee. Her experience includes senior leadership roles in healthcare finance, strategy, capital allocation and mergers and acquisitions. Ms. Burt’s experience, judgment and deep knowledge of Resmed make her particularly well qualified to lead the independent directors and provide continuity in the Board’s independent leadership.
For the reasons discussed above, our board believes the current leadership structure is in our best interests at this time. Our corporate governance guidelines give the board the flexibility to change its leadership. Consistent with best practices, the board will continue to periodically evaluate its leadership structure as our business evolves.
Board Committees
The board’s committee structure has evolved into four standing committees to assist in the oversight of our affairs: audit; compensation and leadership development; compliance, privacy and quality; and nominating and governance. The charter of each committee is reviewed annually. A copy of the charters and membership of each of these committees is on our website at investor.resmed.com.
Except for changes resulting from Mr. Taylor’s retirement from the board at the 2026 annual meeting, we do not anticipate any changes to our committee leadership or assignments through fiscal year 2027. The following provides an overview of each of our standing board committees, including its current fiscal year 2027 membership and leadership, principal responsibilities and oversight role, and meeting and attendance information for fiscal year 2026.

24 | 2026 Proxy Statement

Board and Governance Matters

Chair
Christopher DelOrefice

Other Members
Carol Burt
Jan De Witte
Harjit Gill
John Hernandez
Ronald Taylor*
Independent: 100%
Meetings in Fiscal Year 2026: 8
Fiscal Year 2026 Meeting Attendance: 98%

*retiring on November 18, 2026

Audit Committee
Our board has determined that each member of the audit committee is independent within the meaning of the applicable SEC rules and NYSE listing standards and is financially literate as required by the NYSE listing standards. Effective August 2026, the board appointed John Hernandez to the audit committee, recognizing its expanding oversight responsibilities relating to technology, cybersecurity, artificial intelligence, data governance and other enterprise risks that may intersect with financial reporting, internal controls and public disclosure. Mr. Hernandez's extensive experience in digital health, healthcare technology, artificial intelligence and data-driven innovation complements the committee's existing financial and accounting expertise. The board has determined that Christopher DelOrefice, Carol Burt, Jan De Witte and Ron Taylor qualify as audit committee financial experts within the meaning of SEC rules.
Primary Responsibilities
The audit committee’s primary purposes are to assist the board with its oversight responsibilities as set forth in the audit committee charter, including:
•management’s conduct of, and the integrity of, our financial reporting;
•our systems of internal control over financial reporting and disclosure controls and procedures;
•our internal audit function, as well as capital and financial compliance risks delegated to the committee by the board;
•and the selection, appointment, retention, compensation, independence, and performance of our independent registered public accounting firm.

2026 Proxy Statement | 25

Board and Governance Matters

Chair Karen Drexler Other Members Jan De Witte Harjit Gill Desney Tan Independent: 100% Meetings in Fiscal Year 2026: 4 Fiscal Year 2026 Meeting Attendance: 94%
Compensation and Leadership Development Committee
Our board has determined that each of the compensation and leadership development committee members meet the independence requirements for board and compensation committee service under the current listing standards of the NYSE and SEC.
Primary Responsibilities
The compensation and leadership development committee assists the board in fulfilling its oversight responsibilities relating to executive compensation, human capital management, and leadership development. The committee's primary responsibilities include:
•review and approve the compensation of our executive leadership team, including evaluating the chief executive officer’s performance against board-approved goals and recommending approval of his compensation to the board;
•oversee our compensation philosophies, practices, and related compensation risks;
•oversee the design and administration of our equity and incentive compensation plans, including risks associated with our device, software and services sales compensation;
•review and recommend to the board the compensation of our non-employee directors;
•oversee our strategies related to human capital management.
The committee works with our chief people officer in evaluating compensation and leadership matters. The chief executive officer may also provide recommendations regarding compensation for executive leadership other than himself. The committee determines the compensation for each member of the executive team outside the presence of the affected officer. The committee also considers the results of stockholder advisory votes and stockholder feedback regarding executive compensation.
Independent Consultants
During fiscal year 2026, as in prior years, the committee retained a nationally recognized independent consultant, Frederic W. Cook & Co., Inc. (FW Cook). FW Cook is engaged directly by the committee to provide advisory services and to serve as the committee’s independent consultant on compensation-related matters for our executives and board. During fiscal year 2026, these compensation matters included:
•our executive compensation programs, including salaries, target and actual short-term incentive amounts, and long-term incentive equity grants, and positioning among peer groups;
•aggregate equity pay practices at our peer group companies, including long-term incentive design features and alternatives;
•board compensation, including board fees and equity grants and peer group practices;
•industry trends, best practices, and regulatory changes; and
•review of risks associated with our sales compensation;
•advising on companies included in our peer group for competitive comparisons.
During fiscal year 2026, FW Cook did not provide any services other than compensation-related matters for our executives and board.

26 | 2026 Proxy Statement

Board and Governance Matters

During fiscal year 2026, Infinite Equity, Inc. provided the compensation and leadership development committee with calculations of total stockholder return, or TSR, to evaluate performance metrics under our performance stock units. Infinite Equity also provided services associated with our pay versus performance disclosures.
The compensation and leadership development committee has reviewed the independence of FW Cook and Infinite Equity, including considering the factors required by NYSE listing standards. After the review, the compensation and leadership development committee determined that each of FW Cook and Infinite Equity, Inc. is independent and that no conflict of interest exists that would prevent either from providing independent and objective advice to the committee.
The compensation and leadership development committee also receives advice from independent outside legal counsel regarding executive compensation matters. Consistent with applicable SEC rules and NYSE listing standards, the committee considered the applicable independence factors and determined that the work performed by outside legal counsel does not give rise to any conflict of interest.

2026 Proxy Statement | 27

Board and Governance Matters

Chair
Harjit Gill

Other Members
Carol Burt
Karen Drexler
John Hernandez
Nicole Mowad-Nassar
Ronald Taylor*
Independent: 100%
Meetings in Fiscal Year 2026: 4
Fiscal Year 2026 Meeting Attendance: 100%
*retiring on November 18, 2026

Compliance, Privacy and Quality Committee
Primary Responsibilities
The compliance, privacy and quality committee assists the board in fulfilling its oversight responsibilities relating to compliance, product quality, patient and employee safety, privacy and ethics. The committee's primary responsibilities include:
•overseeing our global ethics and compliance program, including application of our Code of Business Conduct and Ethics, and compliance with global healthcare laws, regulations and ethical business standards;
•overseeing the company's global privacy program, including privacy governance, as it relates to personal information, regulatory compliance and privacy initiatives;
•overseeing product quality, regulatory affairs and patient safety, including significant regulatory submissions, post-market surveillance and significant product quality and regulatory matters;
•overseeing the company's sustainability strategy and related public reporting;
•overseeing employee health and safety programs; and
•monitoring other compliance, privacy and quality matters delegated to the committee by the board.
The committee receives quarterly reports from our chief compliance officer and other senior leaders responsible for compliance, privacy, quality, regulatory affairs, patient safety and sustainability.

28 | 2026 Proxy Statement

Board and Governance Matters

Chair Carol Burt Other Members Jan De Witte Karen Drexler Desney Tan Ronald Taylor* Independent: 100% Meetings in Fiscal Year 2026: 4 Fiscal Year 2026 Meeting Attendance: 100% *retiring on November 18, 2026
Nominating and Governance Committee
Primary Responsibilities
The nominating and governance committee’s primary responsibilities include:
•overseeing board composition, director recruitment, succession and refreshment, including consideration of the skills and experience needed to support Resmed’s strategy;
•recommending director nominees and board and committee leadership and membership;
•overseeing the annual evaluation of the board, its committees and individual directors;
•reviewing director independence and overseeing our corporate governance guidelines and practices; and
•overseeing succession planning for the chief executive officer in coordination with the board.

2026 Proxy Statement | 29

Board and Governance Matters
Director Engagement
During fiscal year 2026 our board and standing committees met, as follows:
•Board: six meetings;
•Compensation and leadership development committee: four meetings;
•Audit committee: eight meetings;
•Compliance, privacy and quality committee: four meetings; and
•Nominating and governance committee: four meetings.
During each regular board meeting, our independent directors met without Mr. Michael Farrell and Mr. Peter Farrell, and our lead director chaired those sessions and thereafter provided feedback from the board to Mr. Michael Farrell. Our board members also connect with senior and mid-level management beyond the context of their participation in board meetings. As a best practice and to keep our directors connected to our culture, each quarter our board members participate in question and answer sessions with senior and mid-level management to gain additional insight. Individual board members often meet with members of executive leadership, senior management or affinity groups of employees before or after board meetings. All our directors were present for our 2025 annual stockholder meeting. We encourage directors to attend our annual meeting and generally schedule board meetings to coincide with the annual meeting to facilitate directors’ attendance.
Board Evaluation Process
After each fiscal year, the nominating and governance committee oversees an annual assessment by the board members of the board's performance. The nominating and governance committee establishes and refreshes the evaluation criteria and implements the evaluation process. The assessment includes annual individual director assessments—including an evaluation of the performance of each director, committee assessments, and overall board assessments. The nominating and governance committee uses the results of the board evaluation process to assess and determine the characteristics and skills required of existing and prospective board members. Our board updates committee membership to align director experience and expertise with the evolving needs of the business, while maintaining continuity in committee leadership.

30 | 2026 Proxy Statement

Board and Governance Matters
Board Oversight Role
Board Oversight of Strategy
Our chairman and chief executive officer leads the board’s oversight of Resmed’s 2030 global strategy. The board also reviews the company's strategy annually and as needed during individual board meetings. Board members have participated in town hall style meetings with our strategic execution team, consisting of the top hundred leaders of our company. The board receives strategic presentations by senior management of the company, including product research and development, supply chain and residential care software leadership, as well as other key members of management. The board is regularly briefed on the company's product roadmap, global brand strategy, and demand generation efforts as the company's global go to market strategies evolve. The board regularly holds meetings in our offices outside the United States. In November 2025, our meeting was held in Sydney, and in May 2026 the board met in the Resmed Dublin office, one of our principal European research and development hubs. In both Sydney and Dublin our directors participated in technology tours to deepen their understanding of the company’s technology and digital product innovation. In fiscal year 2026, the board received presentations by or interacted with each member of the executive leadership team responsible for implementing the company’s 2030 global strategy. The board regularly participates in director education sessions on topics that affect the company, including demand generation, marketing, global cybersecurity threats, responsible use of artificial intelligence, and European economic performance.
Board Oversight of Risk
The general risk oversight function, including with respect to sustainability, cybersecurity and artificial intelligence, is retained by the full board. At the same time, the role of the audit and compliance committees of the board, comprised of and chaired by independent directors, reflects the time needed to identify and analyze the various types of risks that face the company. Senior management and committee chairs regularly update the entire board about significant risk management issues.

Board

Audit Committee	Compensation and Leadership Development Committee	Compliance, Privacy and Quality Committee	Nominating and Governance Committee

Overseeing financial risk, capital risk, financial compliance and internal audit, and controls over financial reporting.
Overseeing our compensation philosophy and practices, evaluating the balance between risk-taking and rewards to senior officers, reviewing risk posed by sales compensation plans, and overseeing the company’s equity plans.
		Overseeing compliance with global ethics and healthcare compliance, privacy, product quality, patient and employee safety, and sustainability reporting.	Evaluating each director’s independence, director recruiting, evaluating the effectiveness of our corporate governance and overseeing chief executive officer succession planning.

Management

Designated internal management, as well as certified professional accounting firms performing annual internal and external audits, regularly review and test functions, controls and processes to review, evaluate and recommend mitigation strategies, as needed. Critical areas of focus include financial, operational, regulatory, compliance, economic, compensation, privacy, cybersecurity, and competition, among others.

2026 Proxy Statement | 31

Board and Governance Matters
Sustainability Oversight
The full board is responsible for general oversight of our sustainability strategy and reporting. We have also designated a cross-functional management team to execute our sustainability programs. Our chief executive officer, with the approval of our nominating and governance committee, has assigned overall leadership of sustainability public reporting to a committee consisting of our chief financial officer, chief compliance officer, chief supply chain officer, chief product officer and global general counsel. We have also expanded the scope of our board compliance, privacy and quality committee to include oversight of sustainability reporting. We continue to monitor and prepare for changing public reporting obligations under the various laws in the countries in which we operate. We regularly engage with our employees and our stockholders to educate them on the company’s sustainability efforts. We have expanded and enhanced our annual voluntary reporting of the company’s sustainability efforts. Our fiscal year 2026 sustainability report will be available on our website shortly after the publication of this document at https://investor.resmed.com/corporate-governance/sustainability.
Cybersecurity Oversight
The full board is responsible for oversight of our cybersecurity program. Our full board meets at least two times per year with our chief information security officer, our global general counsel, and other executives responsible for strategy and execution of our cybersecurity program. Our independent directors have periodically attended multi-hour cybersecurity training on topics like SEC disclosure requirements, use of artificial intelligence tools in our products, best practices to avoid an information security breach, and examples of public reporting of cybersecurity incidents. In fiscal year 2026, our board participated in two multi-hour cybersecurity education sessions, including an outside speaker on global threat actors.
Artificial Intelligence Oversight
The board oversees our use of artificial intelligence as part of its broader oversight of strategy, risk, cybersecurity, privacy, product innovation and regulatory compliance. In fiscal year 2026, management provided reports each quarter regarding our artificial intelligence strategy, governance framework and enterprise AI adoption initiatives, including our approach to responsible use of AI, data governance and regulatory developments. Our board recently approved an update of our Code of Business Conduct and Ethics establishing expectations for the responsible, transparent and ethical use of AI and emerging technologies, including with respect to human oversight and accountability, respect for intellectual property rights and the responsible use of AI tools.
Succession Planning
Our board is actively engaged in oversight of succession planning. The board reviews company succession plans for executive leadership positions on an annual basis, and meets frequently with the executive leadership team individually and as a group. As part of its practice of inviting senior management employees to participate in quarterly roundtable discussions, our board members have met with many members of management that have been identified as potential successors for our leaders. The board has approved the company's chief executive officer succession plan, and board leadership will be transitioned smoothly to our lead director in the event of Mr. Michael Farrell's departure as board chairman.
Sustainability, Environmental and Social Governance Matters
At Resmed, one of our primary goals is to create a healthier, more sustainable future for all. Our approach is grounded in ethics, quality, excellence and sustainability. We are enabling a sustainable business through our approach to reflect our mission of producing market leading medical devices. Our mission to change the lives of 500 million people in 2030 is supported by our sustainability strategy--thoughtfully balancing the needs of all stakeholders considering evolving global standards.
We operate our business efficiently and responsibly, consistent with our role as a medical device manufacturer, while striving to reduce our environmental footprint throughout our business operations and supply chain. We are committed to working with our employees, suppliers, and customers to eliminate unnecessary waste in all our systems and processes, minimize pollution, reduce greenhouse gas emissions from our operations, design and develop innovative products with reduced impact on the environment throughout their lifecycle, monitor our environmental performance, continually make improvements, and fulfill our compliance obligations. We are focused on our own energy efficiency, managing our electricity consumption, monitoring greenhouse gas emissions, implementing sustainable design and packaging, improving waste and recycling, water stewardship and reducing our use of paper.

32 | 2026 Proxy Statement

Board and Governance Matters
We are dedicated to our people and the patients, families, clinical communities, and care providers we serve. We prioritize the well-being of our Resmed communities. We are committed to moving global healthcare systems from those that retroactively care for the sick in hospital to proactive, more affordable, and more accessible systems that keep people well in their homes.
Our Products
We have a strong track record of innovation in sleep, respiratory care and digital health. In 1989, we introduced our first continuous positive air pressure device. Since then, we have been committed to an ongoing program of product advancement and development. Our product development and clinical trial efforts are focused on not only improving our current product offerings and usability, but also expanding our portfolio of sleep health solutions and developing into new digital product applications based on billions of nights of de-identified sleep data fueled by the sale of over thirty-five million cloud connectable sleep devices.
Our core mission is to improve people’s health and wellbeing by providing innovative and high-quality products and services for sleep apnea, COPD, and other chronic respiratory conditions, and other sleep-related conditions, as well as to help streamline the process of aiding and managing patients through out-of-hospital care services with software used to provide care for patients preferably in the home. In fiscal year 2026, we expanded our clinical sleep health portfolio through our acquisition of Noctrix Health, adding a new treatment option for restless legs syndrome (RLS), a sleep-related movement disorder.
This focus on product innovation is reflected not only in the high regard our customers have for our products and services but in our vigilance in meeting our safety and marketing obligations. We have a strong track record of quality, innovation and continuous improvement and our quality management system guides our employees and suppliers’ operations to ensure our products are designed, manufactured, and distributed to meet patient needs and performance requirements.
As we continue our focus on a Product-led, Customer-centric, and Brand-enhanced operating model, we have been able to accelerate our device and digital offerings. In 2026 we continued to expand the reach of our sleep health ecosystem, including through our partnership with ŌURA, to expand access to sleep health education and pathways to care, helping more people take action to improve their sleep and overall health. Using the digital power of our sleep data, we can help patients extend their use of our products, extending our life-changing technology.
Health and Wellbeing
We recognize the benefits of a healthy workforce and use a holistic approach to the health and safety of our people. We provide onsite support for employee fitness at our major campuses in Sydney, San Diego, and Singapore. We offer employee health and wellbeing programs that may include on-site blood pressure, cholesterol, and heart testing. Programs may include seasonal flu prevention, subsidized quit-smoking programs, screening for sleep apnea, confidential third-party counseling and referrals on stress and mental health issues, support for a gym membership, and in many jurisdictions, company-supported private health insurance coverage. We survey our employees regularly, often scoring among the best companies globally.
Stakeholder Engagement and Director Communications
Resmed’s senior management and investor relations team regularly engages with current and prospective investors in Resmed and with other stakeholders such as financial analysts, regulatory bodies, and the media. We use a variety of communication and engagement channels, including quarterly earnings releases and conference calls, phone calls and video meetings, in-person and virtual investor conferences, management presentations, investor roadshows, onsite visits, and other interactions as appropriate. Topics regularly discussed with investors, analysts and our own employees include publicly available company financials and operational results, short-term and long-term strategy, headwinds or tailwinds affecting our business, and other public topics. Our chief investor relations officer reports regularly to management and the board.
Communications with Our Board of Directors
Any interested person, including any stockholder, may communicate with our non-employee board members by written mail addressed to the chair of the nominating and governance committee, care of Secretary, ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA. We encourage stockholders to include proof of ownership of our stock in their communications. The Secretary will forward all such communications to the lead director.

2026 Proxy Statement | 33

Board and Governance Matters
Governance Policies and Practices
Availability of Corporate Governance Documents: Aligned Governance Practices
In August 2025, Resmed updated its bylaws incorporating best practices from the United States and Australia. Resmed’s corporate governance practices, as articulated in this 2026 proxy statement and its Ninth Amended and Restated Bylaws filed as an exhibit to our 2025 Annual Report on Form 10-K, demonstrate strong alignment. For example, the company’s bylaws incorporate key principles consistent with Delaware law, Australia’s Corporations Act and ASX Corporate Governance Council recommendations—such as provisions for stockholder meetings, proxy voting integrity, and annual director elections—while also recognizing U.S. best practices recommended by the voter advisory services considered by some of our stockholders. Specifically, Resmed provides proxy access for long-term stockholders, allows stockholders to call special meetings, requires annual director elections, and enables stockholder override of board-adopted bylaw amendments—each a core governance expectation in both the United States and Australia. These measures underscore Resmed’s commitment to transparency, accountability, and investor rights in a dual trading approach that respects the governance expectations of investors and regulators across both jurisdictions. Our corporate governance guidelines state, among other things, our goals regarding composition of the board and committees, meetings, and our expectations of directors. A copy of our corporate governance documents, including our Ninth Restated and Amended Bylaws, are available at the governance section of our website: investor.resmed.com.
Code of Business Conduct and Ethics
We have a code of business conduct and ethics for directors, officers, and employees, which can be found at our investor relations website: investor.resmed.com. The code sets forth our standards and expectations for ethical business conduct and compliance with applicable laws, regulations and company policies for all of our officers, directors, and employees, including our chief executive officer and senior executive officers, with respect to their conduct in connection with our business. The code addresses a broad range of ethics and compliance matters, including conflicts of interest, protection of confidential information, accurate financial reporting and company records, insider trading, proper use of company assets, relationships with customers and suppliers, and compliance with applicable laws and regulations. Our code of business conduct and ethics constitutes our code of ethics within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and NYSE listing standards. Our chief compliance officer reviews, and suggests revisions to, our code of business conduct and ethics on an annual basis. In August 2026, our chief compliance officer proposed, the compliance, privacy and quality committee recommended, and the board unanimously approved, the addition of a new section in our code of business conduct devoted to the ethical use of artificial intelligence at Resmed. We will disclose future material amendments to or waivers of certain provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and individuals performing similar functions on our website at investor.resmed.com within five business days or as otherwise required by the SEC or the NYSE.
Pledging and Hedging
We have a policy prohibiting our directors, officers, and other employees from hedging or pledging their Resmed stock. This policy prohibits buying or selling puts or calls, short sales, collars, forward sale contracts, equity swaps, and any other financial instrument designed to hedge or offset a decrease in the market price of Resmed stock.
Insider Trading Policy
We have adopted insider trading policies and procedures applicable to our directors, officers, employees, and other covered persons, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. The policy subjects our directors, executive officers, members of the executive leadership team, and direct reports to our CEO to enhanced trading requirements. These individuals are required to either conduct purchases and sales of our securities pursuant to Rule 10b5-1 trading plans pre-approved by the global general counsel or provide at least 90 days’ advance written notice and a transaction-specific pre-approval before trading during an open window. All transactions remain subject to our prohibition on trading while in possession of material nonpublic information and other applicable trading restrictions. We believe these measures promote disciplined trading practices and enhance compliance with applicable securities laws. The full text of our insider trading policy is available on our website at investor.resmed.com and will be filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended June 30, 2027.

34 | 2026 Proxy Statement

Board and Governance Matters
Clawback Policy Overview and Best Practices
Resmed’s Compensation Recovery Policy, effective from October 2, 2023, mandates the recovery of incentive-based compensation in the event of a financial restatement—even absent misconduct—unless deemed impracticable by the compensation and leadership development committee. The policy applies to both current and former officers. Importantly, it prohibits the company from indemnifying or insuring individuals for clawed-back compensation or related costs, reinforcing the policy’s enforceability. It also applies to both cash and equity-based awards, including stock options, thereby ensuring a broad scope of recovery. This policy reflects strong alignment with U.S. corporate governance standards under SEC Rule 10D and guidance from voter advisory services, which call for mandatory clawbacks without requiring fault, and restrictions on indemnity. From an Australian perspective, while statutory requirements are less prescriptive, leading governance organizations that advise our Australian stockholders emphasize accountability through clear clawback mechanisms, particularly tied to serious misconduct or material misstatements in the company’s financial statements. Resmed’s comprehensive and proactive approach thus embodies best practices in both governance regimes.
Compensation and Leadership Development Committee Interlocks and Insider Participation
None of the members of our compensation and leadership development committee are, or have been, employees or officers of Resmed. During the fiscal year ended June 30, 2026, no member of the compensation and leadership development committee had any relationship with Resmed requiring disclosure under Item 404 of Regulation S-K. During the fiscal year ended June 30, 2026, none of our executive officers served on the compensation and leadership development committee (or other board committee performing equivalent functions) or board of another entity that has or has had one or more executive officers who served on our compensation and leadership development committee or board of directors.
Transactions with Related Persons
Our code of conduct requires directors, executive officers, and employees to disclose any situation that would reasonably be expected to give rise to a potential conflict of interest. Conflicts involving executive officers may be waived only by our board or the appropriate board committee.
Our related party transaction policy and procedures are available at investor.resmed.com. Under that policy, our audit committee will review and either approve or disapprove any transaction between Resmed and an executive officer, director, director nominee, or any other “Related Party” (as defined under Item 404 of Regulation S-K) in which any Related Party has a direct or indirect material interest. Management is responsible for providing a report to the audit committee on an ongoing basis as to all potential related party transactions. Under this policy, the audit committee has pre-approved certain transactions, including:
•any compensation arrangement approved by our compensation and leadership development committee for payment to an executive officer, or to a family member of a board member or executive officer, without participation by the board member or executive officer. We historically and currently review in detail the responses of our executive officers and directors to their directors’ and officers’ questionnaires for any reportable related party transactions;
•transactions where the rates or charges involved are determined by competitive bids;
•transactions involving the recovery of erroneously awarded compensation pursuant to our compensation recovery policy;
•transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
•transactions that are in the Company’s ordinary course of business and where the interest of the related party arises only from the related party’s position as a director or less than 10% owner of another corporation or organization that is a party to the transaction;
•charitable contributions, grants or endowments that satisfy the thresholds set forth in the policy; and
•transactions where the amount involved does not and is not reasonably expected to exceed $120,000.
Michael Farrell is our chief executive officer and chairman of the board of directors, and the son of Peter Farrell, our founder, a director, and chairman emeritus. Their compensation is discussed under the sections “Compensation Discussion and Analysis” for Michael Farrell, and “Director Compensation – 2026” for Peter Farrell. On the recommendation of the compensation and leadership development committee, the board sets compensation for Michael Farrell and Peter Farrell in

2026 Proxy Statement | 35

Board and Governance Matters
accordance with our related party transaction policy. In setting compensation, we followed the same policies and practices that we have historically used to set compensation for other similarly-situated employees and directors. In addition, all compensation paid to Michael Farrell was unanimously approved by our board upon recommendation by the compensation and leadership development committee (without Peter Farrell’s participation). Similarly, all compensation paid to Peter Farrell was approved by the independent members of our board (without Michael Farrell’s participation), after considering a recommendation from our compensation and leadership development committee made without Michael Farrell’s participation.

36 | 2026 Proxy Statement

Director Compensation
Overview
Dual listing; US pay model. On an annual basis, the compensation and leadership development committee reviews data on both US peers and Australian peers, reflecting the company’s dual-listing. In February 2025, as part of this regular review, they considered FW Cook’s report on the peer group of 19 medical device and medical technology companies in the US. More information on the peer groups is included in our Compensation Discussion and Analysis section entitled “Peer Group Comparisons.”
Australia and the US generally have different approaches to compensating non-executive directors. Resmed’s Australian peers generally rely more heavily on cash compensation and have lower total compensation than Resmed’s US peers, and direct equity awards are less common. By contrast, equity compensation is a standard component of non-executive director pay in the US. Based on the most recent public disclosures, all of our current public US peers use full-value equity awards, while approximately 30% also use stock options. The board as a whole believes US peers are most relevant for Resmed director compensation. Resmed’s primary listing is on the NYSE, we are expressly subject to US corporate governance requirements and risks, and eight of our ten current directors reside in the US. Our board’s US perspective is consistent with our executive compensation philosophy which gives more weight to Resmed’s US peers’ pay practices, and more directly aligns the interests of our board members with the majority of our stockholders on the NYSE through equity ownership. Finally, we do not wish to create internal or cultural divisions by using different pay models for directors based in the US and other countries.
The board and compensation and leadership development committee believe that director equity grants, coupled with our equity ownership guidelines, promote long-term ownership and align our directors with stockholders. We offer our directors a deferred compensation plan, permitting them to defer receipt of shares issued pursuant to their RSU grants--further reflecting their stronger connection to the company as stockholders and unsecured creditors under a deferred compensation plan.
The compensation and leadership development committee and board will continue to monitor compensation trends, competitive practices, tax regulations, and other matters related to non-executive director compensation, and adjust as appropriate.
Elements
Our non-executive director pay is intended to maintain market competitiveness among US peer companies. The table below outlines our director compensation program. We do not provide an additional retainer to, or fees for meeting attendance by, committee members.

Position	FY26 Retainer fee/equity value	Increase	Previous fee/value
Non-executive directors	$75,000	$5,000	$70,000
Non-executive director equity	$260,000	no change	$260,000
Lead director	$40,000	no change	$40,000
Audit chair	$25,000	no change	$25,000
Compensation and leadership development chair	$20,000	no change	$20,000
Compliance, privacy, and quality chair	$15,000	no change	$15,000
Nominating & governance chair	$15,000	no change	$15,000

2026 Proxy Statement | 37

Director Compensation
Fiscal Year 2026 Program – Equity
During fiscal year 2026, as in past years, in connection with our annual stockholder meeting date in November 2025 we awarded the annual equity grants to our non-executive directors. Our non-executive directors had the opportunity to elect to receive their equity grant in the form of: (1) 100% options; (2) 100% restricted stock units (RSUs); or (3) 50% options and 50% RSUs. We grant annual RSU awards to our employees and directors on the earliest practicable date on or after the annual stockholder meeting. We grant option awards to our employees and directors on the second trading day following the filing of our Current Report on Form 8-K reporting the results of the annual stockholder meeting. Our 2009 Incentive Award Plan limits the annual combined cash and equity compensation payable to a non-employee director to $700,000, or $1,200,000 if the director serves as chairperson of the board. During fiscal year 2026, the combined cash and equity compensation paid for service to our non-employee directors for their board services ranged from $334,827 to $374,827 per person, excluding Richard Sulpizio who retired from board service in November.
For fiscal year 2026, all our non-executive directors elected to receive 100% of their equity awards in the form of RSUs with the exception of Nicole Mowad-Nassar and Peter Farrell who each elected 50% options and 50% RSUs. Subject to continued service, RSUs and options vest in full on the earlier of: (1) November 11 in the year after the grant date, or (2) the date of the first annual meeting of stockholders following the grant date. In the event of a change of control, if the holder does not continue as a director of the successor entity, then their then outstanding and unvested RSUs and options become fully vested. With respect to new directors, our general practice is to provide a pro-rata grant of equity depending on the election date. More information on our director ownership guidelines is in the section below, “Equity Ownership and Retention Guidelines.”
Policies and Practices
Director Deferred Stock Unit Plan
In August 2024, on the recommendation of the compensation and leadership development committee with input from FW Cook, the board adopted a director deferred equity plan to provide our directors with the opportunity to defer receipt of their annual equity awards. This program provides tax and retirement planning benefits to directors and is consistent with peer market practice. The plan allows directors to defer receipt of shares from their annual equity grant for a fixed number of years or until retirement (or the earlier of the two events). The plan provides for accelerated distribution in the event of a change in control. RSUs deferred by a director are credited as director deferred stock units that do not carry voting or other stockholder rights beyond the continued payment of cash equivalent dividends on a quarterly basis after the annual vest date. Like RSUs, director deferred stock units will count toward director ownership guidelines. The director deferred stock plan is an important tool for recruiting new directors and reinforces our directors’ long-term commitment to Resmed.
Equity Ownership and Retention Guidelines
Each non-executive director is expected to hold Resmed stock with a value of at least five times the annual cash retainer (a total value of $375,000 based on the fiscal year 2026 retainer). New directors must meet this guideline within five years after their election to the board. At any time the guideline is not met, including during the initial five year period prior to required compliance, the director must retain shares equal to 50% of the after-tax value of shares acquired on any restricted stock vesting or stock option exercise until the director’s ownership guidelines are met. As of June 30, 2026, each of our non-executive directors complied with the equity ownership policy with only Christopher DelOrefice, who joined the board in August 2024, and Nicole Mowad-Nassar, who joined the board in August 2025, measuring below five times the annual retainer guideline.
New Directors
Our historical practice is to pay pro-rated equity awards and pro-rated cash retainers for new directors elected before the annual meeting of stockholders. If we nominate candidates before the annual general meeting, we typically pay pro-rata cash retainers to reflect board service of less than a year. Finally, we pay pro-rata cash retainers for assuming and ceasing chair positions of our board committees.

38 | 2026 Proxy Statement

Director Compensation
Chairman Emeritus Compensation
Since January 2014, our founder Peter Farrell has served as both a director and a non-officer employee of the company. Dr. Farrell receives separate compensation for each of these roles. In January 2023, Dr. Farrell ceased service as chairman of the board, and became chairman emeritus of the board. During fiscal year 2026, Dr. Farrell continued to serve as chairman emeritus and was provided the regular board retainer and regular board equity grant in connection with that role. In May 2024, our board (without Michael Farrell’s or Peter Farrell’s participation) determined that the compensation arrangements for Dr. Farrell as a non-officer employee will remain the same as has been paid since 2014, when he transitioned into the role of non-officer employee, but that he will receive an increase in director compensation consistent with the other directors. Accordingly, during fiscal year 2026, in connection with his service as a non-officer employee, Dr. Farrell (i) was paid an annual salary of $300,000; (ii) was not eligible to participate in the annual short-term incentive program or the long-term incentive equity programs that we provide to our employees; (iii) was provided benefits and perquisites that were broadly consistent with those provided to our executive officers, as described in the “Compensation Discussion and Analysis”; and (iv) received director compensation commensurate with the other directors. The incremental cost to us for Dr. Farrell’s compensation is described in the fiscal year 2026 compensation table below.
In addition to the same change of control benefits provided in all director equity grants, described above in “Fiscal Year 2026 Program - Equity,” we continue to have an agreement with Dr. Farrell that provides him with additional benefits as an employee in the event of a change of control. All of Dr. Farrell's benefits are on a “double-trigger” basis, that is, benefits will only accrue if we terminate Dr. Farrell’s employment, or if he resigns for good reason, but in either case within a specified period of time before or after a change of control. If Dr. Farrell’s employment were to terminate under qualifying circumstances in connection with a change of control, then at the time of termination: (1) he would receive a severance payment equal to two times his employee salary; (2) all his unvested equity awards would vest in full; and (3) we would provide a lump-sum cash payment equal to 24 times the monthly medical and dental premium, which is generally calculated as the difference between (i) the applicable COBRA continuation coverage premium and (ii) the monthly contribution required to be paid by the executive for such coverage as of the termination date. In addition, we will provide an additional lump-sum gross-up payment amount to offset any tax obligations attributable to the medical and dental health benefits. The agreement does not include excise tax gross-ups; instead, it includes a “best pay” provision, reducing severance payments to the extent necessary so that no portion of any payments or benefits payable upon a change of control would be subject to excise tax if the reduction would result in the net after-tax amount payable to him being greater than the net after-tax amount received without the reduction.
For two years after a qualifying termination in connection with a change of control, Dr. Farrell will be prohibited from inducing any person in our employment to terminate employment or accept employment with anyone other than us or, subject to certain limited exceptions, engaging in any business or activity or render any services or provide any advice to any person, activity, business or entity that directly or indirectly competes in any material manner with us or meaningfully supporting any person, business, entity or activity, or initiating or furthering that business or activity. The restriction on post-termination employment will not apply to him if he is residing in California, to the extent the restriction is not consistent with California law. In addition, as a condition to payment and providing any benefits under the agreements, he must deliver a general release of claims in favor of us.

2026 Proxy Statement | 39

Director Compensation
Director Compensation Table
The table below summarizes the compensation received by our non-executive directors for the fiscal year ended June 30, 2026.

Director	Fees earned or paid in cash(a)	Option awards(b)	Restricted stock units(c)	Other compensation(d)	Total
Carol Burt	$92,083		$259,827		$351,910
Jan De Witte	$75,000		$259,827		$334,827
Christopher DelOrefice	$100,000		$259,827		$359,827
Karen Drexler	$95,000		$259,827		$354,827
Peter Farrell	$75,000	$129,946	$129,792	$345,863	$680,601
Harjit Gill	$90,000		$259,827		$349,827
John Hernandez	$75,000		$259,827		$334,827
Nicole Mowad-Nassar	$56,250	$129,946	$188,151		$374,347
Richard Sulpizio(e)	$37,500		$—		$37,500
Desney Tan	$75,000		$259,827		$334,827
Ronald Taylor	$115,000		$259,827		$374,827
(a)Each director was also reimbursed for expenses incurred for attending meetings (although these amounts are not reflected in the table above). Ms. Burt received a prorated audit committee chair retainer reflecting her service as chair for a portion of fiscal year 2026. Ms. Mowad-Nassar was elected to the board in August 2025, and received prorated board fees for the fiscal year. Mr. Sulpizio received prorated board fees up until his service end date, November 19, 2025.
(b)The amounts shown are the grant date fair value of options granted in fiscal year 2026, computed in accordance with FASB ASC Topic 718, and are based on the Black-Scholes model of option valuation, with an exercise price of $250.52, reflecting the closing price on the date of grant and the remaining assumptions shown in Note 10 "Stockholders’ Equity" to our financial statements contained in our annual report on Form 10-K for the fiscal year ended June 30, 2026.
(c)The dollar value of the RSUs shown represent the grant date fair value of stock awards granted, computed in accordance with FASB ASC Topic 718, based on the $243.92 closing value on November 20, 2025, the date of the grant, rounded to the nearest whole share. Ms. Mowad-Nassar received a prorated equity grant issued September 2, 2025 for her board service which was computed in accordance with FASB ASC Topic 718 based on the closing stock price of $270.99 on the grant date.
(d)Other compensation represents Dr. Farrell’s total compensation for fiscal year 2026 for service as a non-officer employee, as shown in the following table:

Salary	Company contribution to 401(k) plan	Supplemental life and disability insurance premiums	Total
$300,000	$12,000	$33,863	$345,863
(e)Mr. Sulpizio did not stand for reelection and his service as a director ended November 19, 2025.

40 | 2026 Proxy Statement

Director Compensation
(f)The following table sets forth the number of options (both exercisable and unexercisable) and both RSUs and deferred RSUs held by each of our non-employee directors and Dr. Farrell as of June 30, 2026:

Director	Options outstanding at fiscal year end	Restricted stock units outstanding at fiscal year end	Deferred restricted stock units outstanding at fiscal year end
Carol Burt	—	—	2,156
Jan De Witte	—	1,073	—
Christopher DelOrefice	—	—	2,156
Karen Drexler	10,467	—	2,156
Peter Farrell	4,494	536	—
Harjit Gill	—	1,073	—
John Hernandez	—	1,073	—
Nicole Mowad-Nassar	1,331	777	—
Desney Tan	—	1,073	—
Ronald Taylor	—	1,073	—

Changes for Fiscal Year 2027 Program – Cash and Equity
In May 2026, after considering the FW Cook report regarding market competitiveness among US peer companies, the compensation and leadership development committee recommended, and the board approved, an increase in the non-executive director retainer for fiscal year 2027, effective July 1, 2026, as shown in the table below. All other compensation components of the director compensation program remain unchanged for fiscal year 2027.

Position	FY27 Retainer fee/equity value	Increase	Previous fee/value
Non-executive directors	$80,000	$5,000	$75,000
Non-executive director equity	$260,000	no change	$260,000
Lead director	$40,000	no change	$40,000
Audit chair	$25,000	no change	$25,000
Compensation and leadership development chair	$20,000	no change	$20,000
Compliance, privacy, and quality chair	$15,000	no change	$15,000
Nominating & governance chair	$15,000	no change	$15,000

2026 Proxy Statement | 41

Audit Matters
Proposal 2
Ratification of Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for Fiscal Year Ending June 30, 2027
On August 13, 2026, the audit committee approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending June 30, 2027, effective with the review of our financial statements for the first quarter of fiscal year 2027. In connection with the appointment of PwC, the audit committee dismissed KPMG LLP (“KPMG”) which had served as our independent registered public accounting firm since 1994. See “Change of Independent Registered Public Accounting Firm” below.
KPMG audited our financial statements for the fiscal year ended June 30, 2026. Representatives of KPMG and PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.
Change of Independent Registered Public Accounting Firm
The audit committee regularly reviews the performance and continued engagement of our independent registered public accounting firm. During fiscal year 2026, the audit committee oversaw a competitive request for proposal (“RFP”) process involving several independent registered public accounting firms. A management team conducted a detailed assessment using evaluation criteria and weightings established before the firms’ proposals were evaluated and unanimously recommended the appointment of PwC. Mr. Sandercock, our former chief financial officer, and a special advisor to Mr. Farrell, was also consulted on the auditor selection process. In considering management’s recommendation, the audit committee reviewed the participating firms’ submissions and presentations and considered, among other factors, relevant industry and engagement-team experience, transition planning and risk, audit methodology and technology capabilities, audit quality and risk management, and proposed fees. Proposed fees were considered as part of the process but were not determinative of the evaluation team’s recommendation. On August 13, 2026, the audit committee concluded that PwC best met Resmed’s requirements and approved the dismissal of KPMG LLP, or KPMG and the engagement of PwC as our independent registered public accounting firm for the fiscal year ending June 30, 2027, beginning with the review of our financial statements for the first quarter of fiscal year 2027. Following PwC’s appointment, the audit committee has continued to oversee the transition, with management supporting implementation of the new audit engagement, including completion of the engagement and independence process with key members of PwC’s global audit team.
KPMG completed its audit of our financial statements and internal control over financial reporting for the fiscal year ended June 30, 2026. KPMG’s reports on our consolidated financial statements for the fiscal years ended June 30, 2026 and June 30, 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended June 30, 2026 and June 30, 2025, and the subsequent interim period through August 13, 2026, (i) there were no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).
We provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agreed with those disclosures and, if not, stating the respects in which it did not agree. KPMG provided a letter dated August 17, 2026 stating that it agreed with our statements. A copy of the letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on August 17, 2026.
During the fiscal years ended June 30, 2026 and June 30, 2025, and the subsequent interim period through August 13, 2026, neither we nor anyone acting on our behalf consulted PwC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us

42 | 2026 Proxy Statement

Audit Matters
in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.
The board recommends the selection of PwC to our stockholders for ratification at the 2026 annual meeting of stockholders. Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, the audit committee will reconsider whether to retain PwC. Even if the selection is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that doing so would be in the best interests of Resmed and our stockholders.
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will have the authority, but are not required, to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Your board of directors recommends a vote “FOR” approval of the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.

2026 Proxy Statement | 43

Audit Matters
Audit and Non-Audit Fees
The following table presents fees for professional audit services by KPMG LLP for the audit of our annual financial statements for fiscal years 2026 and 2025, and fees billed for other services by KPMG LLP during those periods. KPMG served as our independent registered public accounting firm through August 13, 2026, when it was dismissed in connection with the appointment of PwC. Any fees billed by PwC for services rendered following its appointment will be disclosed in our proxy statement for the 2027 annual meeting of stockholders.

Fees	2026	2025
Audit Fees(a)	$3,465,851	$2,978,053
Audit-Related Fees(b)	72,262	30,747
Tax Fees(c)	1,168	55,481
All Other Fees	—	—
Total Fees	$3,539,281	$3,064,281
(a)Fees for audit services consisted of: (1) audits of our annual financial statements and internal controls over financial reporting, including Sarbanes-Oxley Act Section 404 attestation reports; (2) reviews of our quarterly financial statements; and (3) consents and other services related to US SEC matters.
(b)Fees related to various international statutory reporting matters.
(c)Fees related to research and development credit tax filings and consultation services on international tax matters.
Preapproval Policies
The audit committee pre-approves all audit and permissible non-audit services. Since the 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG during fiscal year 2026 was approved in advance by our audit committee or audit committee delegate, such as the audit committee chair, and none of those engagements made use of the de minimis exception to pre-approval. The same pre-approval policy applies to services provided by PwC following its appointment as our independent registered public accounting firm for the fiscal year ending June 30, 2027.

44 | 2026 Proxy Statement

Audit Matters
Audit Committee Report
Following is the report of the audit committee with respect to our audited consolidated balance sheets as of June 30, 2026 and 2025, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2026, and the notes to those statements.
The audit committee, acting on behalf of our board, oversees our financial reporting process and systems of internal accounting control, and exercises oversight over management’s assessment of internal controls. Our management has primary responsibility for our financial statements as well as our financial reporting process, accounting principles, and systems of internal accounting controls. The audit committee is also responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. KPMG served as our independent registered public accounting firm for fiscal year 2026, and PricewaterhouseCoopers LLP has been appointed as our independent registered public accounting firm for fiscal year 2027. KPMG was responsible for performing an audit of our financial statements as of and for the fiscal year ended June 30, 2026 and expressing an opinion as to the conformity of the financial statements with US generally accepted accounting principles. KPMG was also responsible for auditing our internal control over financial reporting and expressing an opinion on the effectiveness of our internal control over financial reporting. In this context, the audit committee reviewed and discussed with management and KPMG our audited financial statements as of and for the fiscal year ended June 30, 2026, and the effectiveness of our internal controls as of June 30, 2026. The audit committee discussed with KPMG the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letter from KPMG required by the PCAOB regarding KPMG’s communications with the audit committee concerning independence, and it has discussed with KPMG its independence from Resmed and its management. The audit committee members are not engaged in the accounting or auditing profession, although Mr. DelOrefice is a non-active holder of a CPA certification, and are not involved in day-to-day operations of Resmed. In the performance of their oversight function, the audit committee’s members necessarily rely on the information, opinion, reports, and statements presented to them by KPMG. The audit committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles, and systems of internal accounting controls, that our financial statements are accurate, that the audit of the financial statements has been conducted in accordance with standards of the PCAOB or that KPMG met the applicable standards for auditor independence.
Based on the reports and discussions described above, and consistent with our oversight role, the audit committee recommended to our board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2026, for filing with the SEC.
Audit Committee as of June 30, 2026
Christopher DelOrefice, Chair
Carol Burt
Jan De Witte
Harjit Gill
Ronald Taylor

2026 Proxy Statement | 45

Executive Officers
In this section of the proxy statement, we discuss our executive officers as of September 22, 2026, the record date of our 2026 annual meeting.

Executive Officer	Age	Position
Michael Farrell	54	Chairman of the board and chief executive officer
Aaron Bloomer	41	Chief financial officer
Justin Leong	49	Chief product officer
Michael Rider	69	Global general counsel and secretary
On April 30, 2026, we announced that Brett Sandercock stepped down from his role as our chief financial officer, principal financial officer and principal accounting officer, effective May 4, 2026. There were no disagreements between Mr. Sandercock and us at the time of his resignation. Mr. Sandercock remains employed and serves as special advisor to our chairman and chief executive officer through December 31, 2026. From January 1, 2027 through December 31, 2027, Mr. Sandercock will continue as special advisor to Mr. Farrell in a consulting role. For a description of the related transition and consulting arrangements, see “Potential Payments on Termination - CFO Transition and Consulting Arrangements”.
Executive Officer Biographies
For a description of the business background of Michael Farrell, see “Proposal 1: Election of Directors.”

Aaron Bloomer Chief Financial Officer
Aaron Bloomer was appointed chief financial officer on May 4, 2026 and is responsible for overseeing the company’s global financial strategy, capital allocation, and performance management through disciplined growth, long term value creation, and execution of the company’s strategy.
From May 2024 to May 2026, Mr. Bloomer served as chief financial officer of Exact Sciences (NASDAQ: EXAS), a global leader in cancer diagnostics. From August 2021 to May 2024, Mr. Bloomer served as the Vice President, Corporate Financial Planning, Reporting, and Analytics for Baxter International Inc. (NYSE: BAX). From June 2008 to August 2021, Mr. Bloomer held a series of increasingly senior roles with 3M Company (NYSE: MMM), including Senior Vice President, Corporate Financial Planning, Reporting and Analytics of 3M, and Vice President and CFO of 3M’s Greater China area.
Mr. Bloomer holds a Bachelor of Business Administration in Finance from the University of Wisconsin–Eau Claire and a Master of Business Administration from the University of Minnesota.

46 | 2026 Proxy Statement

Executive Officers

Justin Leong Chief Product Officer
Justin Leong has served as our chief product officer since November 2023 and is responsible for leading the company’s global product organization, including product strategy and management, hardware and software engineering, AI engineering and data science, commercial transformation, disruptive growth innovation and new business creation, user experience (UX) and customer experience (CX) design, product operations, product marketing, and business development and partnerships. Prior to his current role, Mr. Leong held a series of increasingly senior leadership positions at Resmed since joining the Company in 2013 as Vice President, Global Strategy, including president of Resmed’s Asia and Latin American markets, president of Asia Growth Markets, and senior vice president and general manager of greater China.
Before joining Resmed, Mr. Leong was a director at London-based private equity firm HgCapital from 2006 to 2012, responsible for acquisitions and portfolio management. From 1999 to 2004, he was a management consultant with Bain & Co. in Sydney, Boston, and New York.
Mr. Leong holds a Bachelor of Commerce and a Bachelor of Laws from the University of New South Wales, Sydney, and a Master of Business Administration from the Harvard Business School.

Michael Rider Global General Counsel and Secretary
Michael “Mike” Rider has served as our global general counsel and secretary since July 2023. Mr. Rider previously served as Resmed’s senior vice president, deputy global general counsel, and legal business partner for Resmed’s sleep and respiratory care team from July 2019 through June 2023 and as vice president and general counsel-Americas from June 2012 to July 2019.
Prior to joining Resmed, Mr. Rider served as senior vice president, general counsel for Callaway Golf (NYSE: CALY), senior attorney for American Airlines (NASDAQ: AAL), and as a litigation associate at Gibson Dunn & Crutcher.
Mr. Rider graduated magna cum laude from the University of San Diego School of Law. Mr. Rider earned a Bachelor of Science in Pharmacy from the University of Arizona.

2026 Proxy Statement | 47

Executive Compensation

Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement. This proposal is commonly known as a “say-on-pay” proposal.
Our stockholders vote annually on our executive compensation. The next say-on-pay advisory vote will be held at our 2027 annual meeting of stockholders.
Because the say-on-pay vote is advisory, it does not bind us; however, the board’s compensation and leadership development committee, consisting entirely of independent directors, including chair Karen Drexler, values our stockholders’ opinions and has considered voting results from the 2025 annual stockholder meeting on the say-on-pay proposal when making its executive compensation decisions.
The board believes that the information in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement demonstrates that our executive compensation programs are designed appropriately, emphasize pay for performance, and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation. The board is asking our stockholders to approve the following advisory resolution at the 2026 annual meeting:
“RESOLVED, that the stockholders of Resmed approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this proxy statement.”
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum but will not have any effect on the outcome of the proposal.

Your board of directors recommends a vote FOR approval, on an advisory basis, of the compensation of Resmed’s named executive officers.

48 | 2026 Proxy Statement

Executive Compensation
Introduction
This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers. Our named executive officers for fiscal year 2026 were:

Michael Farrell Chairman of the Board and Chief Executive Officer	Aaron Bloomer Chief Financial Officer	Justin Leong Chief Product Officer	Michael Rider Global General Counsel and Secretary	Brett Sandercock(a) Former Chief Financial Officer and Special Advisor to CEO

(a)Mr. Sandercock stepped down from his role as chief financial officer, effective May 4, 2026; Mr. Bloomer began serving in that role on the same date.

This section also discusses the role of our compensation and leadership development committee (which is sometimes referred to as the “committee” in this section) in designing and administering our compensation programs and policies and in making compensation decisions for our executive officers.
The goal of our compensation programs and policies is to align compensation delivery with performance for stockholders, measured both internally against budgets and externally through absolute and relative share price. We believe this alignment was achieved in fiscal year 2026.

Grants of Plan-Based Awards	72
Outstanding Equity Awards at Fiscal Year-End	74
Option Exercises and Stock Vested	77
Nonqualified Deferred Compensation	77
Potential Payments on Termination or Change of Control	79

Chief Executive Officer Pay Ratio	85
Pay versus Performance	86

2026 Proxy Statement | 49

Executive Compensation
Compensation Discussion and Analysis (CD&A)
Executive Summary
2026 Performance

During fiscal year 2026, Resmed operated in a dynamic environment marked by global macroeconomic and geopolitical uncertainty and continued evolution in sleep health screening, diagnosis and treatment pathways. At the same time, growing awareness of sleep health, including awareness generated by pharmacy alternatives and consumer wearables, created new opportunities to bring more patients into care. Through disciplined execution, operational excellence and continued investment in innovation, our teams delivered strong financial performance while advancing our global sleep and breathing health ecosystem.

Variable pay outcomes for our executive team largely reflected our stockholder experience. The fiscal 2022 absolute TSR PSUs were forfeited, the fiscal 2023 awards paid at 60.54% of target, and the fiscal 2025 and fiscal 2026 TSR awards would have paid zero if measured at June 30, 2026. As demonstrated in our pay versus performance table, our CEO’s compensation actually paid for fiscal 2026 was negative $6.8 million. Results achieved in FY26:
•10% reported revenue growth (8% in constant currency) and 17% non-GAAP diluted earnings per share growth, while expanding non-GAAP gross margin by 240 basis points and non-GAAP operating margin by 180 basis points;
•Advanced product innovation across devices, masks and digital health, including expansion of the AirSense 11 platform, introduction of new AirCurve 11 platforms and fabric-based masks, and increased adoption of AI-enabled patient support and connected-care capabilities;
•Generated more than $1.6 billion in free cash flow and returned more than $1 billion to stockholders through dividends and share repurchases, an increase of 72% from the prior year, while continuing to invest in organic and inorganic growth; and
•Strengthened the foundation for long-term growth through ecosystem expansion and disciplined portfolio management, including expansion of screening and diagnostic pathways, clinician education and the acquisition of Noctrix to broaden Resmed's leadership across sleep health.
Strong Financial and Operating Performance
All primary performance measures for fiscal year 2026 increased year over year on both a GAAP and non-GAAP basis. These metrics are illustrated in the table below, with GAAP and corresponding non-GAAP measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide investors with better insight when evaluating our performance from core operations and can provide more consistent financial reporting across periods. We also employ and report these non-GAAP measures in our quarterly financial reports.

Financial Measure	Percentage Change	Fiscal Year 2026 Performance	Fiscal Year 2025 Performance
Revenue	10%	$5.7 billion	$5.1 billion
	(8% on a constant currency basis)
Operating income	12%	$1,886.7 million	$1,685.4 million
	(16% non-GAAP)	($2,039 million non-GAAP)	($1,763 million non-GAAP)
Net income	9%	$1,523.3 million	$1,400.7 million
	(16% non-GAAP)	($1,632 million non-GAAP)	($1,407 million non-GAAP)
Diluted earnings per share	10%	$10.43	$9.51
	(17% non-GAAP)	($11.17 non-GAAP)	($9.55 non-GAAP)
For a reconciliation between GAAP and non-GAAP measures, see the section “Reconciliation of Non-GAAP Financial Measures” of this proxy statement.

50 | 2026 Proxy Statement

Executive Compensation
Chief Financial Officer Transition

On April 30, 2026, we announced that Brett Sandercock, our chief financial officer, principal financial officer and principal accounting officer, will retire as an employee on December 31, 2026 after nearly three decades of service to Resmed, including 20 years as our chief financial officer. Mr. Sandercock stepped down as chief financial officer effective May 4, 2026, and was succeeded by our current chief financial officer Aaron Bloomer on the same date (see “Executive Officers” for the biography of Mr. Bloomer). To ensure an orderly leadership transition, provide feedback and context based on his experience with the company, and ensure his availability for the balance of the calendar year, Mr. Sandercock will remain employed by Resmed and will continue to serve as a special advisor to our chairman and chief executive officer through December 31, 2026. Beginning January 1, 2027, Mr. Sandercock will become a consultant, continuing as special advisor to the chief executive officer, as described below. Resmed believes that Mr. Sandercock’s services are particularly important in light of the audit committee’s decision to transition the company’s fiscal year 2027 audit engagement from KPMG to PwC as described more fully above. For a description of the related transition and consulting arrangements with Mr. Sandercock, as well as of the compensation arrangement approved in connection with the appointment of Aaron Bloomer as our current chief financial officer, see, respectively, “CFO Transition and Consulting Arrangements” and “Chief Financial Officer Appointment and Compensation Arrangement” below in this Compensation Discussion and Analysis.

2026 Proxy Statement | 51

Executive Compensation
Philosophy and Objectives of our Executive Compensation Program
Our goal is to attract, motivate, and retain top global talent reflecting our values, enabling us to achieve our short- and long-term strategic goals. We operate in a dynamic, complex, high-growth marketplace, where substantial competition exists for executives who can translate strategy to profitable execution. Our compensation packages must support our talent roadmap and incentivize and reward execution of our 2030 strategy. Pay-for-performance aligned with stockholder interests and overwhelmingly at-risk compensation are the cornerstones of our compensation program. Our executive compensation program rewards successful annual performance through our cash incentive program and encourages long-term value creation for our stockholders through our long-term equity incentive program. During fiscal year 2026, approximately 91% of our chief executive officer's total compensation and 84% on average of our other named executive officers’ total compensation were at risk in the form of annual cash incentives paid and the grant date value of equity awards made, which are paid or earned based on our financial and stock price performance.

CEO FY26 Compensation Summary

Other NEOs FY26 Compensation Summary
Cash Incentive Compensation
A significant portion of our executives’ cash compensation is at-risk and tied to the achievement of pre-established short-term corporate financial objectives through annual cash incentives that our corporate officers earn based on achieving our board approved corporate goals for adjusted net sales and adjusted net operating profit, weighted equally. These two measures represent fundamental financial metrics: top-line sales and operating profit for our chief executive officer and named executive officers. All payouts are determined in accordance with these objective performance metrics, and all of our executive team has the same measures for short-term incentive compensation. For fiscal year 2026, named executive officer payouts were 101.19% of target, with no discretion applied to the amounts paid, reflecting performance slightly above target.

52 | 2026 Proxy Statement

Executive Compensation

Goal	Target performance (in millions)	Actual performance (in millions)	% of goal achieved	% of payout earned (before weighting)
Corporate adjusted net sales	$5,659	$5,646	99.78%	99.28%
Corporate adjusted net operating profit	$2,135	$2,155	100.93%	103.10%
Corporate weighted earnout - 101.19%
*Adjustments to actual performance under the 2026 cash incentive plan are set forth under “Incentive Plan Adjustments.”
We set challenging goals for our executives for fiscal year 2026. Fiscal year 2026 cash incentive plan targets were set above both fiscal year 2025 actual performance and fiscal year 2025 target levels. These goals reflected our commitment to continued growth and margin expansion despite a dynamic operating environment, including the continued evolution of our global operating model, global trade and geopolitical uncertainty, and the uncertainty associated with the introduction of new medicines approved to treat patients with obesity and OSA. During fiscal year 2026, we believe increased awareness associated with these new medicines ultimately contributed to greater patient engagement in sleep health. Our short-term incentive goals were aligned with the fiscal year 2026 operating plan approved by our board in August and were subject to adjustments in accordance with the terms of the plan.
Long-Term Equity Incentive Compensation
Our equity program design is balanced, with 50% of grant value in long-term performance units and 50% in RSUs with shorter-term performance targets, providing a direct link with the short and long-term interests of our stockholders. Our fiscal year 2026 equity program is illustrated below:

	25% PSUs earned based on performance (absolute TSR)	PSUs, vesting after four years, unless accelerated for performance after three years, based on TSR

Long-term incentive grant value	25% PSUs earned based on performance (relative TSR)	PSUs, vesting after three years, based on relative TSR performance against S&P 500 index peer group

	50% time-vested options and/or RSUs based on threshold performance	Choice of options, RSUs, or a 50/50 split, vesting ratably over three years. RSUs earned based on adjusted net operating profit targets.

The grant date for our RSU and PSU awards and the commencement of the performance period is the date of the annual stockholder meeting or on the earliest practicable date thereafter. Fiscal year 2026 options were granted on the second trading day following the filing of our Current Report on Form 8-K filing with the SEC which included the results of the vote at the 2025 annual stockholder meeting.
Relative TSR performance measure with challenging targets over a three-year performance period. Commencing with the grants made in November 2023 for fiscal 2024, one half of PSUs awarded, or 25% of total equity award value for each fiscal year, is based on our relative TSR performance as compared to the TSR performance of the S&P 500 Index companies over a three- year performance period. Payout ranges from 45% to 200% of target PSUs granted, with

2026 Proxy Statement | 53

Executive Compensation
threshold relative TSR performance at the 30th percentile resulting in 45% payout, target relative TSR performance at the 60th percentile resulting in 100% payout, and relative performance at the 95th percentile or better resulting in a 200% payout; provided, however, that if our absolute TSR is negative, then payout for our relative TSR performance cannot exceed 100% regardless of our relative percentile performance. No payout occurs for below threshold performance.
Absolute TSR PSUs, with challenging TSR targets. Half of the PSUs granted in fiscal 2024, 2025 and 2026, and all PSUs granted for prior years, may only be earned based on minimum annual growth of our absolute TSR on the NYSE that equals or exceeds 5%, with a target earnout set at 10% compounded annual returns, as set forth in the table below.

TSR Requirements	Annual Base TSR	Cumulative 4-year TSR	Accelerated Cumulative 3-Year TSR	Payout Percentage of Target Shares Granted
Below threshold	Below 5%	Less than 21.6%	Less than 15.8%	0%
Threshold	5%	21.6%	15.8%	50%
Target	10%	46.4%	33.1%	100%
Maximum(a)	15%	74.9%	52.1%	200%
(a)Annual awards granted since November 2022 have a maximum earnout capped at 200% of target PSUs to align with the interests of our stockholders and US peer practices.
Our Absolute TSR PSU program design encourages accelerated achievement of targeted growth by including an additional feature whereby 25% of the target Absolute TSR PSUs (representing less than 7% of the executive's total fiscal year award) may be earned and banked if, during the first three years, at the end of any fiscal quarter, cumulative TSR since grant is equal to or greater than 33%, which is the required minimum performance for payout at target after three full years. The banked portion of the PSUs awards is paid at the end of the three-year vesting period and counts against actual awards earned based on performance at the end of the entire performance period. Once the banking condition is met, no additional banking may occur. The PSUs that may be earned based on our relative TSR performance do not have any banking feature.
The committee believes this PSU design aligns with actual stockholder experience, mitigates for point-to-point stock price volatility, provides a strong retention mechanism, and rewards long-term value creation for our stockholders.
Compensation Governance Best Practices
Our compensation and leadership development committee, assisted by its independent compensation consultant, continuously monitors emerging best executive compensation practices, particularly at our US peer companies. As part of this review, and also based on communications with our stockholders, during fiscal year 2026 we continued to use compensation practices that we believe are consistent with market best practices, and do not have practices generally viewed as problematic:
•Compensation recovery or "Clawback" policy. Our robust compensation recovery policy, effective as of October 2, 2023, provides for the recovery of incentive compensation from our executive officers and other senior management consistent with NYSE rules. See “Clawback Policy,” below.
•Stock ownership and holding guidelines. We maintain robust stock ownership guidelines, requiring our chief executive officer to hold stock valued at 600% of salary and our other named executive officers to hold stock valued at 300% of salary. These requirements are consistent with US public company practices.
•Double-trigger equity acceleration. In our change of control agreements for named executive officers, accelerated vesting of time-vested equity occurs only if a named executive officer's employment is terminated under specified circumstances within six months before or one year after a change of control.
•No general excise tax gross-ups in change of control agreements. Our change of control agreements do not provide excise tax gross-ups. They include a “best pay” limitation, which reduces the severance payments and benefits payable to the extent necessary so that no portion of any payments or benefits payable in connection with a change of control would be subject to excise tax if the reduction would result in the net amount payable to the employee being greater than the net amount received without the reduction.
•Limited severance. All of our named executive officers are employed at-will and have no contractual right to cash severance on termination, except for qualifying terminations in the event of a change of control. The cash severance on change of control is limited to a double-trigger (requiring both a change of control and a termination) and the highest multiplier is for our chief executive officer, at 200% of salary and short-term incentive. In fiscal year 2025 we revised our

54 | 2026 Proxy Statement

Executive Compensation
change in control agreements to align with best practices of our peers, and eliminated from the cash severance benefit calculation annual retirement plan contribution amounts unless required by applicable local law.
•Broad-based retirement benefits. We do not provide supplemental pension plans or executive-only retirement arrangements for our named executive officers. Our executives participate in the broad-based retirement programs available to employees in their respective countries, including our 401(k) plan in the U.S. and superannuation arrangements in Australia. We provide pro-rata equity vesting for officers who retire at or after age 60, with at least 5 years’ service, on the same basis available to all employees who reach these milestones.
•Pledging and hedging prohibited. We have a policy prohibiting our officers and directors from hedging or pledging their Resmed stock. See “Pledging and Hedging,” above.
•Equity awards do not include dividends. No dividends accrue or are paid on our outstanding equity awards.
•Adoption of 10b5-1 plans. In accordance with our updated insider trading policy adopted in August 2026, we require board members and our named executive officers (and other officers reporting to our chief executive officer) to either conduct sales of our securities pursuant to Rule 10b5-1 trading plans that have been pre-approved by the global general counsel or provide ninety (90) days’ advance written notice and obtain a transaction-specific pre-approval before trading during an open trading window. All transactions remain subject to our prohibition on trading while in possession of material nonpublic information and other applicable trading restrictions. Information on the use of those plans by that group is included in our quarterly reports on Form 10-Q and in our annual report on Form 10-K.
Impact of Dual Market Listing and Say-on-Pay Results
Market-competitive compensation and balancing US and Australian pay practices. The compensation and leadership development committee reviews benchmark data but does not target a specific percentile. The committee seeks to provide compensation that is competitive with similarly sized U.S.-based public companies in the medical device and medical technology industries with which we compete for executive talent. Resmed is headquartered in the United States, approximately 63% of our fiscal year 2026 revenue was generated in the United States, and a majority of our executive management team works and resides in the United States. Our principal stock exchange listing is also on the NYSE.
At the same time, Resmed has a significant Australian stockholder base and considers Australian compensation practices and investor expectations. U.S. and Australian compensation practices differ, particularly in the mix of fixed, variable and equity compensation and the extent to which equity awards are subject to long-term performance conditions. Resmed seeks to balance these approaches. For fiscal year 2026, 50% of our executives' annual equity grant value consisted of relative and absolute TSR PSUs, while the remaining 50% consisted of executive RSUs and/or stock options. Executive RSUs are subject to net operating profit financial performance conditions and three-year service-based vesting. The committee will continue to evaluate the structure of our long-term equity program as market practices and investor expectations evolve.
Historical strong say-on-pay results. At our annual meeting held in November 2025, our stockholders voted to approve, on an advisory basis, the fiscal year 2025 compensation of our executive officers, with approximately 90% of the shares that voted on this proposal voting in favor of our executive compensation. The 90% support was an increase from approximately 84% approval in November 2024.
During fiscal year 2025 and extending into fiscal year 2026, we continued to engage with stockholders. The compensation and leadership development committee considers stockholder feedback regarding our executive compensation structure as part of its ongoing review of executive compensation. Any changes approved by the committee during the upcoming compensation cycle will apply prospectively to fiscal year 2027 compensation.
We believe that our current compensation structure is incentivizing the right behavior, aligns pay with performance, and results in long-term value creation for our stockholders in both the US and Australia. For example, at risk compensation is not paid when we do not perform.

2026 Proxy Statement | 55

Executive Compensation
Compensation Decision-Making Process
Compensation and Leadership Development Committee Role
The compensation and leadership development committee establishes our general compensation policies, and reviews and approves salaries, short-term incentives, equity-based compensation, and all other elements of the compensation offered to our executive level officers (including our named executive officers) that report to our chief executive officer. The board has determined that all members of the compensation and leadership development committee are independent directors under NYSE standards.
The committee also reviews our peer group, our executive benefits and perquisites, our equity pay practices, our director compensation, the independence of its advisors, and the risks related to our compensation programs, on an annual basis. The committee regularly considers supplemental compensation policies and practices such as change of control, severance, and retirement. The committee also assists the board in the Company’s strategies related to human capital management.
Timing of decisions and equity grants
The committee reviews and sets our executive officers’ cash compensation, sets the terms of our short term incentive plan, and discusses potential equity award grant values in August following fiscal year-end. Decisions with respect to cash compensation and equity grants are decided by the committee and communicated by our chief executive officer to his team in November following our annual stockholder meeting. Cash pay increases are effective on December 1.
The company’s practice is to make annual equity award grants of RSUs to directors, named executive officers and non-executive management effective on the earliest practicable date after the annual stockholder meeting. The company makes the annual equity award grant of stock options to any officer or director choosing options two business days after the publishing of the annual meeting voting results on a Current Report on Form 8-K. In fiscal year 2026, the related board and committee meetings were held in Sydney, Australia following the annual stockholder meeting. The board approved the annual RSU grants to directors and the committee approved the annual RSU grants to named executive officers and non-executive management on November 20, 2025 (US Eastern Time), and the grants became effective on that date. Stock options were not granted until two business days after publishing annual meeting voting results in a Current Report on Form 8-K. Mr. Farrell elected to receive 50% stock options and 50% RSUs for the portion of his annual award that was not PSUs. All other named executive officers who received annual equity awards in November 2025 elected to receive 100% RSUs.
Our equity grant practice is that the granting of incentive awards for promotions, new hires, and other special situations must be properly approved before the grant date, and the grant date is to occur on the first business day of the month after the promotion, new hire, or other special situation. Commencing with fiscal year 2025, the company no longer provides the choice of stock option grants to any new executives upon promotion or hire so as to reduce the likelihood that an option grant could fall into a window surrounding a public filing. Resmed’s practice follows the prevailing governance norm of ensuring stock option strike prices reflect the fair market value on the actual grant date, aligning with both US regulatory requirements such as IRS Section 409A and SEC rules, the standards recommended by proxy advisors in the US and Australia, and with the expectations of Australia’s ASIC and ASX governance framework emphasizing transparency, market integrity, and fair practice in equity compensation.
Independent Compensation Consultants
In making its compensation decisions, the committee reviews data obtained from peer group companies and considers the recommendations of management and the analysis and advice of its independent compensation consultant regarding each element of compensation. The committee also has independent authority to retain advisors. The committee has retained FW Cook, Inc., an independent compensation consultant, to advise the committee with respect to compensation matters for executive officers. FW Cook performs no work for us other than its work providing executive compensation consulting services to the committee.
During fiscal year 2026, the committee reviewed market practices and benchmark data from FW Cook, Resmed’s and our executives’ relative performance, and the recommendations of its consultant. FW Cook further advised the committee regarding long-term incentive design practices and alternatives, as well as peer group equity practices. In addition to FW Cook, management retained Infinite Equity, Inc. to advise on valuing performance results of both our relative and absolute PSUs and to assist with new SEC disclosure requirements. The committee also considered the experience and knowledge of committee members regarding compensation practices for comparable positions at other companies. Although the

56 | 2026 Proxy Statement

Executive Compensation
committee considers various sources of information and recommendations, the committee ultimately relies on its own independent judgment.
Management’s Role
Our management team, particularly our chief people officer and her team, provide input and recommendations to the committee regarding executive compensation. Management provides historical and prospective financial analysis of compensation components and financial performance data. Management also makes recommendations for the committee’s review and decision. While the chief people officer and global general counsel typically attend committee meetings, the committee chair excuses them as appropriate for independent review and decision-making on their compensation.
Peer Group Comparisons
In making its decisions on executive compensation, the committee refers to competitive analyses prepared by FW Cook, which review each position against third-party compensation survey data and/or peer group officer pay data. The US peer companies are medical device or medical technology companies generally within one-quarter and four times the size of our revenue and market capitalization, with Resmed positioned within a reasonable distance from the median.
The committee periodically reviews the composition of the peer group and the criteria and data used in compiling the list and considers modifications to the group. In February 2025, before making fiscal year 2026 compensation decisions, the committee reviewed the existing US peer group and approved removing Dentsply Sirona due to its smaller size and adding the larger IQVIA for fiscal year 2026. As a result, the following 19 companies comprised the US peer group that informed our fiscal 2026 compensation decisions:

US Peer Group
Agilent Technologies, Inc.	IDEXX Laboratories, Inc.
Align Technology, Inc.	Illumina, Inc.
Baxter International, Inc.	Intuitive Surgical, Inc.
Bio-Rad Laboratories, Inc.	IQVIA
Boston Scientific	Mettler-Toledo International Inc.
Charles River Laboratories International, Inc.	Revvity, Inc. (formerly PerkinElmer)
The Cooper Companies Inc.	STERIS plc
Dexcom, Inc.	Teleflex Incorporated
Edwards Lifesciences Corp.	Waters Corporation
Hologic Inc.
At the time the US peer group was reviewed, Resmed was between the median and the 75th percentile for both revenue and market capitalization. The committee believes that this peer group reflected a reasonable cross-section of our labor market for talent and included companies that our investors might consider in determining the reasonableness of our pay and alignment of our pay with our performance.
From time to time, the committee also considers compensation data analyzed by FW Cook regarding similarly-sized ASX-traded publicly listed companies for our Australia-based executives as well as for our chief executive officer. The committee considers but generally gives less weight to the Australian market data because the ASX peer group is less comparable to Resmed in size and product offerings, and because Resmed compensates senior executives and directors based on a US-style pay model, which is structurally and quantitatively different from the typical practices of companies in the ASX peer group, but consistent with its US peers and other companies traded on the NYSE. That said, the committee did perform a review against Australian companies in February 2025 and recommended removing SEEK due to its smaller size and adding Computershare for fiscal year 2026. Computershare was removed from the group in 2021 due to low market cap but it has been back within the target range.

2026 Proxy Statement | 57

Executive Compensation

Australian Peer Group
Amcor	Ramsay Healthcare
Aristocrat Leisure	REA Group
Brambles	Reece Limited
Cochlear Limited	Sonic Healthcare
Computershare	Telstra
CSL Limited	Transurban
Fisher & Paykel Healthcare Limited	Xero
James Hardie Industries PLC
At the time the Australian companies were reviewed, Resmed was above the 90th percentile in market capitalization compared to our Australian peer group, and approximately at the median in trailing twelve-months’ revenue.
Compensation Risk Assessment
During fiscal year 2026, the compensation and leadership development committee reviewed our compensation programs, policies and practices for executives as well as for all employees, including sales employees, to evaluate whether the policies or practices present an environment that would facilitate excessive risks or behaviors. The committee was assisted in its various compensation reviews by advice from its independent compensation consultant.
The committee believes that our programs, policies and practices are not reasonably likely to have a material adverse effect on our company. The committee believes that the structure and design of the programs do not create incentives to take on too much risk, and that we have policies in place to mitigate risk-taking and support a long-term orientation. These conclusions are supported by the combination of controls and considerations used in our compensation program, including the annual review of the program, blend of short-term, long-term, and incentive-based compensation, the use of performance-based targets and evaluations, oversight of the programs by the committee and senior management, hold back and clawback provisions, and caps on payouts in certain circumstances. The committee believes incentive arrangements encourage behaviors aligned with the long-term interests of stockholders.
Fiscal Year 2026 NEO Compensation
Base Salary
Base salaries provide our executives with a degree of financial certainty and stability. To attract and retain highly qualified executives, we pay within salary ranges that are generally based on similar positions in companies of comparable size and complexity in the US. Using the peer group data, the committee assesses market base salaries at the median, 60th and 75th percentiles. Our executive compensation philosophy is to be guided by salaries for high performing and experienced officers among our US peer group. Adjustments are made based on the committee’s assessment of position, performance, experience, location, and role.
We typically review annual salary adjustments for our named executive officers each August with an effective adjustment date in December of each year. For fiscal 2026, after consideration of market data, the committee approved salary increases averaging 9% in order to maintain base salaries at levels competitive to our US peer group.
The table below shows the base salaries for our named executive officers. For Mr. Leong and Mr. Sandercock, who are based in Australia, the amounts shown in the table below represent the US dollar equivalent of their non-US dollar-denominated salaries, which is impacted by currency fluctuations. We believe that year-to-year currency fluctuations make the constant currency increases most meaningful for officers residing outside the US.

58 | 2026 Proxy Statement

Executive Compensation

Named executive officer	Fiscal year 2026 base salary		Fiscal year 2025 base salary		Constant currency percentage increase from 2025 to 2026
Michael Farrell	$1,300,000		$1,235,000		5.3%
Chairman of the board and chief executive officer
Aaron Bloomer	$725,000		n/a		n/a
Chief financial officer
Justin Leong	$742,516	(a)	$715,292	(a)	7.0%
Chief product officer	AUD 1,142,332		AUD 1,067,600
Michael Rider	$550,000		$515,000		6.8%
Global general counsel and secretary
Brett Sandercock	$614,827	(a)	$537,072	(a)	18.0%
Former chief financial officer and special advisor to CEO	AUD 945,888		AUD 801,600
(a)These amounts reflect the exchange rate we used in setting our budget for the respective fiscal year. The exchange rate used for 2026 was approximately AUD:USD 1 to 0.65, and the exchange rate for 2025 was approximately AUD:USD 1 to 0.67. The fiscal year 2025 U.S. dollar base salary amounts shown above have been updated to apply the fiscal year 2025 Australian-dollar base salaries to the applicable fiscal year 2025 exchange rate.

2026 Proxy Statement | 59

Executive Compensation
Annual Performance-Based Short-Term Cash Incentives
The purpose of our annual short-term cash incentive program is to motivate our executives to meet or exceed our company-wide and business unit short-term operating performance objectives and strategies. The program is intended to motivate our management team to execute on our business goals, to exceed our budgeted performance, to share our success with eligible employees to the extent warranted by our performance, and to provide competitive compensation. Amounts earned are based on a targeted percentage of actual pro-rata salary paid for the year, rather than the base salary in effect at the end of the year.
In setting short-term incentive target opportunities for fiscal year 2026, the committee reviewed data for the 50th, 60th, and 75th percentiles of the peer group. For fiscal year 2026 the committee made no change to the target short-term incentive opportunity for our named executive officers, which range from 60% to 135%, as the committee determined such levels continued to be competitive with our peer group.
The performance measures for fiscal 2026 were adjusted net sales and adjusted net operating profit, weighted equally, for all executives.
The payout structure for our short-term incentive program has remained the same for several years although the goals are updated and have increased each year to align with the company’s annual business plan. Amounts earned are based on achieving pre-established goals for each performance metric, applied to each metric individually, as described in the following table. Payouts are expressed as a percentage of short-term incentive opportunity for that performance metric. Performance between the achievement levels is paid based on linear interpolation. The committee has established a cap on the maximum short-term incentive total payout at 200% of each officer’s target short-term incentive opportunity, with no payout on a performance measure if performance is less than 85% of target for that measure.

No Payout	50% Payout	100% Payout	150% Payout	200% Payout
<85% of goal	85% of goal	100% of goal	115% of goal	≥130% of goal
The committee approves the actual short-term incentive payouts for executive officers under these criteria after the end of the fiscal year, and after reviewing our financial data and performance.
The goals and actual performance for each of the metrics for the 2026 fiscal year that ended on June 30, 2026, are listed below:

Short-Term Incentive Component	Threshold Performance- 50% Payout ($ in Millions)	Targeted Performance- 100% Payout ($ in Millions)	Maximum Performance- 200% Payout ($ in Millions)	Actual Performance ($ in Millions)	Percentage of Targeted Performance Achieved	Short-Term Incentive Percentage Earned Based on Percentage Achieved
Adjusted net sales	$4,809	$5,659	$7,356	$5,646	99.78%	99.28%
Adjusted net operating profit	$1,814	$2,135	$2,775	$2,155	100.93%	103.10%
Total achieved after weighting						101.19%
(50% each)
We set challenging goals for fiscal year 2026. Each of our target goals for fiscal year 2026 required growth over the prior fiscal year actual performance. The continued demand for our sleep devices and growth in our Residential Care Software business drove improvement in our sales along with improvement in our operating profit created by procurement, manufacturing and logistics efficiencies in fiscal year 2026.
Our fiscal year 2026 adjusted net sales (adjusted for committee-approved plan calculations) target of $5,659 million represents 10.2% growth over our actual adjusted net sales of $5,137 million under the plan for fiscal year 2025. Our actual fiscal year 2026 adjusted net sales growth performance (adjusted for committee-approved plan calculations) was 9.9%, from $5,137 million in fiscal year 2025 to $5,646 million in fiscal 2026 resulting in 99.28% of target opportunity earned for this metric before weighting.

60 | 2026 Proxy Statement

Executive Compensation
Our fiscal year 2026 target for adjusted net operating profit target of $2,135 million represented 15.6% growth over our actual adjusted net operating profit of $1,847 million under the plan for fiscal 2025. Our actual adjusted net operating profit performance (adjusted for committee-approved plan calculations) increased by 16.7%, from $1,847 million in fiscal year 2025 to $2,155 million in fiscal year 2026, resulting in 103.10% of target opportunity earned for this metric before weighting, reflecting our improved cost discipline and accelerated profitability, both of which were a focus of our executive team and a benefit to our stockholders.
Incentive Plan Adjustments
The short-term incentive targets are set when our internal forecasts and budget for the full fiscal year are finalized and approved by the board, which for fiscal year 2026 occurred in August 2025. Our internal forecasts for the GAAP measures of net sales and operating profit set the basis for our short-term incentive targets. In calculating short-term incentive metrics achievement, the committee made adjustments, consistent with plan parameters, as shown in the table below, from our GAAP financial statement revenue and operating profit calculations and from our internal reporting, to eliminate the impact of certain non-operating revenue and expenses as set forth in the table below.

STI metric and adjustment(s)	Amount (000's)
Net sales (GAAP)	$5,653,443
use budgeted exchange rates	$(6,207)
exclude sales from unbudgeted acquisitions	$(995)
Adjusted net sales	$5,646,241
Operating profit (GAAP)	$1,886,715
exclude stock-based compensation	$103,440
exclude amortization of acquired intangibles—cost of sales	$31,779
exclude amortization of acquired intangibles—operating expenses	$45,466
exclude profits and losses from unbudgeted acquisitions	$4,050
exclude acquisition-related costs	$11,486
exclude restructuring	$21,745
exclude Astral field safety notification expenses	$41,885
use budgeted exchange rates	$8,433
Adjusted net operating profit	$2,154,999
The following table shows the 2026 fiscal year cash incentives at target and as earned. All actual short-term incentive payments were funded in accordance with the pre-established formulas prorating the actual target bonus amount based on the effective period of the compensation components within the fiscal year, with any base salary and target bonus increases effective on December 1st; there was no discretionary or individual adjustment by the compensation and leadership development committee.

Named executive officer	Annual short-term incentive target percentage	Annual short-term incentive target	Annual short-term incentive earned		Actual short-term incentive as a percentage of target
Michael Farrell	135%	$1,718,408	$1,738,857		101.19%
Aaron Bloomer	80%	$91,640	$92,731	(a)	101.19%
Justin Leong	80%	$602,342	$609,510	(b)	101.19%
Michael Rider	60%	$321,243	$325,066		101.19%
Brett Sandercock	80%	$480,131	$485,845	(b)	101.19%
(a)Mr. Bloomer's annual short-term incentive award was prorated from his start date on May 4, 2026 to the end of the fiscal year, June 30, 2026.
(b)These amounts are in USD and are converted from the amounts that were approved in local currency by the committee. The foreign currency is converted to USD based on the fiscal year 2026 average annual exchange rate of approximately AUD:USD 1 to 0.6776.

2026 Proxy Statement | 61

Executive Compensation
Long-Term Incentive Equity Award Program

	25% PSUs earned based on performance (absolute TSR)	PSUs, vesting after four years, unless accelerated for performance after three years, based on TSR

Long-term incentive grant value
	25% PSUs earned based on performance (relative TSR)	PSUs, vesting after three years, based on relative TSR performance against S&P 500 index peer group

	50% time-vested options and/or RSUs based on threshold performance	Choice of options, RSUs, or a 50/50 split, vesting ratably over three years. RSUs earned based on adjusted net operating profit targets.

The largest component of our named executive officers’ direct compensation provides a long-term incentive and alignment with stockholders through equity participation. The primary purpose of granting equity awards is to link our officers’ financial success to that of our stockholders, with the value of the equity awards increasing only as our stock price increases, and to promote long-term value creation. Our equity mix is 50% in long-term performance-based PSUs comprised of absolute TSR PSUs and relative TSR PSUs (with a 50/50 split), and the remaining 50% in performance-based RSUs for executives and/or stock options with vesting over three years. This mix increases the capability of the committee to effectively manage our use of shares under our stock plan, balances the performance leverage and performance risk provided by various equity vehicles, and promotes long-term stock appreciation and value creation.
During fiscal year 2026, we continued to grant PSUs for 50% of the annual equity value for executive officers, and to provide named executive officers the choice to select whether the balance of their equity awards would be entirely in the form of stock options, entirely in executive RSUs (subject to performance measures) or evenly split (in value) between the two. The combined availability of options and RSUs gives our executives the opportunity to balance the incentive award in a manner that suits their particular risk profile and their own preferences in financial or tax planning in US and non-US jurisdictions.
We do not pay dividends or dividend equivalents on any of our unvested or unearned equity awards.
Fiscal Year 2026 Equity Grant Values
Each year the committee establishes equity grant values with the number of PSUs, RSUs, and/or stock options determined by the per share grant date values computed under Financial Accounting Standards Board Accounting Standards Codification Topic 718 as determined by an independent consultant.
In determining the value of awards granted to specific named executive officers, the committee reviewed our performance, the number of outstanding awards available, the present value of the proposed grant, existing unvested equity ownership, the awards granted in prior years, and the grant practices of our peer group companies. For fiscal year 2026, the committee reviewed peer company data to determine competitive equity award values, at the median, 60th, and 75th percentiles, for each officer’s position. The committee also considered internal equity relationships to promote a team-based approach for our senior management team. In arriving at the specific grant size, the committee considered the peer group benchmarks at an individual level, as well as aggregate equity compensation for similar groups across our peers. The committee also considered our officers’ individual performance during the prior fiscal year as well as their experience in their role, and expected future

62 | 2026 Proxy Statement

Executive Compensation
contributions. Taking all those factors into account, the committee approved increased fiscal year 2026 equity grant values as follows:
•our chief executive officer received an 11.1% increase, which was informed by company performance in fiscal year 2025, and to maintain the market competitiveness of his equity compensation;
•our current chief financial officer received a $3.3 million new hire equity award, to align with comparable market practice for newly hired executives with value aligned to market;
•our chief product officer received a 19.2% increase, to align with comparable market values
•our global general counsel received a 10.7% increase, to align with comparable market values; and
•our former chief financial officer and special advisor to the CEO received a fiscal year 2026 award in November 2025 equal to his fiscal year 2025 award.
The following table sets forth annual equity grant values provided to our named executive officers in fiscal year 2026 (compared to fiscal 2025), as well as the elections made by our named executive officers regarding the form of award to receive for fiscal 2026.

Named Executive Officer	Prior Year Approved Grant Value	Fiscal Year 2026 Approved Grant Value	Percentage of Grant Value in Performance-Based Stock Units(a)	Percentage of Grant Value in Stock Options	Percentage of Grant Value in Restricted Stock Units
Michael Farrell	$11,700,000	$13,000,000	50%	25%	25%
Aaron Bloomer	n/a	$3,300,000	50%	0%	50%
Justin Leong	$2,600,000	$3,100,000	50%	0%	50%
Michael Rider	$1,400,000	$1,550,000	50%	0%	50%
Brett Sandercock	$2,600,000	$2,600,000	50%	0%	50%
(a)Performance stock units were comprised of 50% of the award based on absolute TSR and 50% on relative TSR.
Terms of Performance Stock Units
Program design. Equity grants to named executive officers during fiscal year 2026 were made under our ResMed Inc. 2009 Incentive Award Plan, as amended and restated (the “2009 Amended and Restated Plan”). Long-term PSUs are granted in November as compensation for that same fiscal year. The PSUs for fiscal year 2026 were granted in November 2025 with 50% of the PSUs granted being earned based on our TSR performance relative to the TSR of the S&P 500 Index companies over a three-year performance period and the remaining 50% of PSUs being earned based on our absolute TSR performance.
Absolute TSR PSUs. Absolute TSR PSUs are earned and cliff vest after the fourth anniversary of the grant based on our absolute TSR performance during that four-year period, with an opportunity to accelerate payouts after year three if TSR performance is at or above threshold TSR for the three-year performance period, as shown in the table below. If there is acceleration for TSR performance to three years at any level of payout, then the PSU performance period is complete and there is no opportunity to earn additional shares after the end of the accelerated three-year period. The share price at the grant date (in November) is used as the starting point for the TSR calculation, and a trailing 30 trading-day average share price is used to calculate the share price at the end of each performance period.

TSR Requirements	Annual Base TSR	Cumulative 4-year TSR	Accelerated Cumulative 3-year TSR	Payout Percentage of Target Shares Granted
Below threshold	Below 5%	Less than 21.6%	Less than 15.8%	0%
Threshold	5%	21.6%	15.8%	50%
Target	10%	46.4%	33.1%	100%
Maximum	15%	74.9%	52.1%	200%

2026 Proxy Statement | 63

Executive Compensation
Shares earned between these achievement levels are based on linear interpolation. The program has several features to minimize the impact of daily volatility and point-to-point variation, and to encourage accelerated achievement of absolute TSR goals. A 30 trading-day average price is used to measure performance at the end of the period. If cumulative absolute TSR is 15.8% or greater after three years, representing 5% annual growth required for threshold performance, then threshold is earned, with interpolation for three-year cumulative TSR between approximately 16%, 33%, and 52%, as shown in the chart above. If, during the first three years, cumulative TSR after grant is equal to or greater than 33.1% at the end of any fiscal quarter, representing target performance after three years, then 25% of the target award would be deemed earned, is banked, and paid out at the end of year three, even if performance at the end of year three is below the three-year threshold. The banking can only occur once, and any final payout would be net of the banked amount. The rationale for banking this relatively small (7% of the overall value of the equity grant) payout that remains unvested until year three is to retain award holders for at least three years partially rewarding targeted stockholder value creation, when stockholders have had the opportunity to realize a minimum level of 33.1% TSR in a short time.
Relative TSR PSUs. Commencing with the fiscal 2024 grants, 50% of the PSUs granted are earned based on our relative TSR performance compared to the TSR performance of the S&P 500 Index over a three-year performance period. Payout can range from 45% to 200% of target PSUs granted, with threshold relative TSR performance at the 30th percentile resulting in a 45% payout, target relative TSR performance at 60th percentile resulting in 100% payout, and relative performance at 95th percentile or better resulting in 200% payout; provided, however, that if our absolute TSR is negative, then payout of Relative TSR PSUs cannot exceed 100% regardless of relative percentile performance. No relative TSR payout is earned for below threshold performance. Shares earned between threshold and maximum achievement levels are based on linear interpolation. A 30 trading-day average price is used to measure performance at the end of the period. There is no banking feature with the Relative TSR PSUs.
Our executives’ PSU grants are aligned with the interests of our stockholders. The Absolute TSR PSUs granted in November 2021 (fiscal year 2022) did not achieve the required goals for the four-year performance period ending in November 2025 and were forfeited. This pay-for-performance outcome after the fourth year continues to align pay with performance, with no discretionary adjustments by the committee. Forfeited Absolute TSR PSU grants are shown in the table below.

Named executive officer	Forfeited number of Fiscal 2022 PSUs outstanding at four-year performance
Michael Farrell	12,392
Aaron Bloomer(a)	n/a
Justin Leong	1,652
Michael Rider (a)	0
Brett Sandercock	2,753
(a)Mr. Rider was not granted PSUs prior to his promotion on July 1, 2023; Mr. Bloomer started on May 4, 2026.
As a result of our stock price performance over the three-year accelerated performance period of the outstanding absolute TSR PSUs granted in November 2022 (fiscal year 2023), those PSUs achieved 19.2% cumulative TSR and 6.1% annualized TSR in November 2025 which exceeded threshold and paid out at 60.54%. The beginning stock price was $224.58 and average 30-day closing price at the end of the performance period on November 15, 2025 was $268.19.

Named executive officer	Certified number of Fiscal 2023 PSUs at three-year performance
Michael Farrell	13,551
Aaron Bloomer (a)	n/a
Justin Leong	1,848
Michael Rider (b)	0
Brett Sandercock	2,710
(a)Mr. Bloomer joined the company on May 4, 2026.
(b)Mr. Rider was not granted PSUs prior to his promotion on July 1, 2023.
Our stock price performance over the 2026 fiscal year from $258.00 on June 30, 2025 to $194.88 on June 30, 2026 eroded stockholder value and reduced the likelihood of potential payouts for performance based awards. Both absolute and relative

64 | 2026 Proxy Statement

Executive Compensation
TSR performance awards issued in fiscal years 2025 and 2026 have insufficient growth since the grant date such that no payouts would occur if the share price at the end of their applicable performance periods is equal to our June 30, 2026 stock price. Fiscal year 2024 performance awards based on absolute and relative TSR would payout at 110% and 96% respectively, if the share price at the end of their applicable performance period in November 2026 is equal to our June 30, 2026 price. Twenty-five percent of fiscal 2024 Absolute TSR PSUs were earned at target and have been banked as of the quarter ending June 30, 2024. Banked awards are vested at the end of the three-year performance period. While some performance awards currently track to payout over target due to our stock price, the illustrative no-payout results for awards issued in fiscal years 2025 and 2026 demonstrate our focus on tying at-risk pay to stock price to align with stockholders holding ownership over the long term. The target stock prices for absolute TSR in fiscal years 2025 and 2026 are $312.51 and $324.65 respectively, well above our fiscal year 2026 ending stock price of $194.88.

Fiscal Year	PSU Grant Date	Starting Price	TSR	25% of Absolute TSR PSUs Earned and Banked	Percent of Target Payout Based on (June 30, 2026) Stock Price of $194.88
2024	November 16, 2023	$148.90	Absolute	Earned June 2024 subject to vesting	110%
2024	November 16, 2023	$148.90	Relative	Not applicable	96%
2025	November 20, 2024	$241.55	Absolute	No	0%
2025	November 20, 2024	$241.55	Relative	Not applicable	0%
2026	November 20, 2025	$243.92	Absolute	No	0%
2026	November 20, 2025	$243.92	Relative	Not applicable	0%
Terms of Restricted Stock Units and Stock Options
For fiscal year 2026, we continued our policy of allowing our named executive officers the choice of whether to receive all options, all performance-based RSUs, or a 50:50 split of the two award types for the 50% of their award that is not granted in PSUs. That choice is made well in advance of the grant date.
Restricted stock units. Our executive RSUs are subject to performance conditions to vesting based on meeting threshold levels of profitability measured by our actual adjusted net profits compared to board approved targeted levels of earnings for each of the three performance periods: (1) third fiscal quarter; (2) fourth fiscal quarter; and (3) the third and fourth fiscal quarters combined. One half of the RSUs granted may be earned based on net operating profits after tax for each of the third and fourth fiscal quarters. No more than 100% of the RSUs granted may be earned, and once the target is met for a performance period, all RSUs associated with that period are earned. If the target for a performance period is not met, none of the RSUs for that period are earned.
Once earned, the executive RSUs are subject to time-based vesting in one-third annual increments from the date of the grant, based on continued service with us, which facilitates retention and aligns with the interests of our long term stockholders. RSUs are also eligible for pro rata retirement treatment for employees sixty years of age with at least five years of service. We do not pay dividends or dividend equivalents on any of our unvested equity awards including RSUs.
In August 2026, the committee determined that the performance condition for the November 2025 RSU grants to executive officers had been met as shown in the table below, and that 100% of the executive RSUs granted were earned. The earned RSUs remain subject to one-third annual vesting increments from the date of grant, based on continued service.

Performance Component	Threshold (in US$ thousands)	Approximate Actual Performance (in US$ thousands)	Percentage Earned of RSU Award for the Metric
Fiscal year 2026 third quarter adjusted earnings	$208,584	$417,167	50%
Fiscal year 2026 fourth quarter adjusted earnings	$214,166	$428,332	50%
2026 third and fourth quarter adjusted earnings	$422,749	$845,499	100%
Stock options. The 2009 Amended and Restated Plan--and best practices in the US and Australia--requires that the exercise price of options equal the fair market value on the grant date, as measured by the closing price on the NYSE on that date. Stock options granted to named executive officers and certain other senior executives during the November annual grant

2026 Proxy Statement | 65

Executive Compensation
process become exercisable one-third per year on November 11 of each year after the grant date, subject to the executive’s continued service with us, and have a seven-year term unless the executive’s employment with us ends.
The committee considers stock options performance-based compensation. The ultimate economic value received by an option recipient depends on our future stock price performance, and could be zero, if the stock price does not increase above the strike price. These features of stock options align our executives’ interests with stockholders’ interests.
Perquisites and Other Benefits
During fiscal year 2026, after review by the committee, we continued the limited benefits described below to our named executive officers. The incremental cost to us for these benefits is described in the summary compensation table.
•We provide comprehensive periodic medical examinations to promote personal health and work/life balance. We believe this benefits us as well as the individuals through improved health, productivity, and longevity, and is consistent with Resmed’s mission as a health and wellness solutions innovator. During fiscal year 2026, Mr. Sandercock received a medical examination under this program.
•We also provided paid time-off, medical plans, dental plans, vision plans, tax-qualified defined contribution retirement plans (including matching contributions and government-mandated contributions). Named executive officers are eligible to participate in these benefit programs on the same basis as other similarly-situated employees in their respective locations. We provide our named executive officers with supplemental life and disability insurance benefits not generally available to employees outside of the U.S., although the disability insurance is generally available on the same terms to all US employees.
•We participate in an aircraft travel program to provide for more efficient use of time and to provide a more secure and confidential travel environment in which to conduct company business. This program is used primarily for business purposes but is available for personal use by our chief executive officer. The aggregate incremental cost to us for any personal use is reviewed at least annually by the compensation and leadership development committee. In fiscal year 2026, the committee approved an increase to our chief executive officer’s personal aircraft benefit from $200,000 in fiscal year 2025 to $250,000 in fiscal year 2026. This increase is due to the increased cost of fuel and pilot expense as well as required maintenance and improvements, resulting in an increase in the cost of operating the aircraft. The committee removed our non-officer chairman emeritus’ personal aircraft benefit due to non-use. Personal use by other named executive officers is on an exception basis and requires our chief executive officer’s approval.
Aircraft use by an employee, spouse or guest that does not constitute business use based on IRS guidance is treated as imputed income to the employee, based on the IRS standard industry fare level. We do not reimburse for taxes on the imputed income.
We believe that these policies are appropriate to provide increased productivity and security, as well as a comprehensive and competitive compensation package for our chief executive officer.
•We typically provide benefits in connection with sales incentive award travel programs, including travel, hotel, meals, entertainment, and other expenses of the executive officer and the officer’s spouse or guest. Our policy reflects the committee’s belief that our senior executive officers’ attendance at these programs is a part of their general business duties. The programs are primarily targeted for sales personnel and other key management who regularly interact with our customers and to recognize their contributions to us. The committee believes that participation by executives in these programs enhances the overall sales incentive programs and requires their attendance to the extent determined by sales leadership. We provide these benefits on the same general basis as we provide to non-executives who qualify to participate in the programs, including a tax gross-up. The tax gross-up is provided to all participants so that they are not discouraged from participating due to tax expenses that would otherwise be a personal expense.
CFO Transition and Consulting Arrangements
Effective May 4, 2026, Mr. Sandercock stepped down as our chief financial officer. To support an orderly leadership transition, he entered into a transition agreement under which he agreed to remain employed by Resmed as special advisor to our chairman and chief executive officer through December 31, 2026 (the “Transition Agreement”). He also entered into a consulting agreement under which he will serve as special advisor to our chief executive officer from January 1, 2027 through December 31, 2027 (the “Consulting Agreement”).
As special advisor, Mr. Sandercock provides transition and continuity support. His responsibilities include assisting with the transfer of his chief financial officer responsibilities, advising the chief executive officer on financial, capital allocation and

66 | 2026 Proxy Statement

Executive Compensation
strategic matters, and providing institutional knowledge and other support requested by the company. Mr. Sandercock also provided input during management’s evaluation of independent auditors and its recommendation to the audit committee to appoint PwC. He is also supporting management’s implementation of the audit committee’s appointment of PwC as our independent registered public accounting firm for fiscal year 2027. These arrangements are intended to support the orderly transition to our new chief financial officer and retain Mr. Sandercock’s institutional knowledge for significant finance, accounting and strategic initiatives, including the transition to PwC following more than 30 years with KPMG LLP.
Under the Transition Agreement, Mr. Sandercock remains an employee of the company and will continue to receive his regular salary and benefits, including superannuation, through December 31, 2026. We will apply Mr. Sandercock’s accrued long service leave entitlement against the salary otherwise payable during this period. This treatment will reduce or eliminate the separate long service leave payment otherwise payable when his employment ends.
In consideration for his continued employment and transition services through December 31, 2026, we agreed to pay Mr. Sandercock a transition payment of approximately $261,595, equal to six months of his fiscal year 2027 target short-term incentive opportunity. Mr. Sandercock will not receive a separate fiscal year 2027 short-term incentive payment. He will also not receive an additional equity award in November 2026. The transition payment is conditioned on Mr. Sandercock’s continued employment through December 31, 2026, execution of a general release of claims in favor of the company, and compliance with the company’s information-return and deletion requirements upon his transition to a consulting role. Subject to satisfaction of these conditions, the transition payment is expected to be made in January 2027.
Mr. Sandercock will not receive any cash consulting fees or new equity awards in connection with his consulting services. His continued service as a consultant will permit his existing equity awards to remain outstanding and potentially vest, generally on a pro rata basis, if he satisfies the applicable service and performance conditions and becomes eligible for retirement treatment under the applicable equity award agreements and the Consulting Agreement. Mr. Sandercock’s absolute and relative TSR PSUs will remain subject to the applicable performance conditions and will be eligible for the foregoing pro rata vesting only to the extent the applicable conditions are achieved. If he completes the consulting term, the PSUs will be measured at the end of the term. The Consulting Agreement does not provide accelerated vesting or waive any performance condition. Any portion of Mr. Sandercock’s equity awards scheduled to vest after December 31, 2027 and any PSUs for which the applicable performance conditions are not achieved will be forfeited and canceled.
During the consulting term, Mr. Sandercock will be subject to the confidentiality, non-solicitation, non-disparagement and non-competition obligations contained in the Consulting Agreement. Either party may terminate the Consulting Agreement on 15 days’ prior written notice. If the company terminates the Consulting Agreement without cause, Mr. Sandercock will receive a cash payment equal to the value, determined as of the termination date, of the applicable portion of his 2024 and 2025 RSUs eligible to vest on or before December 31, 2027 and the applicable pro rata portion of his absolute and relative TSR PSUs will be measured and become payable subject to achievement of the performance conditions as of the termination date in accordance with their existing terms. If Mr. Sandercock voluntarily terminates the Consulting Agreement without cause, all then-unvested awards covered by the Consulting Agreement will be forfeited, notwithstanding the retirement provisions of the applicable equity award agreements.
Mr. Sandercock’s existing change-of-control agreement will remain in effect only during his continued employment under the Transition Agreement and will terminate when his employment ends on December 31, 2026. The Consulting Agreement does not extend his change-of-control benefits into the consulting period.
See “Potential Payments on Termination or Change of Control” for additional information.

Chief Financial Officer Appointment and Compensation Arrangement
In connection with the appointment of Aaron Bloomer as Chief Financial Officer on May 4, 2026, the committee approved a compensation package that it determined was necessary to attract and retain a highly qualified executive in a competitive market. Mr. Bloomer's compensation arrangement included an annual base salary of $725,000 and an annual target short-term incentive opportunity equal to 80% of base salary. The committee also approved a one-time $150,000 cash sign-on bonus, subject to a 24-month repayment provision upon voluntary resignation, and a one-time sign-on equity award with a target grant value of $3.3 million with 50% delivered in performance-based equity awards and 50% delivered in executive RSUs to support recruitment and retention and to align with market practice. Mr. Bloomer’s June 2026 award was his only FY26 equity award. Mr. Bloomer will be eligible to receive an FY27 equity award of $3.3 million in November 2026, subject to review and approval by the committee and aligned with the grant schedule for our other NEOs. Mr. Bloomer will be eligible for relocation benefits should he transition his residence to the San Diego area in the future.

2026 Proxy Statement | 67

Executive Compensation
Other Compensation Policies and Practices
Equity Ownership and Retention Guidelines
We have rigorous equity share ownership guidelines for our executive officers to improve long-term alignment of stockholder and management interests. Our guidelines require our chief executive officer to achieve stock ownership levels in Resmed common stock of at least six times his annual base salary, while all other named executive officers are required to own at least three times their respective annual salaries. All guidelines must be met within five years after appointment or promotion. In calculating stock ownership, we exclude both the value of restricted stock units or performance stock units subject to unmet performance criteria and stock options. We include executive restricted stock units subject to time-based vesting conditions. Any time these guidelines are not met (whether during the initial five-year period or after they have previously been met), then on vesting of PSUs, executive RSUs or option exercise, the officer must retain shares equal to 50% of the after-tax value of shares acquired on the vesting or exercise until the officer’s guidelines are met.
As of our June 30, 2026, fiscal year-end measurement date, each of our named executive officers (other than Mr. Bloomer, who became subject to the guidelines upon his appointment as chief financial officer on May 4, 2026) was in compliance with our ownership guidelines.
Change of Control, Termination, and Retirement Arrangements
Our named executive officers have limited contractual rights to receive severance payments if employment is terminated, as described below.
Change of Control Agreements
We have change-of-control agreements with each of our named executive officers and certain other members of our senior management team. The agreements with our named executive officers generally have three-year terms. If a named executive officer experiences a qualifying termination within six months before or one year after a change of control, the agreements provide for double-trigger vesting of outstanding time-based equity awards, including stock options and restricted stock units, and a lump-sum severance payment. The severance payment equals two times, for our chief executive officer, or one and one-half times, for our other named executive officers, the sum of the executive’s applicable base salary and short-term incentive amount. The agreements also provide specified additional benefits following a qualifying termination.
Performance stock units are earned and vest as of the date of a change of control based on performance through that date. Mr. Sandercock’s change-of-control agreement will remain in effect during his employment as special advisor to our chairman and chief executive officer and will terminate on December 31, 2026. The agreement will not extend into his consulting term.
In August 2024, after review and consultation regarding market practices, the committee eliminated the payment of company contributions to retirement plans, unless required under local law, for a qualifying termination in connection with a change in control. Our agreements do not contain excise tax gross-up benefits, reflecting the committee’s view of best practice, and in response to views expressed by our stockholders. The agreements include instead a “best pay” limitation, which reduces the severance payments and benefits payable to the extent necessary so that no portion of any payments or benefits payable upon a change of control of our company would be subject to the excise tax under Section 280G of the US Internal Revenue Code if the reduction would result in the net after-tax amount payable to the employee being greater than the net amount received without the reduction. The agreements do provide a limited additional lump sum gross-up payment amount to offset any tax obligations attributable to the medical and dental health benefits in the event of a qualifying termination in connection with a change of control. A description of the material terms of our change of control agreements can be found in “Potential payments on termination or change of control.”
The committee believes that these agreements are needed to attract and retain senior level candidates considering the relatively specialized nature of our offerings and the continued potential for merger and acquisition activity in the medical technology market sector. Also, the committee believes that the agreements assure appropriate motivation by senior management to evaluate potential transactions that may involve us.
Equity Award Agreement Terms
All currently unvested executive RSUs and stock options held by the named executive officers will only accelerate vesting on a double-trigger basis in connection with a change of control, that is, if the executive officer's employment is terminated

68 | 2026 Proxy Statement

Executive Compensation
under specified circumstances within six months before or one year after a change of control. PSUs held by the named executive officers will vest immediately as of the date of a change of control, with the number of units earned based on performance through the date of the change of control. Additionally, PSUs will vest on a pro-rata basis if the executive officer’s employment is terminated under specified circumstances, with the number of units earned based on performance through the date of the qualifying termination, and prorated based on the executive’s service during the performance period. A description of the material terms of our equity award agreements can be found in “Potential payments on termination or change of control.”
Deferred Compensation Plan
We maintain the ResMed Inc. Deferred Compensation Plan, under which eligible US employees (including executive officers) selected to participate in the deferred compensation plan may elect to defer a portion of their base salary, short-term incentive, commissions, and other specified compensation. The amounts deferred under the plan represent an unsecured general obligation to make payments to the participant in the future. Amounts deferred under the plan are credited to accounts maintained under the plan for each participant and are credited with earnings, gains, or losses based on investment options chosen by the participant.
The committee believes that the deferred compensation plan represents an additional retention tool for executive management, as well as an attractive vehicle in recruiting talent to our executive team.
Clawback Policy
In 2023, we updated our compensation recovery policy, which provides for the recovery of incentive compensation from our executive officers consistent with NYSE rules. In addition to the requirements of these rules, our updated policy includes stock options and other forms of time-based compensation as incentive compensation that is subject to recovery, or that may be used as a means of satisfying recovery obligations. The policy states that if Resmed is required to prepare a restatement (as defined in our compensation recovery policy), Resmed must recover the portion of any incentive-based compensation that is erroneously awarded, unless the compensation and leadership development committee determines that recovery would be impracticable. Recovery is required regardless of whether the executive officer or other senior management engaged in misconduct or otherwise contributed to the requirement for the restatement and regardless of whether or when restated financial statements are filed by Resmed. Additionally, we will recover compensation earned based on performance goals not related to a financial reporting measure and/or to awards that vest based on continued employment or service. All recovery shall occur in the amount and manner determined by the compensation and leadership development committee.
Pledging and Hedging
We have a policy prohibiting our officers and directors from hedging or pledging their Resmed stock. See “Governance Policies and Practices - Pledging and Hedging,” above.
Compensation and Leadership Development Committee Report
The compensation and leadership development committee has reviewed and discussed the compensation discussion and analysis with management, and based on the review and discussions, the compensation and leadership development committee has recommended to our board that the compensation discussion and analysis be included in our 2026 annual report on Form 10-K (where it is incorporated by reference) and in this proxy statement for the 2026 annual meeting of stockholders.
Compensation and Leadership Development Committee as of June 30, 2026
Karen Drexler, Chair
Harjit Gill
Nicole Mowad-Nassar
Desney Tan

2026 Proxy Statement | 69

Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our named executive officers for all services rendered in all capacities to us for the fiscal years ended June 30, 2026, 2025, and 2024. We compensate our executive officers in their residences’ local currency. The compensation amounts for named executive officers based outside of the US are presented in US dollars based on an average annual conversion rate for the relevant fiscal years.

Name and principal position	Year	Salary(a)	Stock awards(c)	Option awards(d)	Non-equity incentive plan compensation(e)	All other compensation(f)	Total
Michael Farrell	2026	$1,272,895	$9,749,468	$3,249,907	$1,738,857	$190,522	$16,201,649
Chief executive officer	2025	$1,214,150	$8,775,059	$2,925,007	$1,646,743	$113,584	$14,674,543
	2024	$1,168,987	$8,400,057	$2,800,025	$1,613,032	$138,728	$14,120,829
Aaron Bloomer	2026	$114,550	$3,300,066	$—	$92,731	$8,960	$3,516,307
Chief financial officer
Justin Leong	2026	$752,928	$3,099,837	$—	$609,510	$94,846	$4,557,121
Chief product officer	2025	$677,032	$2,600,037	$—	$552,478	$81,894	$3,911,441
	2024	$586,305	$2,399,823	$—	$497,856	$113,256	$3,597,240
Michael Rider	2026	$535,405	$1,549,527	$—	$325,066	$55,015	$2,465,013
Global general counsel and secretary	2025	$508,745	$1,400,005	$—	$311,363	$69,009	$2,289,122
	2024	$489,575	$1,300,072	$—	$311,789	$52,957	$2,154,393
Brett Sandercock	2026	$600,164	$2,599,517	$—	$485,845	$82,477	$3,768,003
Former chief financial officer and special advisor to CEO	2025	$498,967	$2,600,037	$—	$407,171	$65,835	$3,572,010
	2024	$471,039	$2,299,905	$—	$399,979	$62,642	$3,233,565

(a)Includes salary deferred under defined contribution retirement plans such as our US 401(k) plan, US deferred compensation plan, and Australia superannuation plan. Had these amounts not been deferred, they would have been payable to the officer in cash during the year. The table shows actual amounts paid in each fiscal year, which run from July 1 to June 30. Annual salary adjustments, when made for a fiscal year, are effective December 1 during that fiscal year.
(b)We pay Mr. Leong's and Mr. Sandercock’s base salary in Australian dollars. It is reported here in US dollars based on the fiscal year average annual exchange rates. The average annual exchange rate for fiscal year 2026 was approximately AUD:USD of 1 to 0.6776. Earlier years are reported using the rates disclosed in prior years’ proxy statements.
(c)Stock awards include RSUs and PSUs issued under our 2009 Amended and Restated Plan, and are shown at the grant date fair value, as computed under FASB ASC Topic 718. See the footnotes to the “Grants of plan-based awards” table for further information on the valuation of stock awards. Since the PSUs are earned based solely on our absolute and relative TSR, they do not have performance conditions as defined under ASC 718, and so there are not maximum grant date fair values based on performance conditions that differ from the grant date fair values shown. The RSU maximum grant date value is equal to the target value, which is reflected in the table, because the target value is the maximum amount that can be earned from maximum performance under the RSU performance conditions.
(d)Option awards represent stock options issued under our 2009 Amended and Restated Plan, valued at the grant date computed under FASB ASC Topic 718, as described in more detail in the footnotes to the “Grants of plan-based awards” table.
(e)Represents actual payouts under our performance-based cash short-term incentive plan.

70 | 2026 Proxy Statement

Executive Compensation
(f)The amounts shown consist of our incremental cost for certain specified perquisites for our named executive officers, as follows:

Named Executive Officer	Medical Exams	Personal Use of Company Aircraft(i)	Sales Incentive Award(ii)	Sales Incentive Award tax Gross-Up(ii)	Company Contribution to 401(k) and Non-US Retirement(iii)	Insurance Premiums(iv)
Michael Farrell	$0	$137,624	$4,666	$1,027	$12,500	$34,705
Aaron Bloomer	$0	$0	$0	$0	$7,428	$1,532
Justin Leong	$0	$0	$0	$0	$90,353	$4,493
Michael Rider	$0	$0	$5,593	$1,230	$14,642	$33,550
Brett Sandercock	$1,375	$0	$0	$0	$72,024	$9,078
(i)The calculation of the aggregate incremental cost for personal use of company aircraft includes the variable costs incurred as a result of personal flight activity, which includes fuel, trip related maintenance, universal weather monitoring, on-board catering, landing and ramp fees, excise taxes, and all other miscellaneous costs. No incremental cost for personal use of the aircraft is attributed to a named executive officer when the aircraft was scheduled to the destination for a business purpose, except to the extent spouses accompany the executive. Since our aircraft is primarily used for business purposes, the aggregate incremental cost excludes fixed costs, such as the monthly management fee and amortization, because such costs would have been incurred regardless of the personal use.
(ii)We provided certain named executive officers with benefits in connection with a sales incentive award travel program which is available to sales, marketing, and other non-executive employees. Amounts represent the cost of participation by named executive officers in that program. The cost includes the incremental cost to us of travel, hotel, meals, entertainment and other expenses of the executive officer and the officer’s spouse or guest. The cost shown as gross-up represents the amounts we reimburse the officer for the tax associated with the portion of the program cost imputed as income to the officer in connection with the program. Attendance is part of our officers' management duty and enhances the effectiveness of the sales incentive program.
(iii)We contribute to the US 401(k) plan for each of our participating named executive officers on the same terms that apply to all other eligible employees. For fiscal year 2026, we made a discretionary matching contribution to the 401(k) plan for all US employees in an amount up to 4% of eligible participants’ base salary, normal short-term incentive payments and commissions subject to US Internal Revenue Code limits on the maximum amount of eligible compensation. We also contributed to the Resmed Limited superannuation plan in Australia at the government-mandated rate of 12.0%, based on total base salary, on the same terms that apply to all other eligible employees based in Australia.
(iv)We pay the cost of long-term disability and life insurance policies for U.S.-based employees, including U.S.-based named executive officers. These benefits are not generally available to employees outside the U.S. Amounts shown represent insurance premiums paid during the fiscal year.

2026 Proxy Statement | 71

Executive Compensation
Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards made to our named executive officers for the fiscal year ended June 30, 2026. In the table, PSU refers to our long-term performance-based stock units (with PSUaTSR, referring to our Absolute PSUs tied to our absolute TSR performance, and with PSUrTSR referring to our Relative PSUs tied to our relative TSR PSU performance compared to the TSR performance of the S&P 500 Index), RSU refers to performance-based restricted stock units, and STI refers to performance-based short-term cash incentives.

Named executive officer	Grant date	Grant type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)(c)(d)			All other option awards: number of securities underlying options(b)(e)	Exercise price of option awards ($/share)	Grant date fair value of stock and option awards(f)(g)(h)
			Threshold	Target	Max	Threshold	Target	Max
Michael Farrell	11/20/2025	PSUrTSR				5,222	11,604	23,208			$3,249,932
	11/20/2025	PSUaTSR				6,167	12,333	24,666			$3,249,746
	11/20/2025	RSU				6,774	13,547	13,547			$3,249,790
	11/24/2025	Options							33,288	$250.52	$3,249,907
		STI	$859,204	$1,718,408	$3,436,817
Aaron Bloomer	6/1/2026	PSUrTSR				1,726	3,835	7,670			$825,100
	6/1/2026	PSUaTSR				2,059	4,118	8,236			$825,041
	6/1/2026	RSU				4,536	9,072	9,072			$1,649,925
		STI	$45,820	$91,640	$183,280
Justin Leong	11/20/2025	PSUrTSR				1,245	2,767	5,534			$774,954
	11/20/2025	PSUaTSR				1,471	2,941	5,882			$774,954
	11/20/2025	RSU				3,231	6,461	6,461			$1,549,929
		STI	$301,171	$602,342	$1,204,685
Michael Rider	11/20/2025	PSUrTSR				622	1,383	2,766			$387,337
	11/20/2025	PSUaTSR				735	1,470	2,940			$387,345
	11/20/2025	RSU				1,615	3,230	3,230			$774,845
		STI	$160,622	$321,243	$642,486
Brett Sandercock	11/20/2025	PSUrTSR				1,044	2,320	4,640			$649,762
	11/20/2025	PSUaTSR				1,233	2,466	4,932			$649,791
	11/20/2025	RSU				2,710	5,419	5,419			$1,299,964
		STI	$240,066	$480,131	$960,262
(a)Represents potential payouts under our annual performance-based short-term cash incentive plan for fiscal year 2026. Threshold amounts shown are 50% of incentive opportunity, target amounts are 100% of the incentive opportunity, and maximum amounts are 200% of incentive opportunity. No amounts are earned for below threshold performance. Short-term incentive amounts actually earned for fiscal year 2026 are reflected in the Summary Compensation Table under the column entitled “Non-equity incentive plan compensation.”
(b)Our named executive officers received half the value of their annual equity award as PSUs and may choose to receive the remaining half value of their annual equity award as 100% performance based RSUs, 100% options, or 50% of each; with the final number of RSUs or options based on their value determined under FASB ASC Topic 718.
(c)RSU awards granted in fiscal year 2026 are earned based on performance targets for the third and fourth fiscal quarters of fiscal year 2026. Threshold amounts shown are 50% of the RSUs granted, assuming that only one of the 2026 third quarter or fourth quarter operating profit target is achieved. The target and maximum amounts shown are 100% of the RSUs granted assuming that both the third quarter and fourth quarter targets or the aggregate third and fourth quarter targets are achieved. Based on actual fiscal year 2026 performance, 100% of the units were earned. The earned units will vest annually over three years following the date of grant, subject to the executive's continued service.
(d)Two types of PSUs were granted in fiscal year 2026; 1) PSUrTSR are earned based on the relative TSR of the S&P 500 index over a three-year period starting on the November grant date, in amounts ranging from 45% - 200% of target amount granted, with threshold performance earning 45% of the PSUs granted, target performance earning 100% of the PSUs granted, and maximum performance earning 200% of the PSUs granted, with no payout for below threshold performance and linear interpolation between these goals; and 2) PSUaTSR are earned based on our absolute TSR performance over a four- year period starting on the November grant date (with an opportunity for an early earnout after three years), with threshold amounts equal to 50% of the PSUs granted, target amounts equal to

72 | 2026 Proxy Statement

Executive Compensation
100% of the PSUs granted, and maximum amounts equal to 200% of the PSUs granted, and no PSUs may be earned for performance below threshold performance.
(e)Stock options granted in fiscal year 2026 have an exercise price equal to the NYSE closing price of our common stock on the grant date; one-third are exercisable on November 11th of each of the three years following the grant date, subject to the executive's continued service. The stock options have a seven-year term.
(f)The dollar value of options represents the grant date fair value based on the Black-Scholes model of option valuation, computed in accordance with FASB ASC Topic 718. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that an executive will realize a value at or near the value the Black-Scholes model estimates. The Black-Scholes model is based on an exercise price of $250.52, reflecting the closing price on the date of grant of November 24, 2025, and the remaining assumptions shown in footnote 10 “Stockholders Equity” to our financial statements contained in our Form 10-K for the fiscal year ended June 30, 2026, resulting in a grant date fair value per option share of $97.63.
(g)The dollar value of RSUs represents the grant date fair value computed under FASB ASC Topic 718, based on the probable outcome of the performance conditions, the closing share price of $243.92 for RSUs granted on November 20, 2025 less the present value of lost dividends of $2.40 annually, resulting in a grant date fair value per share of $239.89. Mr. Bloomer's June 1, 2026 was based on the probable outcome of the performance conditions, the closing share price of $186.44, less the present value of lost dividends of $2.40 annually, resulting in a grant date fair value per share of $181.87. The probable outcome of the performance condition was 100% of target amount and the maximum payout is equal to the target payout.
(h)The dollar value for PSUs represents the grant date fair value computed under FASB ASC Topic 718, determined as of the grant date using the Monte-Carlo simulation method, which uses multiple input variables to estimate the probability of meeting the TSR objectives, which is a market condition under FASB ASC Topic 718. For PSUs based on absolute TSR granted on November 20, 2025, assumes $243.92 share price on the date of grant and estimated Monte Carlo valuation of 108.00% ($263.50 per target PSU), rounded to the nearest share. For PSUs based on relative TSR granted on the same date, the estimated Monte Carlo valuation was 115.00% ($280.07 per target PSU). Refer to the table below for the assumptions used for these Monte Carlo valuations. Mr. Bloomer's PSUs based on absolute TSR granted on June 1, 2026, assumes $186.44 share price on the date of grant and estimated Monte Carlo valuation of 107.46% ($200.35 per target PSU), rounded to the nearest share. For PSUs based on relative TSR granted on the same date, the estimated Monte Carlo valuation was 115.40% ($215.15 per target PSU). Refer to the table below for the assumptions used for these Monte Carlo valuations.

Assumptions as of November 20, 2025 grant date	Absolute TSR	Relative TSR
Market price of stock	$243.92	$243.92
Simulation term	4 years	3 years
Expected stock volatility	32.66%	ResMed 32.62% / Peer avg. 29.86%
Risk-free interest rate	3.59%	3.53%
Correlation Coefficients	0%	ResMed .3742 / Peer avg. .4379
Dividend yield	0.98%	0.98%

Assumptions as of June 1, 2026 grant date (a)	Absolute TSR	Relative TSR
Market price of stock	$186.44	$186.44
Simulation term	4 years	3 years
Expected stock volatility	31.58%	ResMed 32.97% / Peer avg. 31.20%
Risk-free interest rate	4.09%	4.05%
Correlation Coefficients	0%	ResMed .3435 / Peer avg. .3917
Dividend yield	1.29%	1.29%
(a)The June 1, 2026 assumptions apply only to Mr. Bloomer’s awards granted on that date.

2026 Proxy Statement | 73

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes outstanding equity awards held by our named executive officers on June 30, 2026.

	Option awards				Stock awards
Named executive officer	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable(a)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(b)	Market value of shares or units of stock that have not vested(c)	Equity incentive plan awards: number of unearned shares or units of stock that have not vested		Equity incentive plan awards: market value of unearned shares or units of stock that have not vested(c)
Michael Farrell	—	33,288	$250.52	11/24/2032	14,617	$2,848,561	13,547	(d)	$2,640,039
	11,012	22,024	$249.56	11/25/2031			5,222	(e)	$1,017,663
	36,978	18,490	$148.90	11/16/2030			6,167	(f)	$1,201,825
	36,569		$224.58	11/16/2029			4,727	(g)	$921,198
	24,957		$146.34	11/21/2026			5,483	(h)	$1,068,527
							16,913	(i)	$3,296,005
					4,098	$798,618	24,588	(j)	$4,791,709
Aaron Bloomer							9,072	(d)	$1,767,951
							7,670	(e)	$1,494,730
							2,059	(f)	$401,258
Justin Leong	9,973		$224.58	11/16/2029	6,395	$1,246,258	6,461	(d)	$1,259,120
	4,187		$190.86	7/1/2027			1,245	(e)	$242,626
	8,134		$263.16	11/18/2028			1,471	(f)	$286,668
							1,050	(g)	$204,624
							1,219	(h)	$237,559
							3,624	(i)	$706,245
					878	$171,105	6,146	(j)	$1,197,732
Michael Rider					3,793	$739,180	3,230	(d)	$629,462
							622	(e)	$121,215
							735	(f)	$143,237
							566	(g)	$110,302
							656	(h)	$127,841
							1,963	(i)	$382,549
					476	$92,763	3,330	(j)	$648,950
Brett Sandercock					6,281	$1,224,041	5,419	(d)	$1,056,055
							1,044	(e)	$203,455
							1,233	(f)	$240,287
							1,050	(g)	$204,624
							1,219	(h)	$237,559
							3,473	(i)	$676,818
					841	$163,894	5,891	(j)	$1,148,038
(a)The table below shows the vesting schedule for the listed unexercisable options awards, by their expiration dates. Vesting is subject to continued service with the company through the vesting date.

Expiration Date	Grant Date	Remaining Vesting Schedule
November 24, 2032	November 24, 2025	Three equal installments on November 11 of 2026, 2027 and 2028
November 25, 2031	November 25, 2024	Three equal installments on November 11 of 2025, 2026 and 2027
November 16, 2030	November 16, 2023	Two equal installments on November 11 of 2025 and 2026

74 | 2026 Proxy Statement

Executive Compensation
(b)The number of shares or units of stock that have not vested in this column includes outstanding unvested, but earned, performance-based RSUs. For Mr. Rider, this total also includes time-based RSUs granted in 2022 prior to his appointment. The earned performance-based RSUs reflected in this column were granted in November 2023, November 2024 and November 2025, as well as Mr. Bloomer’s June 2026 grant, and vest in three equal annual installments on November 11 of each year following the grant date, subject to continued service with the company through the applicable vesting date. Banked PSUs are earned based on certified absolute TSR achievement during the first three years of the performance period and are paid following the end of the three-year performance period, subject to continued service with the company through the applicable vesting date. The banked PSUs reflected in this column were granted in November 2023.

Named executive officer	RSUs vesting during fiscal year 2027	RSUs vesting during fiscal year 2028	Banked PSUs vesting during fiscal year 2027
Michael Farrell	15,035	8,613	4,098
Aaron Bloomer	3,024	3,024	n/a
Justin Leong	6,727	3,975	878
Michael Rider	3,888	2,058	476
Brett Sandercock	6,266	3,627	841
(c)The market value is calculated by multiplying the number of RSUs and PSUs by the closing price of our common stock ($194.88) on the NYSE at June 30, 2026, the last business day of fiscal year 2026.
(d)Represents performance-based RSUs that were granted to our executive officers in November 2025 (June 2026 for Mr. Bloomer) under our 2009 Amended and Restated Plan and are earned based on net operating profit targets for the third and fourth fiscal quarters of fiscal year 2026. On June 30, 2026, these shares were unearned because the committee had not yet determined whether any target had been achieved. The number of RSUs and market values shown in these columns represent 100% of the RSUs granted, based on the assumption that the targets would be achieved. In fact, the committee determined in August 2026 that the targets were achieved and the RSUs were earned. The earned RSUs are subject to vesting over three years following the November 20, 2025 date of grant based on continuous service with the company through the vest date. Because the information in this table is reported as of June 30, 2026, these shares are shown as unearned in the table.
(e)For all executives except Mr. Bloomer, represents fiscal year 2026 unearned PSUs based on relative TSR granted in November 2025, that are eligible to be earned and vest for the three-year performance period ending November 19, 2028. In accordance with SEC rules, PSUs granted November 2025 are shown at 45% of the target PSUs granted, representing the minimum number of PSUs that would be earned as our relative TSR performance over the interim performance period from November 2025 through June 30, 2026 was below threshold goal. For Mr. Bloomer, represents fiscal year 2026 unearned PSUs based on relative TSR granted in June 2026, that are eligible to be earned and vest for the three-year performance period ending May 31, 2029. In accordance with SEC rules, PSUs granted June 2026 are shown at 200% of the target PSUs granted, representing the maximum number of PSUs that would be earned as our relative TSR performance over the interim performance period from June 1 through June 30, 2026 was at target.
(f)For all executives except Mr. Bloomer, represents fiscal year 2026 unearned PSUs based on absolute TSR granted in November 2025 that are eligible to be earned and vest for the four-year performance period ending November 19, 2029, subject to possible acceleration to a three-year performance period, depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted November 2025 are shown at 50% of the target PSUs granted, representing the minimum number of PSUs that would be earned as our absolute TSR performance over the interim performance period from November 2025 through June 30, 2026 was below threshold goal. For Mr. Bloomer, represents fiscal year 2026 unearned PSUs based on absolute TSR granted in June 2026 that are eligible to be earned and vest for the four-year performance period ending May 31, 2030, subject to possible acceleration to a three-year performance period, depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted June 2026 are shown at 50% of the target PSUs granted, representing the minimum number of PSUs that would be earned as our absolute TSR performance over the interim performance period from June 1 through June 30, 2026 was below threshold goal.
(g)Represents fiscal year 2025 unearned PSUs based on relative TSR granted in November 2024 that are eligible to be earned and vest for the three-year performance period ending November 19, 2027. In accordance with SEC rules, PSUs granted November 2024 are shown at 45% of the target PSUs granted, representing the minimum number of PSUs that would be earned as our relative TSR performance over the interim performance period from November 2024 through June 30, 2026 was below threshold goal.
(h)Represents fiscal year 2025 unearned PSUs based on absolute TSR granted in November 2024 that are eligible to be earned and vest for the four-year performance period ending November 19, 2028, subject to possible acceleration to a three-year performance period, depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted November 2024 are shown at 50% of the target PSUs granted, representing the minimum number of PSUs that would be earned as our absolute TSR performance over the interim performance period from November 2024 through June 30, 2026 was below threshold goal.
(i)Represents fiscal year 2024 unearned PSUs based on relative TSR granted in November 2023 that are eligible to be earned and vest for the three-year performance period ending November 15, 2026. In accordance with SEC rules, PSUs granted November 2023 are shown at 100% of the target PSUs granted, representing the number of PSUs that would be earned at target performance as our relative TSR performance over the interim performance period from November 2023 through June 30, 2026 was between threshold and target goal.

2026 Proxy Statement | 75

Executive Compensation
(j)Represents fiscal year 2024 unearned PSUs based on absolute TSR granted in November 2023 that are eligible to be earned and vest for the four-year performance period ending November 15, 2027, subject to possible acceleration to a three-year performance period, depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted November 2023 are shown at 200% of the target PSUs granted, representing the number of PSUs that would be earned at maximum performance as our absolute TSR performance over the interim performance period from November 2023 through June 30, 2026 was above target goal. Does not include the 25% earned and banked PSUs for this performance period, which are reflected in the unvested column. See footnote (b) above.

76 | 2026 Proxy Statement

Executive Compensation
Option Exercises and Stock Vested
The following table summarizes the shares acquired by each of our named executive officers during the fiscal year ended June 30, 2026, by exercising options or by the vesting of RSUs or PSUs.

	Option Awards		Stock Awards
Named executive officer	Number of shares acquired on exercise	Value realized on exercise(a)	Number of shares acquired on vesting	Value realized upon vesting(b)
Michael Farrell	74,984	$9,850,075	28,215	$6,987,326
Aaron Bloomer	n/a	n/a	n/a	n/a
Justin Leong	0	$0	6,421	$1,596,449
Michael Rider	0	$0	3,826	$912,295
Brett Sandercock	10,883	$1,783,894	8,826	$2,193,535
(a)Represents the aggregate of the market price at exercise, less the exercise price, for each share exercised.
(b)Represents the value deemed realized based on the closing price of our common stock on the date prior to the vesting date multiplied by the number of shares vested.
Nonqualified Deferred Compensation
We maintain a deferred compensation plan which allows participants to defer receiving some of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. The following table sets forth summary information regarding our named executive officers’ contributions to and account balances under, our deferred compensation plan for and as of the fiscal year ended June 30, 2026.

Named executive officer	Executive contributions in fiscal year 2026(a)	Registrant contributions in fiscal year 2026(b)	Aggregate earnings in fiscal year 2026(c)	Aggregate withdrawals/ distributions	Aggregate balance at end of fiscal year 2026(d)
Michael Farrell	$0	$0	$0	$0	$0
Aaron Bloomer	$0	$0	$0	$0	$0
Justin Leong	$0	$0	$0	$0	$0
Michael Rider	$243,799	$0	$187,295	$0	$2,430,996
Brett Sandercock	$0	$0	$0	$0	$0
(a)Represents amounts that the named executive officers elected to defer in fiscal 2026. These amounts represent compensation earned by the named executive officers in fiscal 2026, and are also reported in the “Salary” or “Non-equity incentive plan compensation” columns in the “Summary Compensation Table” above.
(b)Represents amounts credited in fiscal 2026 as company contributions, if any, to the accounts of the named executive officer. Any amounts would also be reported in the “Summary Compensation Table” above under the “All Other Compensation” column.
(c)Represents net amounts credited to the named executive officers’ accounts as a result of performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the “Summary Compensation Table.”
(d)Aggregate balance as of June 30, 2026 includes all contributions from earned income through fiscal 2026 and investment income reported by June 30, 2026. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” for fiscal years 2026, 2025, and 2024. ($643,242 for fiscal years 2026 and 2025 for Mr. Rider). The aggregate balance shown above for Mr. Rider has been updated to reflect the final amount of his fiscal year 2025 executive contribution based on his actual fiscal year 2025 short-term incentive payment

2026 Proxy Statement | 77

Executive Compensation
General
We designed our deferred compensation plan to attract and retain key employees by providing participants an opportunity to defer receipt of a portion of their salary, short-term incentive cash payments, and commissions. The plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. Deferred amounts under the plan are our general unsecured obligations and are subject to our ongoing financial solvency. Employees who are part of a select group of management or highly compensated employees are eligible to participate in the deferred compensation plan.
Contributions
Participants may elect to defer up to 75% of each of base salary, short-term incentive cash payments, and commissions for the plan year. Although the plan permits us to make discretionary contributions from time to time, during fiscal 2026, we did not make any discretionary contributions.
Distributions
Participants may elect to take distributions on: (1) participant’s separation from service with us; (2) a specified date; (3) participant’s permanent disability; (4) participant’s death; (5) change of control of Resmed; or (6) unforeseeable emergency. Participants will receive a lump sum payment of those benefits, or if elected by the participant, in installments. Notwithstanding other elections, all distributions due to death or permanent disability will be payable in a single lump sum. In fiscal 2025, to maintain the ongoing flexibility of our deferred compensation plan, our compensation and leadership development committee approved the addition of two additional in-service accounts and an additional separation of service account, which permits long term participants additional flexibility for payment of deferred compensation.
Vesting
Participants are always 100% vested in amounts they defer. Participants are vested in discretionary contributions according to vesting schedules established by the plan’s administrative committee; however, discretionary contributions will become 100% vested on the earliest to occur of: (1) the participant’s death; (2) the participant’s permanent disability; or (3) a change of control of Resmed.
Investment options
Earnings on amounts contributed to our deferred compensation plan are based on participant selections among the investment options determined by the plan’s administrative committee. This committee has the sole discretion to discontinue, substitute, or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. No “above market” crediting rates are offered under the deferred compensation plan. Invested amounts may be transferred among available plan investment options. The investment options under the deferred compensation plan and their annual rates of return for fiscal year 2026 are in the table below:

78 | 2026 Proxy Statement

Executive Compensation

Name of investment option	Rate of return through June 30, 2026
Vanguard VIF Total Bond Mkt Index	4.12%
MFS VIT Total Return Bond	4.45%
DFA VIT Inflation-Protection Securities Instl	3.18%
MFS VIT Value Svc	9.96%
Fidelity VIP Index 500 Initial	17.71%
American Funds IS Growth 2	18.22%
American Century VP Mid Cap Value I	9.61%
Vanguard VIF Mid-Cap Index	12.61%
Empower T. Rowe Price Mid Cap Growth	6.44%
Nomura VIP Small Cap Value Series Svc	20.10%
Empower S&P Small Cap 600 Index Inv	19.93%
Vanguard VIF Small Company Growth Inv	12.17%
Vanguard VIF Total Intl Stk Mkt Index	27.26%
MFS VIT II International Intrs Value Init	22.60%
Vanguard VIF International	12.20%
Potential Payments on Termination or Change of Control
Change of Control Agreements
We have maintained agreements with each of our named executive officers and certain other members of senior management (a total of 15 currently employed persons as of September 22, 2026), that provide certain change of control payments and benefits. The term of each agreement with each of our named executive officers is for three years commencing March 1, 2025, except Mr. Bloomer’s agreement which has an initial three-year term commencing May 4, 2026, with automatic three-year renewal terms. Mr. Sandercock’s change of control agreement remains in effect during his employment as special advisor to the chief executive officer under the Transition Agreement. Mr. Sandercock’s change in control agreement will terminate when his employment ends on December 31, 2026. In accordance with best practices regarding acceleration of equity in connection with a change of control with respect to named executive officers, these agreements generally provide for double-trigger acceleration of time-vested equity, while performance-based stock units are earned and vested as of the date of the change of control, with the number of units earned based on performance through the date of the change of control.
If at any time during the period that starts six months before and ends one year after the effective date of a “change of control,” an executive terminates employment under certain conditions described below, then the executive will be entitled to receive certain compensation and benefits from us. The conditions that entitle an executive to additional compensation (a “qualifying termination”) are:
•the executive voluntarily terminates employment for “good reason” (as defined in the agreement and summarized below); or
•we terminate the executive’s employment other than for “cause” (as defined in the agreement and summarized below); or
•we terminate the executive’s employment other than for “cause” before the change of control, and the termination is at the request of the successor entity or is otherwise in anticipation of the change of control.
In the event of a qualifying termination, the executive will be entitled to compensation and benefits, including the following:
•the pro rata portion of short-term incentive amounts earned through the date of termination (determined by reference to the termination base salary (defined below));
•a severance payment equal to two times (in the case of our chief executive officer), or one and one- half times (in the cases of the other named executive officers), the sum of the executive’s:
•highest annual rate of base salary paid to the executive during the three-year period ending on the date the executive is terminated (the “termination base salary”); plus

2026 Proxy Statement | 79

Executive Compensation
•the higher of (1) the highest actual short-term incentive amounts received by the executive during the past three years before the year of termination; or (2) a specified percentage of the termination base salary representing the executive’s target short-term incentive opportunity at the time of the change of control (currently 135% in the case of our chief executive officer, and from 60% to 80% in the case of our other named executive officers); plus
•the executive will become fully vested in accrued benefits under all pension, 401(k), deferred compensation, and any other retirement plans maintained by us;
•all of the executive’s unvested stock options and RSUs will vest in full on a double-trigger basis, while performance units are earned and vested in full as of the change of control based on actual TSR and relative TSR performance employing a truncated performance period (through the date of the change of control), and for the Absolute TSR PSUs compared to adjusted goals based on the required compound annualized growth rates that reflect the truncated period as of the change of control date;
•we will provide a lump-sum cash payment equal to 12 times the monthly medical and dental premium for each executive officer (other than for Mr. Leong and Mr. Sandercock who are provided these benefits through the government programs of Australia), which is generally calculated as the difference between (i) the applicable COBRA continuation coverage premium and (ii) the monthly contribution required to be paid by the executive for such coverage as of the termination date. In addition, we will provide an additional lump-sum gross-up payment amount to offset any tax obligations attributable to the medical and dental health benefits.
All payments under the change of control agreements are designed to be paid in lump sum, subject to certain restrictions set forth in US Internal Revenue Code section 409A.
Throughout the restricted period, which is a one-year period following the date of termination of the executive, the executive will be obligated not to induce any person in our employment to terminate employment or accept employment with anyone other than us or, subject to certain limited exceptions, engage in any business or activity or render any services or provide any advice to any person, activity, business or entity that directly or indirectly competes in any material manner with us, or meaningfully support any person, business, entity or activity or initiate or further that competing business or activity. The restriction on post-termination employment will not apply to executives residing in California, to the extent the restriction is not consistent with California law. In addition, the agreements contain confidentiality and non-disparagement covenants and require a general release of claims in favor of us as a condition to receive any payments or benefits under the agreements.
The agreements’ initial terms expire on the effective date’s third anniversary. Unless either party gives notice of its intention not to renew, the term will be automatically extended for successive three-year periods. All our currently-employed named executive officers’ agreements expire March 1, 2028, except for Mr. Bloomer’s agreement, which expires May 4, 2029. All executive officers' agreements are subject to auto-renewal. Mr. Sandercock’s change of control agreement remains in effect during his employment under the Transition Agreement and is scheduled to terminate on December 31, 2026.
“Cause” is generally defined as the executive’s (a) conviction or plea of guilty or nolo contendere of a misdemeanor involving moral turpitude, dishonesty or a breach of trust; (b) commission of any act of theft, fraud, embezzlement or misappropriation against us; (c) failure to devote substantially all of the executive’s business time to our business affairs or material breach of the terms of any employment-related agreement; (d) failure to comply with any corporate policies that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation, or a violation of any corporate policy relating to harassment, discrimination, or sexual misconduct; (e) unauthorized disclosure or use of our confidential information, that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; (f) violation of any rules or regulations of any governmental or regulatory body, that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; or (g) abuse of drugs, alcohol or illegal substances that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation.
A “change of control” is generally defined as (a) a transaction or series of transactions whereby any person or related group of people directly or indirectly acquires beneficial ownership of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after the acquisition, subject to certain exceptions; (b) individuals who currently constitute the board cease for any reason to constitute at least a majority of the board, subject to certain exceptions; (c) the consummation by us of (1) a merger, consolidation, reorganization, or business combination, subject to certain exceptions; (2) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions, subject to certain exceptions; or (3) the acquisition of assets or stock of another entity, subject to certain exceptions; or (d) our stockholders approve a liquidation or dissolution of us.
“Good reason” is generally defined as (a) the assignment to an executive of duties, responsibilities, authority, or reporting relationship that are materially diminished when compared to the executive’s duties, responsibilities, authority, or reporting relationship immediately before the change of control (including no longer reporting to the chief executive officer or board of the parent company), except in connection with the termination of the executive’s employment for cause, death or disability,

80 | 2026 Proxy Statement

Executive Compensation
or by the executive other than for good reason; (b) a material reduction in the executive’s base salary as in effect at the time of the change of control; (c) any material diminution in the aggregate benefits provided to the executive under benefit plans and arrangements in which the executive is participating at the time of the change of control, unless an equitable arrangement (in an ongoing substitute or alternative plan) has been made with respect to the plan or arrangement; (d) any failure to continue in effect, or any material reduction in target short-term incentive opportunity or any material increase in target performance objectives under, any short-term incentive or incentive plan or arrangement in which the executive is participating at the time of the change of control, which results in a material negative change in the executive’s short-term incentive or incentive compensation, unless an equitable arrangement (in an ongoing substitute or alternative plan) has been made with respect to such plan or arrangement with a comparable target short-term incentive opportunity and comparable target performance objectives; (e) any material diminution in the budget over which the executive retains authority at the time of the change of control; (f) any action that requires either (i) the executive be based at least 50 miles away from both the executive’s office location and executive’s primary residence; or (ii) a change in the company's remote work policies that substantially restricts the executive’s ability to perform their duties and responsibilities remotely; (g) any failure to obtain the assumption of the change of control agreement by any successor or assign of Resmed; or (h) any other action or inaction by Resmed that constitutes a material breach of the agreement under which the executive provides services at the time of the change of control.
CFO Transition and Consulting Agreements
As described above under “Compensation Discussion and Analysis - CFO Transition and Consulting Arrangements,” effective May 4, 2026, Mr. Sandercock stepped down as chief financial officer and entered into the Transition Agreement, pursuant to which he will continue to serve as special advisor to our chairman and chief executive officer through December 31, 2026, and the Consulting Agreement, pursuant to which he will continue to act as a special advisor to our chief executive officer in a consulting capacity from January 1, 2027 through December 31, 2027. Mr. Sandercock’s existing change of control agreement will remain in effect during his employment under the Transition Agreement and is scheduled to terminate on December 31, 2026.
Under the Transition Agreement, Mr. Sandercock remains an employee of the Company and continues to receive his regular salary and benefits, including superannuation, with his accrued long service leave benefit (a benefit generally available to employees in Australia) applied against a portion of the salary payable. Under the Transition Agreement, Mr. Sandercock will also receive a transition payment of approximately $261,595, equal to six months of his fiscal year 2027 target short-term incentive opportunity (converted from Australian dollars based on the exchange rate in effect at the close of business June 30, 2026 of .6914 USD to 1 AUD), subject to his continued employment through December 31, 2026, execution of a general release and compliance with the company’s information-return and deletion requirements. Mr. Sandercock’s Transition Agreement is further described above under “Compensation Discussion and Analysis - CFO Transition and Consulting Arrangements.”
Under the Consulting Agreement, Mr. Sandercock will not receive any cash compensation for his consulting services. Instead, subject to the terms of the applicable Resmed equity plans and award agreements, certain time-based restricted stock units (RSUs) and performance stock units (PSUs) will become eligible to vest on or before December 31, 2027 in accordance with their existing vesting schedules, performance conditions (in the case of PSUs) and retirement provisions, based on Mr. Sandercock’s continued service under the Consulting Agreement and satisfaction of retirement eligibility under the equity award agreements, and provided that Mr. Sandercock’s Consulting Agreement is not terminated for cause by the company or without cause by Mr. Sandercock. The previously granted equity awards that will remain eligible for vesting during the term of the Consulting Agreement are set forth in the table below:

Grant date	Grant type	Potential quantity to vest at target*	Vesting date during term (earliest)*
20 Nov 2024	RSU	1,821	11 Nov 2027
20 Nov 2025	RSU	1,806	11 Nov 2027
20 Nov 2025	RSU	1,807	31 Dec 2027
20 Nov 2024	Absolute TSR PSU	2,437*	20 Nov 2027 or 31 Dec 2027*
20 Nov 2024	Relative TSR PSU	2,334*	20 Nov 2027*
20 Nov 2025	Absolute TSR PSU	2,466*	31 Dec 2027*
20 Nov 2025	Relative TSR PSU	2,320*	31 Dec 2027*

2026 Proxy Statement | 81

Executive Compensation
* PSUs (Absolute TSR and Relative TSR) vest pro-rata only to the extent the performance criteria in the applicable award agreements are met.
The applicable performance periods had not been completed as of June 30, 2026, and any payout remains subject to final measurement and the applicable proration conditions.

Mr. Sandercock will not receive any new equity awards during his remaining employment or during the consulting term, and any portion of Mr. Sandercock’s unvested equity awards not eligible for continued vesting under the Consulting Agreement or prorated vesting under the retirement provision of the equity agreements will be forfeited and cancelled without consideration. Either party may terminate the Consulting Agreement upon 15 days’ prior written notice. If the Company terminates the Consulting Agreement without cause, Mr. Sandercock is entitled to receive a cash payment equal to the value, determined as of the termination date, of the applicable portion of his RSUs eligible to vest on or before December 31, 2027 and the applicable pro rata portion of his absolute and relative TSR PSUs will be measured and become payable subject to achievement of the performance conditions as of the termination date. A voluntary termination by Mr. Sandercock without cause or the Company’s termination of the Consulting Agreement for cause will result in the forfeiture of any equity that otherwise would have vested under the arrangement, notwithstanding the retirement provisions of the applicable award agreements. During the term of the Consulting Agreement, in addition to his service as a special advisor, Mr. Sandercock is subject to customary confidentiality, non-competition, non-solicitation and non-disparagement covenants, and assigns to the Company work product and inventions arising within the scope of his services.
Equity Award Terms – Options and RSUs
Our stock option and RSU grant agreements provide accelerated vesting on termination due to death or permanent disability, or on a termination in connection with a change of control and qualifying under the double-trigger benefits described in the section “Change of Control Agreements” above.
For all employees who receive equity awards, on a qualifying retirement, RSU grants and option awards vest pro-rata, based on the number of days employed during the vesting period, and vested options granted in fiscal year 2018 and later years may be exercised until the earlier of (1) 36 months after retirement or (2) the original grant term. For these purposes, a “qualifying retirement” occurs when an employee terminates service after (a) sixty years of age and (b) completion of five years of continuous service with us. Mr. Rider is the only named executive officer who is currently eligible for the qualifying retirement provision; Mr. Sandercock will be eligible for qualifying retirement treatment of his equity awards in 2027.
Equity Award Terms – Long-Term PSUs
Our form of PSU agreement provides that in the event of a change of control, death, permanent disability, an involuntary termination without cause, voluntary termination for good reason, or a qualifying retirement, the following terms and number of units earned are calculated as follows:
•Change of control: Absolute and relative TSR performance are measured through the date of the change of control, compared to pro-rated goals that reflect the truncated performance period, in the case of the Absolute TSR PSUs, and the original goals, in the case of the Relative TSR PSUs, which determines the number of units earned.
•Death or permanent disability: 100% of target units are earned as of the date of the event.
•Termination by company without cause or by executive for good reason or for qualifying retirement: Absolute and relative TSR performance are measured through the date of termination, compared to prorated performance goals that reflect the truncated period, in the case of the Absolute TSR PSUs, and the original goals, in the case of the Relative TSR PSUs, and the number of units so earned is then pro-rated based on the length of executive’s service during the performance period.
•Termination by company for cause or by executive without good reason: all unearned units are forfeited. “Cause” and “good reason” are defined the same as in our change of control agreements described above.
We believe that adjusting pro-rata the target and performance period measurement for PSUs for involuntary terminations without cause, voluntary terminations for good reason, or qualifying retirement, but requiring forfeitures for terminations with cause or resignations without good reason, is an appropriate balance that reflects partial service during the vesting period of the PSUs, while maintaining the performance incentives. We also believe that measuring TSR performance through the date of a change of control, with no proration for the service period, better reflects the performance nature of the incentive, while recognizing that a change of control disrupts the performance metric for future periods.

82 | 2026 Proxy Statement

Executive Compensation
Estimated Value of Benefits
The following table presents our reasonable estimate of the benefits payable to our named executive officers under our agreements, assuming that the triggering event (either a change of control, a qualifying termination in connection with a change of control, death or disability, or a qualifying termination not in connection with a change of control) occurred on June 30, 2026, the last business day of fiscal year 2026. For Mr. Sandercock, the table includes amounts payable under his continuing change of control agreement but excludes the separate amounts payable under the Transition Agreement and Consulting Agreement, which are described above under “CFO Transition and Consulting Agreements.” Our closing stock price on the NYSE on June 30, 2026 (the last trading day of fiscal 2026) was $194.88. The table excludes benefits provided to all employees, such as accrued vacation, and benefits provided by third parties under our health and other insurance policies available to all employees. It also excludes the value of the named executive officer’s deferred compensation account, which would be payable on termination of employment for any reason. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a triggering event our named executive officers would receive, in addition to the cash compensation earned for the period, the amounts reflected below. The compensation amounts for our Australia-based named executive officers are presented in US dollars based on the exchange rate in effect at the close of business June 30, 2026 of .6914 USD to 1 AUD.

2026 Proxy Statement | 83

Executive Compensation

Named Executive Officer	Triggering Event	Cash Severance(a)	Health and Insurance(b)	Health Tax Gross Up(b)	Value of Option, RSU, and PSU Acceleration(c)	Total Value(d)
Michael Farrell	Change of control	$0	$0	$0	$8,939,473	$8,939,473
	Change of control and qualifying termination	$7,865,000	$69,410	$67,009	$6,338,771	$14,340,190
	Disability	$0	$1,173,031	$0	$21,678,165	$22,851,196
	Death	$0	$500,000	$0	$21,678,165	$22,178,165
	Qualifying termination (without change of control)	$0	$0	$0	$5,832,525	$5,832,525
Aaron Bloomer	Change of control	$0	$0	$0	$747,365	$747,365
	Change of control and qualifying termination	$2,537,500	$2,298	$2,219	$1,767,951	$4,309,968
	Disability	$0	$1,875,725	$0	$3,317,832	$5,193,557
	Death	$0	$500,000	$0	$3,317,832	$3,817,832
	Qualifying termination (without change of control)	$0	$0	$0	$0	$0
Justin Leong	Change of control	$0	$0	$0	$1,970,089	$1,970,089
	Change of control and qualifying termination	$2,764,330	$6,877	$0	$2,505,377	$5,276,584
	Disability	$0	$345,700	$0	$5,938,188	$6,283,888
	Death	$0	$345,700	$0	$5,938,188	$6,283,888
	Qualifying termination (without change of control)	$0	$0	$0	$1,260,833	$1,260,833
Michael Rider	Change of control	$0	$0	$0	$1,044,709	$1,044,709
	Change of control and qualifying termination	$1,650,000	$50,325	$48,584	$1,368,642	$3,117,551
	Disability	$0	$139,628	$0	$3,178,688	$3,318,316
	Death	$0	$500,000	$0	$3,178,688	$3,678,688
	Qualifying termination (without change of control) and retirement	$0	$0	$0	$1,336,327	$1,336,327
Brett Sandercock	Change of control	$0	$0	$0	$1,823,430	$1,823,430
	Change of control and qualifying termination	$2,288,953	$13,895	$0	$2,280,096	$4,582,944
	Disability	$0	$345,700	$0	$5,475,348	$5,821,048
	Death	$0	$345,700	$0	$5,475,348	$5,821,048
	Qualifying termination (without change of control)	$0	$0	$0	$1,195,147	$1,195,147
(a)Represents the dollar value of cash severance payable upon a qualifying termination in connection with a change of control for all officers based on (i) their target cash incentive earned as of June 30, 2026, plus (ii) their applicable multiple times base salary as of June 30, 2026, and plus (iii) their applicable multiple times the greater of the highest short-term cash incentive payout received in the past three years or the target incentive based on the base salary as of June 30, 2026. The fiscal 2026 target incentive was determined to be the greater amount for each executive officer.
(b)For our U.S.-based executives, represents continued medical and dental premiums for the payout period, based on our current costs to provide such coverage. When the triggering event is a change of control and qualifying termination, the amount includes a tax gross-up.

84 | 2026 Proxy Statement

Executive Compensation
When the triggering event is termination due to disability, the amount also includes the present value of monthly payments of executive disability through age 65 using the long-term applicable federal rate as of June 30, 2026. When the triggering event is termination due to death, the amount includes the life insurance proceeds payable upon death. Mr. Sandercock and Mr. Leong, located in Australia, are covered under a separate government sponsored retirement plan for these benefits and do not receive these benefits from the Company under these scenarios.
(c)The value of equity vesting or acceleration under the applicable scenarios is based on closing price of our common stock on the NYSE on June 30, 2026 of $194.88. Includes banked PSUs earned at target when that result is greater than its prorated performance result in connection with an accelerated vesting event. For change of control, the value of PSUs reflects the earning of outstanding PSUs based on our TSR performance as of such date as compared to adjusted goals based on the required compound annualized growth rates for absolute TSR PSUs, and the original relative TSR goals for the relative TSR PSUs, for the truncated period. The value of PSUs for a qualifying termination (without change of control) and for retirement is also based on TSR performance as of such date as compared to adjusted goals based on the required compound annualized growth rates for absolute TSR PSUs, and the relative TSR for the relative TSR PSUs, for the truncated period, but the number of PSUs is pro-rated for time served during the performance period. PSUs based on absolute TSR granted in November 2024 and November 2025 would not have any value not having met threshold performance. The value of full accelerated vesting of outstanding performance-based RSUs, PSUs, and options in the event of death or disability is calculated at target (less applicable exercise price for options), and in the event of retirement, based on a prorated calculation from grant date to retirement date (less applicable exercise price for options) and subject to the level of achievement of the applicable TSR goals as of the retirement date in the case of PSUs, as described above. For Mr. Rider the amounts shown for a qualifying termination (without change of control) would also be payable upon retirement; he is the only NEO currently eligible for this retirement benefit; Mr. Sandercock becomes eligible for retirement treatment of equity in 2027.
(d)Excludes the value to the executive of the continued right to indemnification by us. Executives will be indemnified by us and will receive continued coverage under our directors’ and officers’ liability insurance (to the extent applicable). There was no reduction in pay as a result of the best pay provisions.
Chief Executive Officer Pay Ratio
We are providing information about the relationship between the annual total compensation of our chief executive officer and an estimate of the median of the annual total compensation of our other employees. This information is required by the US Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules. We have used June 30, 2026, as the date for establishing the employee population used in identifying the median employee and the fiscal year ending on that date as the measurement period. We captured all full-time, part-time and temporary employees as of that date, consisting of 11,370 individuals. The median employee reported is the same employee reported in 2025. The annual total compensation of the median employee for the fiscal year ending June 30, 2026, was $81,585; and the annual total compensation of our chief executive officer for purposes of determining this pay ratio was $16,201,649. The annual total compensation of the median employee and the annual total compensation of the chief executive officer were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Based on this information, for fiscal year 2026, we estimate the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee was approximately 199 to 1.

2026 Proxy Statement | 85

Executive Compensation
Pay versus Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” to our Chief Executive Officer, or Principal Executive Officer (PEO), and our other named executive officers (Non-PEO NEOs) and certain financial performance measures for the fiscal years ended on June 30, 2026, June 30, 2025, June 30, 2024, June 30, 2023, and June 30, 2022. For further information on Resmed's pay-for-performance philosophy and how executive compensation aligns with Company performance, refer to the above section entitled “Compensation Discussion & Analysis” (“CD&A”).

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Adjusted Net Sales ($M)(6)
					RMD Total Shareholder Return	Dow Jones US Select Med. Equipment Total Shareholder Return(5)
2026	$16,201,649	$(6,801,309)	$3,576,611	$961,618	$79.05	$82.11	$1,523	$5,646
2025	$14,674,543	$29,631,927	$3,356,257	$5,832,409	$104.66	$104.20	$1,401	$5,137
2024	$14,120,829	$10,329,790	$3,129,017	$2,578,989	$77.65	$93.12	$1,021	$4,720
2023	$13,868,641	$16,867,038	$4,147,542	$4,909,275	$88.63	$93.84	$898	$4,163
2022	$11,659,215	$4,374,620	$3,625,326	$(55,486)	$85.04	$83.80	$779	$3,616
(1)Resmed has had one Principal Executive Officer or “PEO”, Mr. Michael Farrell, during fiscal years 2026, 2025, 2024, 2023, and 2022.

86 | 2026 Proxy Statement

Executive Compensation
(2)SEC rules require certain adjustments be made to the “Total” column as reported in the Summary Compensation Table to determine “Compensation Actually Paid” as reported in the Pay versus Performance Table (“PVP Table”). “Compensation Actually Paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The equity values are calculated in accordance with ASC Topic 718, with dividends being reflected in the fair value of the award. Valuation assumptions used to calculate fair values used a consistent process as done on the date of grant and were not materially different from those disclosed at the time of grant. The closing stock price of our common stock on June 30, 2021, June 30, 2022, June 30, 2023, June 28, 2024, June 30, 2025, and June 30, 2026 was $246.52, $209.63, $218.50, $191.42, $258.00, and $194.88 respectively. The following tables detail these adjustments for the PEO:

PEO
Prior FYE	6/30/2021	6/30/2022	6/30/2023	6/30/2024	6/30/2025
Current FYE	6/30/2022	6/30/2023	6/30/2024	6/30/2025	6/30/2026
Fiscal Year	2022	2023	2024	2025	2026
Summary Compensation Table Total	$11,659,215	$13,868,641	$14,120,829	$14,674,543	$16,201,649
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(9,000,005)	$(10,999,975)	$(11,200,082)	$(11,700,066)	$(12,999,375)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$6,170,624	$10,216,009	$15,633,403	$12,355,266	$7,237,345
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(5,637,001)	$(1,315,735)	$(6,504,731)	$12,832,494	$(14,143,794)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,181,787	$5,098,098	$(1,719,629)	$1,469,689	$(3,097,134)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—	$—
Total Adjustments	$(7,284,595)	$2,998,397	$(3,791,039)	$14,957,384	$(23,002,958)
Compensation Actually Paid	$4,374,620	$16,867,038	$10,329,790	$29,631,927	$(6,801,309)

2026 Proxy Statement | 87

Executive Compensation
(3)Non-PEO NEOs included for the fiscal years 2026, 2025, 2024, 2023, and 2022 are reflected in the table below:

Fiscal Year	Non-PEO NEOs
2026	Aaron Bloomer, Justin Leong, Michael Rider, Brett Sandercock
2025	Bobby Ghoshal, Justin Leong, Michael Rider, Brett Sandercock
2024	Bobby Ghoshal, Justin Leong, Michael Rider, Brett Sandercock
2023	Lucile Blaise, Rob Douglas, Bobby Ghoshal, Brett Sandercock
2022	Rob Douglas, Bobby Ghoshal, Jim Hollingshead, David Pendarvis, Brett Sandercock
(4)As discussed in footnote 2, SEC rules require certain adjustments to be made to determine “compensation actually paid” as reported in the Pay versus Performance table above. The following table details these adjustments to the Average Summary Compensation Table Total for Non-PEO NEOs.

Average of Non-PEO NEOs
Prior FYE	6/30/2021	6/30/2022	6/30/2023	6/30/2024	6/30/2025
Current FYE	6/30/2022	6/30/2023	6/30/2024	6/30/2025	6/30/2026
Fiscal Year	2022	2023	2024	2025	2026
Summary Compensation Table Total	$3,625,326	$4,147,542	$3,129,017	$3,356,257	$3,576,611
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(2,500,046)	$(2,821,097)	$(2,074,926)	$(2,250,039)	$(2,637,237)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,328,777	$2,643,811	$2,725,662	$2,458,910	$2,062,029
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(1,432,485)	$(346,310)	$(911,343)	$2,059,298	$(1,774,881)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$390,289	$1,285,329	$(289,421)	$207,984	$(264,904)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(1,467,347)	$—	$—	$—	$—
Total Adjustments	$(3,680,812)	$761,733	$(550,028)	$2,476,152	$(2,614,993)
Compensation Actually Paid	$(55,486)	$4,909,275	$2,578,989	$5,832,409	$961,618
(5)We selected the Dow Jones (DJ) U.S. Select Medical Equipment index as our peer group for purposes of this disclosure. The index comprises 45 companies from the DJ U.S. Broad Stock Market Index classified in the DJICS Medical Equipment subsection and includes several companies from our compensation peer group. We are also including the DJ U.S. Medical Equipment Index from our 2025 proxy. The Company’s relative TSR PSUs use the S&P 500 index for their relative TSR performance measure. See the CD&A section titled “Long Term Incentives” in this Proxy Statement.
(6)Adjusted Net Sales represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs, including our Chief Executive Officer, for the most recently completed fiscal year to the Company’s performance. 50% of cash incentive opportunity for our NEOs is based on our Adjusted Net Sales performance. Adjusted Net Sales is a non-GAAP measure and is calculated as net sales on a GAAP basis excluding the impact of revenue from acquisitions completed after the establishment of the internal financial plan, as applicable, and foreign currency fluctuations. For a reconciliation of Adjusted Net Sales to the most directly comparable GAAP financial measure and insight into how Adjusted Net Sales is considered by management, please see Page 61 under “Elements of Compensation - Annual Cash Incentive Plan - Incentive Plan Adjustments.”

88 | 2026 Proxy Statement

Executive Compensation
Analysis of the Information Presented in the Pay versus Performance Table
In this section, we provide a graphic analysis showing, for the past five years, the relationship between our PEO’s and the Average of the Non-PEO NEOs’ “Compensation Actually Paid” and (i) the Company’s Adjusted Net Sales, (ii) the Company’s Net Income and (iii) the Company’s TSR, the TSR of the Dow Jones U.S. Select Medical Equipment Index, one of the disclosed peer groups from our 10-K filing and the TSR of the Dow Jones U.S. Medical Equipment Index. For the year ended June 30, 2026, we have elected to use the Dow Jones U.S. Select Medical Equipment Index for our peer group comparison. We believe that the holdings of this index more accurately reflect our peer companies. Since the Dow Jones U.S. Medical Equipment Index was presented in the prior year, it has also been presented in the current year for comparison. The comparison assumes $100 was invested for the period starting June 30, 2021, through the end of the listed year in the company, the Dow Jones U.S. Medical Equipment Index and the Dow Jones U.S. Select Medical Equipment Industry, respectively. Historical stock performance is not necessarily indicative of the company's future stock performance. As described in more detail in the CD&A, our executive compensation program reflects a pay-for-performance philosophy that emphasizes long-term equity awards intended to align our executives’ interests with stockholders’ long-term interests. Thus, the value of these awards and, therefore, a large portion of the compensation actually paid to our NEOs is inherently correlated to the Company’s stock price over time. Please refer to the section entitled CD&A above for more information about our executive compensation program.

Compensation Actually Paid vs. Adjusted Net Sales

Compensation Actually Paid ($M)
Adjusted Net Sales ($M)
40
35
30
25
20
15
10
5
0
-5
-10
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$3,616
$4,163
$4,720
$5,137
$5,646
$4.37
($0.06)
$16.87
$4.91
$10.33
$2.58
$29.63
$5.83
$(6.80)
$0.96
2022
2023
2024
2025
2026

■	PEO CAP ($M)	■	Average Non-PEO NEO CAP ($M)	Adjusted Net Sales ($M)

2026 Proxy Statement | 89

Executive Compensation

Compensation Actually Paid vs. RMD Net Income

Compensation Actually Paid ($M)
Net Income ($M)
40
35
30
25
20
15
10
5
0
-5
-10
2,200
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
$4.37
($0.06)
$779
$16.87
$4.91
$898
$10.33
$2.58
$1,021
$29.63
$5.83
$1,401
$(6.80)
$0.96
$1,523
2022
2023
2024
2025
2026

■	PEO CAP ($M)	■	Average Non-PEO NEO CAP ($M)	Net Income($M)

90 | 2026 Proxy Statement

Executive Compensation

Compensation Actually Paid vs. Resmed & Peer Indices TSR

Compensation Actually Paid ($M)
Value of $100 Investment from 6/30/2021
35
30
25
20
15
10
5
0
-5
-10
120
110
100
90
80
70
2021
2022
2023
2024
2025
2026
$100.00
$4.37
$84.41
$83.80
$85.04
($0.06)
$16.87
$96.07
$93.84
$4.91
$88.63
$97.63
$10.33
$93.12
$2.58
$77.65
$29.63
$110.66
$104.20
$104.66
$5.83
$83.83
$0.96
$82.11
$79.05
($6.80)

■	PEO CAP ($M)	■	Average Non-PEO NEO CAP ($M)	RMD TSR	Dow Jones U.S. Medical Equipment Index TSR
Dow Jones U.S. Select Medical Equipment Index TSR
Tabular list of Financial Performance Measures
Our compensation and leadership development committee believes in a holistic evaluation of our NEOs, and the Company’s performance measures throughout our annual focal and long-term incentive compensation programs to align executive pay with Company performance. As required by SEC rules, listed in the table below are the performance measures identified by the compensation and leadership development committee as being the most important performance measures used to link the “Compensation Actually Paid” to our NEOs for fiscal 2026 compensation, with each of which described in more detail in the section entitled “CD&A-Performance Metrics and Targets.”

Financial Performance Measures
Adjusted Net Sales
Adjusted Net Operating Profit
Total Shareholder Return (absolute TSR)
Relative Total Shareholder Return (relative TSR)

2026 Proxy Statement | 91

Stock Ownership Information

Common Stock Ownership of Principal Stockholders and Management
The following table shows the number and percentage of shares of our common stock that, according to information supplied to us, are beneficially owned as of the record date by: (1) each person who, to our knowledge based on Schedules 13G filed with the SEC and Substantial Stockholder Notices filed with the ASX, is the beneficial owner of more than 5% of our outstanding common stock; (2) each person who is currently a director or a nominee for election as director; (3) each of the named executive officers; and (4) all current directors and executive officers as a group. In this proxy statement, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). All of the following calculations are based on 140,639,243 shares of our common stock outstanding (which excludes treasury shares) on September 22, 2026, the record date. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by the person or entity, subject to community property laws, where applicable. Unless otherwise indicated, the address for each listed stockholder is c/o ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA.

Name of beneficial owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,783,715	(a)	9.09%
Vanguard Capital Management LLC 100 Vanguard Blvd. Malvern, PA 19355	11,961,706.20	(b)	8.51%
AustralianSuper Pty Ltd Level 30, 130 Lonsdale Street Melbourne Victoria 3000 Australia	8,276,381	(c)	5.88%
Vanguard Portfolio Management LLC 100 Vanguard Blvd. Malvern, PA 19355	7,886,489	(d)	5.61%

92 | 2026 Proxy Statement

Stock Ownership Information

Named Executive Officers, Directors and Nominees	Amount and Nature of Beneficial Ownership(e)	Percent of Outstanding Common Stock
Michael Farrell	603,905	*
Brett Sandercock(f)	56,988	*
Peter Farrell	56,297	*
Justin Leong	51,654	*
Ronald Taylor	24,771	*
Karen Drexler	21,069	*
Carol Burt	18,816	*
Harjit Gill	10,940	*
Michael Rider	9,583	*
Desney Tan	6,002	*
John Hernandez	5,118	*
Jan De Witte	4,261	*
Christopher DelOrefice	2,423	*
Nicole Mowad-Nassar	2,108	*
Aaron Bloomer	—	*
All directors and executive officers as a group (14 persons)	816,947	0.58%
*    Less than 1%
(a)͏Based on information provided in Schedule 13G/A filed with the SEC on January 25, 2024, by BlackRock, Inc., that reports sole voting power over 11,465,363 shares and sole dispositive power over 12,783,715 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(b)Based on information provided in Schedule 13G filed with the SEC on April 29, 2026, by Vanguard Capital Management LLC, that reports sole voting power over 2,495,290.20 shares and sole dispositive power over 11,961,706.20 shares. The address of Vanguard Capital Management LLC is 100 Vanguard Blvd., Malvern, PA 19355.
(c)Based on information provided in Schedule 13G filed with the SEC on August 7, 2026, by AustralianSuper Pty Ltd, that reports sole voting power and sole dispositive power over 8,276,381 shares. The address of AustralianSuper Pty Ltd is Level 30, 130 Lonsdale Street, Melbourne Victoria 3000, Australia.
(d)Based on information provided in Schedule 13G filed with the SEC on April 29, 2026, by Vanguard Portfolio Management LLC, that reports sole voting power over 22,567 shares and sole dispositive power over 7,886,489 shares. The address of Vanguard Portfolio Management LLC is 100 Vanguard Blvd., Malvern, PA 19355.
(e)Beneficial ownership is stated as of September 22, 2026, and includes shares subject to currently exercisable options, and RSUs and options that vest within sixty days after September 22, 2026, and shares underlying vested deferred stock units that are deemed beneficially owned under applicable SEC rules. Does not include shares subject to PSUs that may be earned and vest in November 2026 as their number cannot be finally determined until the compensation and leadership development committee certifies the performance of the total stockholder return objectives. Shares subject to those options and RSUs are deemed beneficially owned by the holder to compute that person’s ownership percentage, but are not treated as outstanding to compute any other person’s ownership percentage. Deferred stock units do not carry voting or other stockholder rights until the underlying shares are distributed. Shares have been rounded to the nearest whole number.

2026 Proxy Statement | 93

Stock Ownership Information

Named Executive Officers, Directors and Nominees	Stock Options	Restricted Stock Units
Michael Farrell	135,141	19,133
Brett Sandercock(f)	—	7,107
Peter Farrell	4,494	536
Justin Leong	22,294	7,605
Ronald Taylor	—	1,073
Karen Drexler	10,467	1,073
Carol Burt	—	1,073
Harjit Gill	—	1,073
Michael Rider	—	4,364
Desney Tan	—	1,073
John Hernandez	—	1,073
Jan De Witte	—	1,073
Christopher DelOrefice	—	1,073
Nicole Mowad-Nassar	1,331	536
Aaron Bloomer	—	—
(f)Mr. Sandercock stepped down from his role as chief financial officer, effective May 4, 2026.
Delinquent Section 16(a) Reporting
Section 16(a) of the Exchange Act requires our directors, executive officers, and individuals who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. SEC regulations also require executive officers, directors and 10% stockholders to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of the forms we received, or written representations from certain reporting individuals, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders during fiscal year 2026 and the period thereafter through the date of this proxy statement were satisfied, with the following exceptions: (i) a Form 3 initial beneficial ownership report filed September 2, 2025 on behalf of Nicole Mowad-Nassar was filed after the applicable deadline due to the Company’s administrative delay in obtaining EDGAR Next filing codes, (ii) a Form 4 filed November 14, 2025 on behalf of Harjit Gill, reporting a change in beneficial ownership resulting from the netting of shares for taxes on November 11, 2025, was filed after the applicable deadline due to the company’s administrative error and (iii) four Forms 4 filed on October 1, 2026, one on behalf of each of Michael Farrell, Aaron Bloomer, Justin Leong and Michael Rider, each reporting a change in beneficial ownership resulting from the acquisition of performance-based restricted stock units earned on August 14, 2026, when the compensation and leadership development committee certified that the applicable performance condition had been satisfied, were filed after the applicable deadline due to the company’s administrative error.

94 | 2026 Proxy Statement

Stock Ownership Information
Equity Compensation Plan Information
The following table summarizes outstanding incentive award plan balances as of June 30, 2026.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	1,531,710	$206.02	11,941,861	(c)
Employee stock purchase plan approved by security holders	N/A	N/A	3,520,532	(d)
Equity compensation plans not approved by security holders	—	—	—
Total	1,531,710	$206.02	15,462,393
(a)Represents shares reserved for options, RSUs and PSUs outstanding under our 2009 Amended and Restated Incentive Award Plan. Includes 345,744 shares reserved for outstanding options, 869,301 shares reserved for outstanding RSUs and 316,665 shares reserved for outstanding PSUs. Shares reserved for PSUs are calculated at target number of shares for all outstanding PSU grants, assuming target achievement of performance related conditions, even if performance were measured as of June 30, 2026, shares would have been earned above the target PSU grant.
(b)Represents the weighted-average exercise price of the 345,744 outstanding stock options as of June 30, 2026.
(c)Represents shares available for issuance under our 2009 Amended and Restated Incentive Award Plan (2009 Incentive Award Plan). Assumes 1,053,326 shares are not available to issue under the 2009 Incentive Award Plan, representing the amount that would be issued if all outstanding TSR performance-based stock units were earned at the maximum possible level (up to 200% of target).
(d)Represents shares available for issuance under our employee stock purchase plan (ESPP). The maximum number of shares subject to purchase under our ESPP offerings outstanding on June 30, 2026 is 137,181.

2026 Proxy Statement | 95

Stockholder Proposals for 2027 Annual Meeting
Proposals included in the Proxy Statement
Proposals under Rule 14a-8
If a stockholder wishes to submit a proposal for possible inclusion in the proxy statement for our 2027 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the written proposal must be received by us no later than 120 days before the anniversary of this year’s mailing date. Accordingly, to be timely, we must receive any proposal at our principal executive offices on or before June 3, 2027. The proposal must satisfy all applicable requirements of Rule 14a-8 as well as the applicable provisions of our bylaws to be eligible for inclusion in the proxy statement for our 2027 annual meeting.
Proxy Access
Our bylaws provide that an eligible stockholder, or group of up to 20 eligible stockholders, who has continuously owned at least three percent (3%) of our outstanding shares for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the board or two directors, provided that the stockholder(s) and nominee(s) satisfy the requirements of our bylaws. To nominate a director under proxy access at the 2027 annual meeting of stockholders, you must comply with all of the procedures, information requirements, qualifications, and conditions set forth in our bylaws. A fully compliant nomination notice must be received by us no earlier than May 4, 2027, and no later than June 3, 2027 (i.e., no earlier than the 150th day and no later than the 120th day before the anniversary of this year’s mailing date), and the nomination notice must be delivered to our secretary at our principal executive offices.
Proposals not included in the Proxy Statement
Under our bylaws, to be eligible for consideration at the 2027 annual meeting, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director that is made outside of the proxy access procedures (as described above) must comply with the requirements and procedures set forth in our bylaws. Our bylaws require, among other things, that any such proposals or nomination be in writing and delivered to our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 annual meeting no earlier than July 21, 2027, and no later than August 20, 2027. In the event that the date of our 2027 annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Resmed. Such stockholder’s notice must set forth the information required under our bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in connection with our 2027 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
The notices discussed above must be delivered in writing to our secretary at our principal executive offices at ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA. A copy of our bylaws is available upon request to our secretary, as well as on the SEC’s website at: www.sec.gov.

96 | 2026 Proxy Statement

Stockholder Proposals for 2026 Annual Meeting
Householding

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding,” and Resmed and certain brokers have adopted this procedure. Under this procedure, multiple stockholders who reside at the same address will receive a single copy of our proxy materials, including the notice of internet availability of proxy materials, unless one of the stockholders has notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings and save printing and postage costs, as well as natural resources. Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and mailing address and you and your spouse have two accounts containing Resmed stock at two different brokerage firms, your household will receive two copies of our proxy materials, one from each brokerage firm. To reduce the number of duplicate sets of proxy materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program at www.proxyvote.com (please have your control number available).

If you received a household mailing this year and you would like to have a separate copy of our notice of internet availability of proxy materials and/or proxy materials mailed to you, please submit your request to Broadridge, either by calling toll-free at 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Englewood, NY, 11717, USA. They will promptly send additional copies of our notice of internet availability of proxy materials and/or proxy materials upon receipt of such request. Please note, however, that if you want to receive a paper proxy or voting instruction form or other proxy material for purposes of this year’s annual meeting, you should follow the instructions included in the notice of internet availability of proxy materials that was sent to you. If you received multiple copies of the proxy materials and would prefer to receive a single copy in the future or if you would like to opt out of householding for future mailings, you may contact Broadridge as provided above. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge as provided above.

2026 Proxy Statement | 97

Voting Instructions and General Information
Why am I receiving these materials?
Resmed’s board of directors is soliciting your proxy to vote at our 2026 annual meeting of stockholders and any continuation, postponement, or adjournment of the meeting. The meeting is scheduled for Thursday, November 19, 2026, at 10:00 a.m. Australian Eastern Time, which is Wednesday, November 18, 2026 at 3:00 p.m. US Pacific Time, and will be held virtually at www.virtualshareholdermeeting.com/RMD2026. If you owned shares of our common stock or Clearing House Electronic Subregister System (CHESS) Units of Foreign Securities, as of 4:00 p.m. US Eastern Time, on September 22, 2026, we invite you to attend the annual meeting online and vote on the proposals described below under the heading “Voting matters and board recommendations.” You will be able to attend, vote, and submit your questions online from any remote location that has internet connectivity during the annual meeting at www.virtualshareholdermeeting.com/RMD2026 by entering the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.
Why is the meeting being held virtually this year?
We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications, as well as be cost-effective and environmentally responsible. You will be able to attend, vote, and submit your questions online during the annual meeting. You will not be able to attend the annual meeting in person. Stockholders may attend the annual meeting online at www.virtualshareholdermeeting.com/RMD2026 by using the 16-digit control number included on your notice of internet availability of proxy materials, on your proxy card, or on the voting instruction form provided by your broker, bank, or other nominee.
When are proxy materials available?
We expect to first make this proxy statement available to our stockholders and our holders of CHESS Units of Foreign Securities, on the internet on or about October 1, 2026, and to mail notice and access materials on or about October 1, 2026.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting To Be Held on November 18, 2026 (US time)/November 19, 2026 (Australian time).
Our annual report on Form 10-K was filed with the SEC on August 13, 2026. You can review our 10-K on our website, at investor.resmed.com, and at the website where our proxy materials, including the notice of the annual meeting, this proxy statement and a form of proxy card are posted, at www.proxyvote.com and www.investorvote.com.au. Stockholders may also obtain this proxy statement (and any amendments and supplements thereto) and other documents as and when filed by Resmed with the SEC without charge from the SEC’s website at: www.sec.gov.
Please access and review the proxy materials before voting.

98 | 2026 Proxy Statement

Voting Instructions and General Information
Voting Instructions
Voting matters and board recommendations:

Matter	Vote Recommendation

Proposal 1: Elect the ten nominees identified in this proxy statement to the board of directors	FOR each director nominee

Proposal 2: Ratify selection of independent registered public accountants	FOR

Proposal 3: Advisory vote to approve executive compensation	FOR

Who can vote at the annual meeting?
You are entitled to vote or direct the voting of your Resmed shares if you were a stockholder of record, a beneficial owner of shares held in street name, or a holder of CHESS Units of Foreign Securities, as of 4:00 p.m. US Eastern Time, on September 22, 2026 (or September 23, 2026 at 6:00 a.m. Australian Eastern Time), the record date for our annual meeting. As of the record date, there were 140,639,243 shares of Resmed common stock outstanding, excluding 50,441,545 treasury shares. Treasury shares will not be voted. Each stockholder has one vote for each share of common stock held on the record date. As summarized below, there are some distinctions between shares held of record, those owned beneficially in street name, and those held through CHESS Units of Foreign Securities.
What does it mean to be a stockholder of record?
If, on the record date, your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you are entitled to vote on all matters to be voted on at the annual meeting. Whether or not you plan to attend the annual meeting online, we urge you to vote by the internet at www.virtualshareholdermeeting.com/RMD2026, by telephone, or (if you are reviewing a paper copy of this proxy statement) to fill out and return the proxy card that was included with the proxy statement, to ensure your vote is counted.
What does it mean to beneficially own shares in “street name?”
If, on the record date, your shares of common stock were held in an account at a broker, bank, or other financial institution (we refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the stockholder of record for purposes of voting at our annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. The information you receive from the broker will include instructions on how to vote your shares. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by your broker.
Your broker is not permitted to vote on your behalf on any matter to be considered at the annual meeting (other than ratifying our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm) unless you specifically vote in accordance with the instructions provided by your broker. We encourage you to communicate your voting decisions to your broker before the deadlines described elsewhere in this proxy statement to ensure that your vote will be counted.
What does it mean to be a holder of CHESS Units of Foreign Securities?
CHESS Units of Foreign Securities are depository interests issued by Resmed through CHESS, and traded on the ASX. The depository interests are frequently called “CUFS”, or “CDIs.” If you own Resmed CUFS or CDIs, then you are the beneficial owner of one share of Resmed common stock for every ten CUFS or CDIs you own. Legal title is held by CHESS Depositary Nominees Pty Limited. CHESS Depositary Nominees is considered the stockholder of record for purposes of voting at our annual meeting. As the beneficial owner, you have the right to direct CHESS Depositary Nominees on how to vote the shares in your account. As a beneficial owner, you are invited to attend the annual meeting, but because you are not a stockholder of record, if you want to vote your shares and/or ask questions in person at the virtual annual meeting, you must request and obtain a valid proxy from CHESS Depositary Nominees giving you that right, and must satisfy the annual meeting admission criteria described below.

2026 Proxy Statement | 99

Voting Instructions and General Information
You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by Computershare.
Under the rules governing CUFS and CDIs, CHESS Depositary Nominees are not permitted to vote on your behalf on any matter to be considered at the annual meeting unless you specifically instruct CHESS Depositary Nominees how to vote. We encourage you to communicate your voting decisions to CHESS Depositary Nominees before the deadlines described elsewhere in this proxy statement to ensure that your vote will be counted. Please refer to the information provided to you by Computershare for more information regarding how to request a proxy or control number in order to vote or ask questions at the virtual annual meeting.
How do I vote my shares before the annual meeting?
If you are a holder of common stock listed on the NYSE, you may vote before the meeting by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the internet or on a paper copy, and (2) for shares held as a record holder and shares held in “street name.” You may request paper copies of the proxy statement and proxy card by following the instructions on the notice described below.

Holder	Method of Voting
Holders of record
If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the internet, you may vote by submitting a proxy over the internet or by telephone by following the instructions on the website referred to in the notice of internet availability of proxy materials previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating, and signing the proxy card that was included with the proxy statement and promptly returning it in the pre- addressed, postage-paid envelope provided to you, or by using the toll-free number, or by submitting a proxy over the internet using the instructions on the proxy card.

Shares held in “street name”
If you hold your shares of common stock in street name, you will receive a notice from your broker with instructions on how to vote your shares. Your broker will allow you to deliver your voting instructions over the internet.

Holders of CUFS or CDIs listed on the ASX	If you hold our CUFS or CDIs, you will receive a notice from Computershare, which will allow you to make your voting instructions over the internet.
Internet voting closes for the following time zones:
•In Australia at 10:00 a.m. Australian Eastern Time on November 15, 2026, for holders of CHESS Units of Foreign Securities listed on the ASX.
•In the US at 11:59 p.m. US Eastern Time on November 17, 2026, for shares traded on the NYSE.
How do I attend and vote at the annual meeting?
To attend and vote at the annual meeting you need to access the meeting via live audio webcast at www.virtualshareholdermeeting.com/RMD2026 using the 16-digit control number included on your notice, on your proxy card, or on the voting instruction form. Online check-in will begin approximately 15 minutes prior to the scheduled meeting time, and we recommend that you log in to the virtual annual meeting during this timeframe to ensure you are logged in when the meeting starts.
Attendance at the annual meeting will not, by itself, result in any vote or revocation of vote. You must follow the instructions at www.virtualshareholdermeeting.com/RMD2026 to vote your shares at the annual meeting. Even if you intend to attend the annual meeting online, we encourage you to vote before the deadlines described elsewhere in this proxy statement. If you own Resmed CUFS or CDIs, please refer to the instructions provided by Computershare for information regarding how to request a proxy in order to vote your shares at the virtual annual meeting.
What if during the check-in time or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any difficulties accessing the virtual meeting during the check-in or the meeting, please call the technical support number posted on the virtual shareholder meeting log-in page.

100 | 2026 Proxy Statement

Voting Instructions and General Information
Will there be a question and answer session during the annual meeting?
As part of the virtual annual meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to Resmed and the meeting matters, as time permits. Only stockholders that have accessed the annual meeting as a stockholder by following the procedures outlined above in “How can I attend and vote at the annual meeting?” will be permitted to submit questions during the annual meeting. If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of Resmed or to the business of the annual meeting;
•related to material non-public information of Resmed, including the status or results of our business since our last earnings release;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the annual meeting as determined by the Chairman or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the virtual shareholder meeting webpage for stockholders that have accessed the annual meeting by following the procedures outlined above in “How can I attend and vote at the annual meeting?”
What if there is a transaction of other businesses that may properly come before the meeting?
We are not aware of any other matters to come before the annual meeting, and we have not received timely notice from any stockholder that they intend to present any other proposal at the meeting. If any matter not mentioned in this proxy statement is properly brought before the annual meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will have discretionary authority to vote all proxies on those matters according to their best judgment.

2026 Proxy Statement | 101

Voting Instructions and General Information
How can I revoke my proxy or change my vote?
You may revoke your proxy and change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of Voting
Holders of record and shares held in street name listed on the NYSE
•Delivering written notice of revocation to our secretary at our principal executive office located at 9001 Spectrum Center Boulevard, San Diego, California 92123 USA;
•Delivering another timely and later dated proxy to our secretary at our principal executive office located at 9001 Spectrum Center Boulevard, San Diego, California 92123 USA;
•Revoking by internet or by telephone before the following times:
In Australia by 10:00 a.m. AU Eastern Time on November 15, 2026, for holders of CHESS Units of Foreign Securities listed on the ASX;
In the United States by 11:59 p.m. US Eastern Time on November 17, 2026, for shares traded on the NYSE; or
•Attending the 2026 annual meeting online and timely voting your shares at www.virtualshareholdermeeting.com/RMD2026. Please note that your attendance at the meeting will not revoke your proxy unless you vote at the meeting.

Holders of CUFS or CDIs listed on the ASX
You must contact the Chess Depository Nominee to obtain instructions on how to revoke your proxy or change your vote. Refer to the instructions provided by Computershare for information regarding how to request a proxy in order to vote your shares at the virtual annual meeting. Please note that your attendance at the meeting will not revoke your proxy unless you vote at the meeting.

What happens if I return the proxy card to Resmed but do not make specific choices?
If you submit a proxy, we will vote your shares according to your choice. If you submit a proxy but do not make specific choices, we will vote your shares as follows: (1) FOR each of the ten nominees to our board identified in this proxy statement; (2) FOR ratifying our selection of PwC; and (3) FOR approving, on a non- binding, advisory basis, the compensation we paid our named executive officers.
What does it mean if I received more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

102 | 2026 Proxy Statement

Voting Instructions and General Information
General Information
What are broker non-votes and how are they counted?
If your broker holds your common stock in street name and you have not provided your broker with voting instructions, your broker may vote your shares in its discretion on proposals which NYSE rules consider “routine.” The only proposal considered “routine” in our meeting is the proposal to ratify the selection of our independent registered public accounting firm. If you do not provide direction to your broker for that proposal, your broker may exercise its discretion to vote your shares. The election of directors and the advisory vote on executive compensation are not considered “routine”, and brokers do not have discretionary authority to vote on these matters without your direction. You must indicate to your broker how you wish to vote on any non-routine matter with respect to any shares you hold in street name or they will be considered a “broker non-vote.”
Broker non-votes will not affect the outcome of the election of our directors or the advisory vote to approve our executive compensation, as these matters are determined based on the number of votes cast and broker non- votes are not considered votes cast.
Your vote is important. Please submit your proxy, or provide instructions to your brokerage firm, bank, or the CHESS Depositary Nominees. This will ensure that your shares are voted at our annual meeting.
How many shares must be present or represented to conduct business at the annual meeting?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if a majority of the outstanding shares entitled to vote are represented at our annual meeting. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares represented at our annual meeting for purposes of determining a quorum. If there are insufficient votes to constitute a quorum at the time of the annual meeting, we may adjourn the annual meeting to solicit additional proxies.
On the record date, we had outstanding 140,639,243 shares of common stock (excluding treasury shares), the holders of which are entitled to one vote per share. Accordingly, an aggregate of 140,639,243 votes may be cast on each matter to be considered at our annual meeting, and at least 70,319,622 shares must be represented at the meeting to have a quorum.
What is the voting requirement to approve each of the proposals?
Proposal 1 – Directors will be elected by a majority of the votes cast, which means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that candidate. You will have the option to vote “for”, “against” or “abstain” for each nominee. Abstentions and broker non-votes do not count as a vote cast either “for” or “against” and will not affect the outcome of the election.
Under our board’s policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election will continue to serve but is expected to tender a resignation to the board. The nominating and governance committee, or another duly authorized committee of the board, will decide whether to accept or reject the tendered resignation, generally within 90 days after the election results are certified. We will publicly disclose the board’s decision on the tendered resignation and the rationale behind the decision.
Proposal 2 – The proposal to ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Abstentions do not count as votes cast and thus will not affect the outcome of this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, so we do not expect broker non-votes to result from the vote on proposal 2. Any broker non-votes that may result will not affect the outcome of this proposal.
Proposal 3 – The advisory vote to approve our executive compensation (“say-on-pay” vote) requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as votes cast and thus will not affect the outcome of this proposal. As an advisory vote, the results of this vote will not be binding on the board or the company. However, the board values the opinions of our stockholders and will consider the outcome of the vote when making future decisions on our named executive officers’ compensation, and our executive compensation principles, policies, and procedures.
Who pays the costs of proxy solicitation?
The cost of soliciting proxies will be borne by us. After the original delivery of the notice and other proxy soliciting materials, further solicitation of proxies may be made by mail, telephone, facsimile, electronic mail, and personal interview by our regular employees, who will not receive additional compensation for the solicitation. We will also request that brokerage firms and other nominees or fiduciaries deliver the notice and proxy soliciting material to beneficial owners of the stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses they incur.

2026 Proxy Statement | 103

Voting Instructions and General Information
How can I see a list of stockholders?
Under Delaware law, a list of stockholders entitled to vote at our annual meeting will be available for ten days before our annual meeting at our principal executive office, located at 9001 Spectrum Center Boulevard, San Diego, California, 92123 USA, between the hours of 9:00 a.m. and 4:00 p.m. US Pacific Time. If you are interested in viewing the list, please contact Investor Relations by email at InvestorRelations@resmed.com.
How will I receive my proxy materials?
We are furnishing proxy materials (the proxy statement, annual report on Form 10-K and proxy card) to our stockholders by the internet, instead of mailing printed copies of proxy materials to each stockholder. Accordingly, we are sending a notice of internet availability of proxy materials to our stockholders of record. If your shares are listed in street name on the NYSE, brokers who hold shares on your behalf will send you their own similar notice. If you hold CUFS or CDIs listed on the ASX, you will receive your notice from Computershare. If you received the notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice tells you how to use the internet to access and review this proxy statement, our annual report on Form 10-K, and the proxy voting card. The notice also tells you how you may submit your proxy via the internet.
Our proxy materials explain how you may request to receive your materials in printed form on a one-time or ongoing basis. Certain stockholders who have previously given us a permanent request to receive a paper copy of our proxy materials will be sent paper copies in the mail.

104 | 2026 Proxy Statement

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this proxy statement that are not historical facts are “forward-looking” statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding our plans to pay quarterly dividends, our net revenue, net income, and diluted earnings per share performance, are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Those risks and uncertainties are discussed in our Annual Report on Form 10-K for our most recent fiscal year and in other reports we file with the SEC. Those reports are available on our website.

2026 Proxy Statement | 105

No Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation and Leadership Development Committee Report,” “Pay Versus Performance,” or “Audit Committee Report,” will not, to the extent permitted by the rules of the SEC, be deemed incorporated, unless specifically provided otherwise in such filing.
In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders, and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

106 | 2026 Proxy Statement

Reconciliation of Non-GAAP Financial Measures
The measure of free cash flow is reconciled with net cash provided by operating activities below (in US$ thousands):

	Twelve Months Ended June 30,
	2026	2025
Net cash provided by operating activities	$1,805,829	$1,751,588
Purchases of property, plant and equipment	$(156,285)	$(89,865)
Free cash flow	$1,649,544	$1,661,723
The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below (in US$ thousands, except share and per share data):

	Twelve Months Ended June 30,
	2026	2025
GAAP income from operations	$1,886,715	$1,685,363
Amortization of acquired intangible assets(a)	77,245	77,389
Restructuring expenses(a)	21,745	—
Masks with magnets field safety notification expenses(a)	—	(1,512)
Astral field safety notification expenses(a)	41,885	—
Acquisition and portfolio review related expenses(a)	11,486	2,031
Non-GAAP income from operations	$2,039,076	$1,763,271

2026 Proxy Statement | 107

Reconciliation of Non-GAAP Financial Measures
The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below (in US$ thousands, except share and per share data):

	Twelve Months Ended June 30,
	2026	2025
GAAP net income	$1,523,293	$1,400,723
Amortization of acquired intangible assets(a)	77,245	77,389
Restructuring expenses(a)	21,745	—
Gain on previously held equity investment(a)	(4,353)	—
Masks with magnets field safety notification expenses(a)	—	(1,512)
Astral field safety notification expenses(a)	41,885	—
Acquisition and portfolio review related expenses(a)	11,486	2,031
Tax benefit from business cessation(a)	—	(21,430)
Income tax effect of interest and penalties on income tax refunds(a)	—	(29,976)
Income tax effect on non-GAAP adjustments(a)	(39,453)	(20,448)
Non-GAAP net income(a)	1,631,848	1,406,777
Diluted shares outstanding	146,054	147,340
GAAP diluted earnings per share	10.43	9.51
Non-GAAP diluted earnings per share(a)	11.17	9.55
(a)Resmed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, gains on previously held equity investments, field safety notification expenses, acquisition and portfolio review related expenses and associated tax effects, in addition to tax benefits from business cessation, and the tax effect of interest and penalties on tax refunds from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.
Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

108 | 2026 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

RESMED INC.
9001 SPECTRUM CENTER BLVD.
SAN DIEGO, CA 92123
ATTN: SALLI SCHWARTZ

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. US Eastern Time on November 17, 2026 and 10:00 a.m. Australian Eastern Time on November 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RMD2026**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. US Eastern Time on November 17, 2026 and 10:00 a.m. Australian Eastern Time on November 15, 2026. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For your vote to be effective, it must be received on or before November 17, 2026.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SAMPLE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03535-P56791 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

RESMED INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Elect 10 directors, each to serve until our 2027 annual meeting and until their successors are elected and qualified. The nominees for election as directors at the 2026 annual meeting are:

Vote on Directors	**For**	**Against**	**Abstain**
1a. Carol Burt	☐	☐	☐
1b. Jan De Witte	☐	☐	☐
1c. Christopher DelOrefice	☐	☐	☐
1d. Karen Drexler	☐	☐	☐
1e. Michael Farrell	☐	☐	☐
1f. Peter Farrell	☐	☐	☐
1g. Harjit Gill	☐	☐	☐
1h. John Hernandez	☐	☐	☐
1i. Nicole Mowad-Nassar	☐	☐	☐
1j. Desney Tan	☐	☐	☐

Vote on Proposals	**For**	**Against**	**Abstain**
2. Ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.	☐	☐	☐
3. Approve, on an advisory basis, the compensation paid to our named executive officers.	☐	☐	☐

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

RESMED INC.

ANNUAL MEETING OF STOCKHOLDERS

Live webcast: www.virtualshareholdermeeting.com/RMD2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Form 10-K are available at www.proxyvote.com.

SAMPLE

T03536-P56791

ResMed Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Rider and Aaron Bloomer as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of ResMed Inc. held of record by the undersigned on September 22, 2026, as of 4:00 p.m. (US Eastern Time) at the Annual Meeting of Stockholders to be held on Wednesday, November 18, 2026, at 3:00 p.m. US Pacific Time and Thursday, November 19, 2026 at 10:00 a.m. Australian Eastern Time, virtually at www.virtualshareholdermeeting.com/RMD2026, or any adjournment or postponement of the meeting.

If no choice is specified, the proxy will be voted "**FOR**" the nominees in Item 1, and "**FOR**" Items 2 and 3.

(See reverse for voting instructions)